      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1996



                                                       REGISTRATION NO. 333-3816

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                         WORLD OMNI DEALER FUNDING INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    FLORIDA
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      9999
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   65-0296366
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                              120 N.W. 12TH AVENUE
                         DEERFIELD BEACH, FLORIDA 33442
                                 (954) 429-2200
   (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                A. TUCKER ALLEN
                                   TREASURER
                         WORLD OMNI DEALER FUNDING INC.
                              120 N.W. 12TH AVENUE
                         DEERFIELD BEACH, FLORIDA 33442
                                 (954) 429-2200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:

                              C. THOMAS KUNZ, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check this box. / /
                            ------------------------


                                                  CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------------------
                                                  AMOUNT           PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                            TO BE             OFFERING PRICE          AGGREGATE             AMOUNT OF
SECURITIES TO BE REGISTERED                     REGISTERED           PER UNIT(1)        OFFERING PRICE(1)    REGISTRATION FEE(2)
- --------------------------------------------------------------------------------------------------------------------------------
Series 1996-2, Floating Rate Dealer Loan
  Backed Certificates, Class A............      $167,500,000             100%              $167,500,000           $57,758.62
- --------------------------------------------------------------------------------------------------------------------------------
Series 1996-2, Floating Rate Dealer Loan
  Backed Certificates, Class B............       $7,500,000              100%               $7,500,000            $2,586.21
- --------------------------------------------------------------------------------------------------------------------------------
Total.....................................      $175,000,000                               $175,000,000           $60,344.83
- --------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.

(2) $344.83 of which has been previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                    CROSS REFERENCE SHEET FURNISHED PURSUANT
                        TO ITEM 501(B) OF REGULATION S-K

                          ITEM NO.
- ------------------------------------------------------------
  1.  Forepart of the Registration Statement and Outside
      Front Cover Page of Prospectus........................  Facing Sheet; Outside Front Cover
                                                              Page of Prospectus
  2.  Inside Front and Outside Back Cover Pages of
      Prospectus............................................  Inside Front and Outside Back
                                                              Cover Pages of Prospectus
  3.  Summary Information, Risk Factors and Ratio of
      Earnings to Fixed Charges.............................  Prospectus Summary; Risk Factors
  4.  Use of Proceeds.......................................  Use of Proceeds
  5.  Determination of Offering Price.......................  Not Applicable
  6.  Dilution..............................................  Not Applicable
  7.  Selling Security Holders..............................  Not Applicable
  8.  Plan of Distribution..................................  Underwriting
  9.  Description of Securities to be Registered............  Outside Front Cover Page of
                                                              Prospectus; Prospectus Summary;
                                                              World Omni Dealer Funding, Inc.
                                                              and the Trust; The Accounts;
                                                              Maturity and Principal Payment
                                                              Considerations; Description of
                                                              the Certificates
 10.  Interests of Named Experts and Counsel................  Not Applicable
 11.  Information with Respect to the Registrant............  Outside Front Cover Page of
                                                              Prospectus; Prospectus Summary;
                                                              World Omni Dealer Funding, Inc.
                                                              and the Trust
 12.  Disclosure of Commission Position on Indemnification
      for Securities Act Liabilities........................  Not Applicable

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MAY 13, 1996



                                  $175,000,000


                       World Omni Wholesale Master Trust

                                  $167,500,000


                    Series 1996-2, Floating Rate Dealer Loan


                          Backed Certificates, Class A


                                   $7,500,000


                    Series 1996-2, Floating Rate Dealer Loan

                          Backed Certificates, Class B


                         WORLD OMNI DEALER FUNDING INC.

                                   TRANSFEROR


                           WORLD OMNI FINANCIAL CORP.

                                    SERVICER
                               ------------------

The Series 1996-2, Floating Rate Dealer Loan Backed Certificates, Class A (the "Class A Certificates") and Class B (the "Class B Certificates" and, together with the Class A Certificates, the"Certificates") offered hereby evidence undivided interests in certain assets of the World Omni Wholesale Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among World Omni Dealer Funding Inc., as the transferor ("WODFI" or the"Transferor"), World Omni Financial Corp., as servicer ("WOFCO" or the
   "Servicer"), and Fleet National Bank, as trustee. The Trust assets will include wholesale receivables (the "Receivables") generated by WOFCO from time to time in a portfolio of revolving financing arrangements
    (the "Accounts") with dealers to finance their automobile, light duty truck and certain other motor vehicle inventory and to finance new and used automobiles and light duty trucks purchased by such dealers at certain auctions, together with collections on the Receivables.
      Certain assets of the Trust will be allocated to the Series 1996-2
       Certificates, which consist of the Class A Certificates and the
        Class B Certificates, including the right to receive a varying percentage of each month's collections with respect to the
         Receivables at the times and in the manner described herein.
       From time to time, subject to certain conditions, the Transferor may offer other series of certificates (each, a "Series"), which may have terms significantly different from the terms of the
        Certificates, or may sell interests in the assets of the Trust
         (each such interest a "Purchased Interest"), which may have terms significantly different from the terms of the
        Certificates. No Series or Class of Certificates may be senior to the Class A Certificates.

                                                  (Cover continued on next page)


     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGES 18 THROUGH 23 HEREIN.

                               ------------------

 THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR, THE SERVICER
  OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE
    INSURED OR GUARANTEED BY THE TRANSFEROR, THE SERVICER OR ANY AFFILIATE
                    THEREOF OR BY ANY GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.


                                                                                Underwriting
                                                              Price to         Discounts and        Proceeds to
                                                             Public(1)          Commissions       Transferor(1)(2)
                                                        ------------------------------------------------------------
Per Class A Certificate.................................          %                  %                   %
Per Class B Certificate.................................          %                  %                   %
Total...................................................          $                  $                   $



(1) Plus accrued interest, if any, at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, from May __ , 1996.


(2) Before deducting expenses payable by the Transferor, estimated to be $425,000.

                               ------------------


    The Certificates are offered by the Underwriter when, as and if issued by the Transferor, delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company on or about May __ , 1996 against payment in immediately available funds.



                                CS First Boston



                 The date of this Prospectus is May __ , 1996.

(Cover continued from previous page)

The Class A Certificates and the Class B Certificates are being offered hereby.


The right of the Class B Certificateholders to receive interest payments on the Class B Certificates each month will be subordinated to the prior right of the
   Class A Certificateholders to receive monthly payments of interest with respect to the Class A Certificates, and the right of the Class B
       Certificateholders to receive principal payments on the Class B Certificates will be subordinated to the prior right of the Class A Certificateholders to receive all payments of principal on the Class
           A Certificates. See "Summary -- Subordination of Class B
                                Certificates."


The Transferor will own the remaining interest in the Trust not represented by the Certificates or the certificates of any other Series or any Purchased
   Interest issued by the Trust (the "Transferor Interest"). Interest with respect to the Certificates will accrue from the Closing Date, and is payable monthly on or about the twenty-fifth day of each month, commencing in May 1996, and on the related maturity date. The principal of the Class A Certificates is scheduled to be paid on the
       October 1999 Distribution Date, and the principal of the Class B
           Certificates will be paid after all required payments of
         principal to the Class A Certificateholders have been paid.


      The Transferor Interest will be subordinated to the rights of the Certificateholders to the limited extent of the Available Subordinated Amount as described herein.


 There is currently no secondary market for the Certificates, and there is no assurance that one will develop. The Underwriter expects, but is not obligated, to make a market in the Certificates. There is no assurance that any such market, if one
                           develops, will continue.



     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            ------------------------

                             AVAILABLE INFORMATION

     The Transferor has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.
                            ------------------------

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates, pursuant to the Pooling and Servicing Agreement. Such reports may be available to beneficial owners of Certificates ("Certificate Owners") in accordance with the regulations and procedures of DTC. See "Description of the Certificates -- Periodic Reports" and " -- Evidence as to Compliance." The Trust will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Reference is made to the Index of Principal Terms for the location herein of the definitions of certain capitalized terms used herein.

Title of Securities........  Series 1996-2, Floating Rate Dealer Loan Backed
                             Certificates, Class A (the "Class A Certificates") and Class B (the "Class B Certificates").

Issuer.....................  World Omni Wholesale Master Trust (the "Trust").

Series.....................  The Class A Certificates and the Class B
                             Certificates (together, the "Certificates") will comprise a separate Series ("Series 1996-2") of the Trust. The Class A Certificates and the Class B Certificates are being offered hereby.

                             The Trust has previously issued (i) in a registered public offering, Series 1994-1, Floating Rate Dealer Loan Backed Certificates (the "Series 1994-1 Certificates"), (ii) in a private placement, Series 1995-1, Floating Rate Dealer Loan Backed Certificates (the "Series 1995-1 Certificates") and
                             (iii) in a private placement, Series 1996-1, Floating Rate Dealer Loan Backed Variable Backed Certificates (the "Series 1996-1 Certificates").

Transferor.................  World Omni Dealer Funding Inc. (the "Transferor" or
                             "WODFI"), a wholly-owned subsidiary of World Omni Financial Corp.


Servicer...................  World Omni Financial Corp. ("WOFCO," or together with, as applicable, a successor servicer, the "Servicer"), a wholly-owned subsidiary of JM Family Enterprises, Inc. ("JMFE").


Trustee....................  Fleet National Bank (the "Trustee"), as successor to NationsBank, N.A. (f/k/a NationsBank of
                             Virginia, N.A.).


The Trust..................  The Trust was formed pursuant to a Pooling and
                             Servicing Agreement, dated as of October 1, 1994, among WODFI, as Transferor, WOFCO, as Servicer, and the Trustee, as supplemented by the Supplements relating to the Series 1994-1 Certificates, the Series 1995-1 Certificates and the Series 1996-1 Certificates (as so supplemented, as further supplemented by the Supplement relating to the Certificates, and as hereafter supplemented and amended from time to time, the "Pooling and Servicing Agreement"). On the Closing Date, the net proceeds of the Certificates will be paid to the Transferor, and the Transferor will use such net proceeds to purchase Receivables from WOFCO, to make deposits into the Excess Funding Account, and to purchase interests in the Trust held by the holders of the Series 1996-1 Certificates. The assets of the Trust include (a) all Receivables existing under certain Accounts on the Initial Closing Date, all Receivables generated under the Accounts from time to time thereafter during the term of the Trust as well as all Receivables generated under any Accounts the Receivables in which are added to the Trust from time to time (less Receivables paid or charged off and excluding Receivables generated in any Accounts the Receivables in which are removed from the Trust from time to time after the Closing Date), (b) all funds collected or to be collected in respect of such Receivables, (c) all funds on deposit in certain accounts of the Trust, including funds on deposit in the Excess Funding Account, the Principal Funding Account and the Reserve Fund, (d) any Enhancement issued with respect to any other Series and (e) security interests in new and used automobiles, light duty trucks and other motor vehicles (the "Vehicles"), security interests in certain parts inventory, equipment, fixtures, accounts and/or rights under personal guaranties, intercreditor agreements and subordination agreements (collectively, the "Collateral Security") securing or guaranteeing the Receivables. The term "Enhancement" shall mean, with respect to any Series or Purchased Interest, any letter of credit, surety bond, cash collateral account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement for the benefit of certificateholders of such Series or Purchased Interest.


The Accounts...............  The Accounts pursuant to which the Receivables have been, or will be, generated primarily consist of revolving financing arrangements entered into by WOFCO with motor vehicle dealers to purchase or finance Vehicle inventory and to purchase or finance used automobiles at certain car auctions. The Accounts are selected from all such revolving credit arrangements of WOFCO which meet the criteria provided in the Pooling and Servicing Agreement (the "Eligible Accounts"). Under certain circumstances, additional Accounts may be designated by the Transferor the Receivables in which are added to, or removed from, the Trust. See "The Accounts," "Description of the
                             Certificates -- Addition of Accounts" and "-- Removal of Accounts."


The Receivables............  The Receivables have arisen, or will arise, in the
                             Accounts. The Receivables consist primarily of wholesale floor planning advances made directly or indirectly by WOFCO to (i) dealers located in the United States franchised by Southeast Toyota Distributors, Inc. ("SET"), a wholly-owned subsidiary of JMFE, which franchisees are approved by Toyota Motor Sales U.S.A., Inc. ("Toyota U.S.A."), a wholly-owned subsidiary of Toyota Motor Corporation of Toyota City, Japan ("Toyota") or franchised by other manufacturers or distributors and (ii) independent dealers located in the United States (such dealers, the "Dealers"). Some Dealers are affiliates of JMFE.


                             The advances made by WOFCO are used by the Dealers to finance the purchase of Vehicles. Purchases by a Dealer may be made from the manufacturer or distributor of a Vehicle, from an auction or directly from Vehicle owners. Generally, the principal amount of an advance in respect of a new Vehicle is equal to the wholesale purchase price of the Vehicle and, subject to certain limited exceptions, is due shortly after the retail sale of the Vehicle. See "The Dealer Floor Plan Financing Business -- Creation of Receivables" and
                             " -- Payment Terms."


                             Collections of principal under the Receivables are herein referred to as "Principal Collections," and collections of interest and other nonprincipal charges (including insurance service fees, amounts recovered with respect to Defaulted Receivables and insurance proceeds) are referred to herein as "Interest Collections." Each Receivable bears interest at an adjustable rate described herein. See "The Dealer Floor Plan Financing
                             Business -- Payment Terms."

                             WODFI has entered into a Receivables Purchase Agreement, dated as of the date of the Pooling and Servicing Agreement, between WODFI, as purchaser, and WOFCO, as seller (the "Receivables Purchase Agree-ment"). Pursuant to the Receivables Purchase Agreement, WOFCO sells from time to time to the Transferor all of its right, title and interest in, to and under certain Receivables, and assigns its interests in the related Vehicles and the Collateral Security to the Transferor. Pursuant to the Pooling and Servicing Agreement, the Transferor, in turn, transfers to the Trust those Receivables, as well as its interests in the Vehicles and the related Collateral Security. All Receivables sold by WOFCO to the Transferor meet certain eligibility criteria contained in the Receivables Purchase Agreement ("Eligible Receivables"), except that, for administrative convenience, certain Ineligible Receivables arising in an Eligible Account may be transferred to the Trust from time to time and, upon such transfer, will become a part of the Transferor Interest through an increase in the Incremental Subordinated Amount. The Transferor has also assigned to the Trust its rights with respect to the Receivables under the Receivables Purchase Agreement. See "Description of the Receivables Purchase Agreement."

                             During the term of the Trust, all new Receivables arising from time to time in Accounts and sold by WOFCO to the Transferor will be transferred by the Transferor to the Trust. Accordingly, the aggregate amount of Receivables in the Trust will fluctuate from day to day as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted.

The Certificates...........  The Trust's assets will be allocated in part to make payments required to be made to (i) the Class A Certificateholders and the Class B Certificateholders (together, the
                             "Certificateholders' Interest"), (ii) to the certificateholders of any other outstanding Series (such other certificateholders, together with the Certificateholders, are referred to as "certificateholders") and (iii) the purchaser of any Purchased Interest in the Trust (each such purchaser, a "Purchaser"), with the remainder allocated to the Transferor (the "Transferor Interest"). A portion of the Transferor Interest will be subordinated to the Certificateholders' Interest, as described below. The principal amount of the Transferor Interest may fluctuate as the aggregate amount of the Receivables balance changes from time to time and as new Series are issued or Purchased Interests are sold. The Certificates will evidence an undivided beneficial interest in assets of the Trust allocated to the Certificateholders' Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make monthly payments of interest on the Certificates and to make the payment of principal on the Expected Final Payment Date or earlier or later under certain limited circumstances in an amount up to the outstanding principal amount of the Certificates. Except in certain limited circumstances as described herein under "Description of the
                             Certificates -- Definitive Certificates," the Certificates will only be available in book-entry form.

                             The Certificates will represent beneficial interests in the Trust only and will not represent interests in or recourse obligations of WOFCO, WODFI or any affiliate thereof. Neither the Certificates nor the Receivables are insured or guaranteed by WOFCO, WODFI or any affiliate thereof or by any governmental agency.

                             On the date of the initial issuance of the Certificates (the "Closing Date"), the Invested Amount will equal the sum of the Class A Initial

                             Principal Amount and the Class B Initial Principal Amount minus amounts deposited in the Excess Funding Account on the Closing Date and will represent the principal amount of Certificates invested in Receivables as of the Closing Date (the "Initial Invested Amount"). On any date following the Closing Date, the Invested Amount will equal the Initial Invested Amount minus the sum of (i) the amount deposited in the Excess Funding Account and available for Series 1996-2 in connection with a reduction in Principal Receivables, (ii) the amount of principal payments (except principal payments made from the Series 1996-2 portion of the Excess Funding Account and transfers made from the Series 1996-2 portion of the Excess Funding Account to the Principal Funding Account) made to Certificateholders or deposited in the Principal Funding Account prior to such date of determination and (iii) the aggregate amount of unreimbursed Class A Investor Charge-Offs and Class B Investor Charge-Offs for all previous Distribution Dates and plus the amount of any withdrawals from the Excess Funding Account allocable to Series 1996-2 in connection with an increase in Principal Receivables. In no event will the Invested Amount be less than zero.



The Class A Certificates...  The Class A Certificates will be issued in the aggregate initial principal amount of $167,500,000 (the "Class A Initial Principal Amount"), in minimum denominations of $1,000 and in integral multiples thereof. The principal amount of the Class A Certificates (the "Class A Principal Amount") will be reduced from time to time by (i) the amount of principal payments made to Class A Certificateholders and (ii) the aggregate amount of unreimbursed Class A Investor Charge-Offs (which will not occur unless and until the Class B Principal Amount is reduced to zero as a result of Class B Investor Charge-Offs). In no event will the Class A Principal Amount be less than zero.



The Class B Certificates...  The Class B Certificates will be issued in the aggregate initial principal amount of $7,500,000 (the "Class B Initial Principal Amount" and, together with the Class A Initial Principal Amount, the "Initial Principal Amount"), in minimum denominations of $1,000 and in integral multiples thereof. The principal amount of the Class B Certificates (the "Class B Principal Amount") will be reduced from time to time by (i) the amount of principal payments made to Class B Certificateholders (which will not be made until the Class A Principal Amount has been repaid in full) and (ii) the aggregate amount of unreimbursed Class B Investor Charge-Offs. In no event will the Class B Principal Amount be less than zero.



Subordination of Class B
  Certificates.............  If the Interest Collections, Investment Proceeds,
                             certain amounts in the Reserve Fund, certain portions of the Transferor's Interest and certain other amounts allocable to the Certificateholders' Interest are insufficient to cover in full the Investor Default Amount for any Collection Period as described herein, then the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interests in the Trust, and the Class B Principal Amount will be reduced by an amount equal to such insufficiency but not in excess of the Investor Default Amount and the unreimbursed Monthly Dilution Amount for such Collection Period. If the Class B Principal Amount is reduced to zero, any further insufficiency will reduce the Class A Principal Amount, but not in excess of the Investor Default Amount for such Collection Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interests in the Trust. See "Description of the Certificates -- Allocation Percentages." Principal payments with respect to the Class B Certificates will not be made until the final principal payment with respect to the Class A Certificateholders has been made, nor will interest payments with respect to the Class B Certificates for any Interest Period be made until the interest accrued on the Class A Certificates with respect to such Interest Period has been paid in full.

Registration of the
Certificates...............  Each Class of Certificates will initially be represented by one or more Certificates of such Class registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in the Certificates will be entitled to receive a definitive certificate representing such person's interest except in the event that Definitive Certificates are issued under the limited circumstances described herein. As used herein, the term "Class A Certificateholders" refers to registered holders of the Class A Certificates, the term "Class B Certificateholders" refers to registered holders of the Class B Certificates, and the term "Certificateholders" refers to the Class A Certificateholders and the Class B Certificateholders, collectively. See "Description of the Certificates -- Book-Entry Registration" and " -- Definitive Certificates."

Issuance of New Series,
Sales of Purchased
  Interests................  The Pooling and Servicing Agreement provides that, pursuant to any one or more supplements thereto (each, a "Supplement") or Purchase Agreements, the Transferor may cause the Trustee to issue one or more new Series of certificates or to sell a Purchased Interest (the issuance of a new Series or the sale of a Purchased Interest, a "New Issuance"). However, at all times, the interest in the principal balances of Receivables ("Principal Receivables") represented by the Transferor Interest must equal or exceed a specified amount. The Pooling and Servicing Agreement also provides that the Transferor may specify, with respect to any Series or Purchased Interest, the Principal Terms of the Series or Purchased Interest. The Transferor may offer any Series or Purchased Interest to the public or to other investors under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through the Underwriter or one or more other underwriters or placement agents.

                             Under the Pooling and Servicing Agreement, a New Issuance may only occur upon delivery to the Trustee of the following: (a) a Supplement specifying the Principal Terms of such Series or a purchase agreement (each, a "Purchase Agreement") specifying the terms of a Purchased Interest, as applicable, (b) opinions of counsel to the effect that, for United States Federal, Florida or Connecticut income tax purposes (i) such issuance will not adversely affect the applicable income tax characterization of the certificates of any outstanding Series or class or any outstanding Purchased Interest, (ii) such issuance will not cause a taxable event to any certificateholders or to any Purchaser, (iii) such issuance will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes or as a taxable entity for Florida and Connecticut tax purposes and (iv) such new Series or Purchased Interest will be characterized as debt or an interest in a partnership and (c) letters from the Rating Agencies confirming that the issuance of the new Series or Purchased Interest will not result in the reduction or withdrawal of the rating of either Class of Certificates or the rating of any other Series or class of certificates or any Purchased Interest then outstanding. See "Description of the Certificates -- New Issuances."


Allocations................  The Certificateholders' Interest will include the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement) varying percentages of Interest Collections and Principal Collections collected during each calendar month (a "Collection Period") that are allocable to the portion of each Dealer's aggregate Principal Receivables that does not represent Concentration Amounts (the "Regular Pool"). Interest Collections, Principal Collections and Defaulted Receivables for any Collection Period will be allocated to the Certificateholders' Interest from the Regular Pool as described below and as more fully described under "Description of the Certificates -- Allocation Percentages." Interest Collections, Principal Collections and Defaulted Receivables not allocated to Series 1996-2 will be allocated to the Transferor Interest, to the certificateholders' interests in other Series and to the interests of the Purchasers of Purchased Interests. From time to time, the Trust may issue additional Series or Purchased Interests representing interests in that portion of each Dealer's aggregate Principal Receivables that constitutes a Concentration Amount (the "Concentration Pool") (any such series or purchase interest, a "Concentration Series"). The "Concentration Amount" with respect to any Account on any day will equal the aggregate amount of Receivables in such Account (excluding Ineligible Receivables) on such day minus the product of (i) the Concentration Limit (as defined herein) and
                             (ii) the aggregate amount of Principal Receivables included in the Trust on such day, except as otherwise described in "Description of the Certificates -- Allocation Percentages."


                             Interest Collections and Defaulted Receivables allocated to the Regular Pool will be allocated at all times to the Certificateholders' Interest based on the Floating Allocation Percentage applicable during the related Collection Period. The Floating Allocation Percentage for any Collection Period is the percentage obtained by dividing (i) the Invested Amount on the last day of the immediately preceding Collection Period by (ii) the excess of the aggregate amount of Principal Receivables (other than Ineligible Receivables and certain excess receivables) held by the Trust (the "Pool Balance") over the aggregate amount of the Concentration Amounts in all Accounts (such excess being the "Regular Pool Balance") on such last day. The Floating Allocation Percentage for the first Collection Period will be the percentage obtained by dividing the Invested Amount of the Certificates by the Regular Pool Balance on the Closing Date; provided that the Floating Allocation Percentage on the Closing Date and until the second Determination Date will not exceed the Transferor Percentage at such time minus 2%.

                             During the Revolving Period, subject to certain limitations, Principal Collections allocable to the Regular Pool that are allocable to the

                             Certificateholders' Interest from the Regular Pool will be allocated and paid to the Transferor or allocated to any other Series or any Purchased Interest. During the Accumulation Period and any Early Amortization Period, Principal Collections allocated to the Regular Pool will be allocated to the Certificateholders' Interest based on the Principal Allocation Percentage. The Principal Allocation Percentage for a Collection Period during the Accumulation Period and any Early Amortization Period is the percentage equivalent of a fraction, the numerator of which is the Invested Amount on the last day of the Revolving Period and the denominator of which is the greater of (x) the Regular Pool Balance on the last day of the immediately preceding Collection Period and (y) the sum of the numerators used to calculate the floating allocation percentage or the principal allocation percentage, as the case may be, with respect to each outstanding Series or Purchased Interest (other than any Concentration Series). Unless an Early Amortization Event shall have occurred, monthly deposits of principal to the Principal Funding Account with respect to the Certificates will not exceed the Controlled Distribution Amount and, subject to certain limitations, any Principal Collections allocated to but not paid to the Principal Funding Account will be first treated as Shared Principal Collections to the extent necessary and then paid to the Transferor. See "Description of the
                             Certificates -- Allocation Percentages" and
                             " -- Distributions from the Collection Account; Reserve Fund -- Principal Collections."


Interest...................  Interest on the principal balance of the Class A
                             Certificates will accrue and be payable monthly at a per annum rate (the "Class A Certificate Rate") equal to One-Month LIBOR (calculated as provided herein) plus ____ basis points (0.____%) (the "Class A LIBOR Rate") and interest on the principal balance of the Class B Certificates will accrue and be payable monthly at a per annum rate (the "Class B Certificate Rate") equal to One-Month LIBOR (calculated as provided herein) plus ____ basis points (0.____%) (the "Class B LIBOR Rate," and together with the Class A LIBOR Rate, a "LIBOR Rate"); provided that, if the weighted average of the Class A LIBOR Rate and the Class B LIBOR Rate for any Distribution Date is greater than the Asset Receivables Rate, then the Class A Certificate Rate and the Class B Certificate Rate for such Distribution Date will be the Asset Receivables Rate. In the event that the Class A and Class B Certificate Rates for any Interest Period are limited to the Asset Receivables Rate, the excess of the interest calculated at the applicable LIBOR Rate over the Asset Receivables Rate will constitute a Class A or Class B shortfall amount (each, a "Shortfall Amount") which will be payable, together with interest thereon, in the manner provided herein. The ratings of the Certificates do not address the likelihood of the payment of any Shortfall Amount.



                             Interest at the applicable Certificate Rate will be payable monthly to Certificateholders on each Distribution Date, commencing in May 1996. "Distribution Date" shall mean the twenty-fifth day of each month (or, if such date is not a business day, the next succeeding business day). Interest payable on a Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date. Interest for any Distribution Date will be calculated on the basis of the actual number of days elapsed during the related Interest Period and a year assumed to consist of 360 days, and interest due but not paid on any Distribution Date will be due on the next Distribution Date, together with, to the extent lawfully payable, interest on such amount at the Class A Certificate Rate or Class B Certificate Rate, as applicable, plus 200 basis points (2%). Interest payments at the applicable Certificate Rate on the Certificates will be derived from Certificateholder Interest Collections for the related Collection Period, withdrawals, if any, from the Reserve Fund, Investment Proceeds, if any, and, under certain circumstances, Available Transferor Collections to the extent of the Available Subordinated Amount. Interest payable to Class B Certificateholders will be subordinated in right of payment and priority to interest payable to Class A Certificateholders, as described herein.


                             The "Asset Receivables Rate" for any Interest Period shall equal the product of (a) the quotient obtained by dividing (i) 360 by (ii) the actual number of days elapsed in such Interest Period and
                             (b) a percentage, expressed as a fraction, (i) the numerator of which is the sum of (A) the Floating Allocation Percentage of Interest Collections allocable to the Regular Pool for the latest Collection Period ending prior to the last day of such Interest Period (which for this purpose only is based on interest amounts billed to the Dealers which are due during such Collection Period) less, unless waived by the Servicer, the Monthly Servicing Fee with respect to such immediately preceding Collection Period and (B) the Investment Proceeds to be applied on the Distribution Date related to such Interest Period and (ii) the denominator of which is the sum of (A) the product of the Floating Allocation Percentage and the average Regular Pool Balance (after giving effect to any Investor Charge-Offs, and including Ineligible Receivables and certain excess receivables) for such immediately preceding Collection Period and (B) the Series 1996-2 portion of the average principal balance of funds on deposit in the Excess Funding Account for such Collection Period.



                             If, for any Interest Period, the weighted average of the Class A LIBOR Rate and the Class B LIBOR Rate exceeds the Asset Receivables Rate, funds available as provided herein after making all required distributions and deposits with respect to each Class of Certificates, including payments with respect to principal (including payments to the Excess Funding Account), Class A Monthly Interest and Class B Monthly Interest, the Monthly Servicing Fee, the Reserve Fund Deposit Amount, the Investor Default Amount and the unreimbursed Monthly Dilution Amount, will be used to pay the Shortfall Amount. If the Servicer determines that such amounts will not be sufficient to pay the Shortfall Amount on the related Distribution Date, the Servicer shall notify the Transferor and the Transferor will be obligated to deposit an amount sufficient to pay such Shortfall Amount in the Collection Account on the day preceding the related Distribution Date for payment to Certificateholders. Under certain circumstances specified in the Pooling and Servicing Agreement, failure by the Transferor to pay any Shortfall Amount or any Carry-Over Amount may result in an Early Amortization Event. See "Description of the Certificates -- Early Amortization Events."

                             In the event that the Transferor fails to pay a Shortfall Amount on any Distribution Date, interest shall accrue on such Shortfall Amount and shall be payable, together with interest thereon at the applicable Certificate Rate plus 2% (such Shortfall Amount plus such interest thereon, a "Carry-Over Amount"), on the next succeeding Distribution Date in the same manner as a Shortfall Amount. At such time as (i) the Invested Amount of the Certificates is reduced to zero and all interest at the applicable Certificate Rate due and owing on the Certificates has been paid in full and (ii) any accrued and unpaid applicable Carry-Over Amount exists at such time, then, in such event, Available Transferor Collections will be applied by the Servicer to pay any such accrued and unpaid Carry-Over Amount up to an amount equal to the Available Subordinated Amount.

                             The ratings of the Certificates do not address the likelihood of the payment of any Carry-Over Amount. In addition, Certificates may be issued with original issue discount. See "Certain Tax Matters" for additional information concerning the application of United States Federal and state tax laws.


Principal..................  It is expected that the final principal payment with respect to the Certificates will be made on the October 1999 Distribution Date (the "Expected Final Payment Date"). Principal payments with respect to the Certificates may be made earlier than the applicable Expected Final Payment Date if an Early Amortization Event or an Asset Composition Event occurs, or later under certain circumstances described herein. Principal payments on the Class B Certificates will be made only after all required payments of principal to the Class A Certificateholders have been made. In the event that any Carry-Over Amount exists following payment of all principal of, and interest accrued on, the Certificates at the applicable Certificate Rate, the Series will remain outstanding and Available Transferor Collections up to an amount equal to the Available Subordinated Amount will be applied on subsequent Distribution Dates to pay such Carry-Over Amounts and interest accrued thereon as provided herein.


Revolving Period...........  During the Revolving Period, Principal Collections
                             allocable to the Certificateholders' Interest generally will be paid to the Transferor, deposited to the Excess Funding Account and allocated to Series 1996-2 or allocated to another Series or to a Purchased Interest in order to maintain the sum of the Invested Amount and the amount, if any, on deposit in the Excess Funding Account at a constant level. The "Revolving Period" will be the period beginning on the Closing Date and ending on the earlier of (x) the day immediately preceding the Accumulation Period Commencement Date and (y) the business day immediately preceding the day on which an Early Amortization Event occurs. See "Description of the Certificates -- Early Amortization Events" and " -- Asset Composition Event" for a discussion of certain events which might lead to (i) the early termination of the Revolving Period and, in certain limited circumstances, the recommencement of the Revolving Period and (ii) prepayment of a portion of the principal balance of the Certificates, respectively.

Accumulation Period........  Unless an Early Amortization Period commences, the
                             Certificates will have an accumulation period (the "Accumulation Period"), which will commence on the Accumulation Period Commencement Date and continue until the earlier of (a) the commencement of an Early Amortization Period and
                             (b) the Expected Final Payment Date. Unless an Early Amortization Event shall have occurred, the Accumulation Period will be one, two or three month(s) long as described in the following paragraph. During the Accumulation Period, Certificateholders' Principal Collections (to the extent of the Controlled Distribution Amount) and certain other amounts allocable to the Certificateholders' Interest will be deposited on each Distribution Date in a trust account (the "Principal Funding Account") and, together with any amounts in the Excess Funding Account allocable to the Certificates, used to make principal distributions first to Class A Certificateholders and then, after payment in full to the Class A Certificateholders, to Class B Certificateholders when due. See "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund -- Principal Collections."


                             On the June 1999 Distribution Date, the Servicer shall determine the Accumulation Period Length. The "Accumulation Period Length" will be one, two or three month(s) and will be calculated as the product, rounded upwards to the nearest integer, of
                             (a) 3 and (b) a fraction, the numerator of which is the Invested Amount as of the June 1999 Distribution Date (after giving effect to all changes therein on such date) and the denominator of which is the sum of such Invested Amount and the invested amounts as of the June 1999 Distribution Date (after giving effect to all changes therein on such date) of all other outstanding Series and Purchased Interests (other than any Concentration Series) whose respective revolving periods are not scheduled to end before the last day of the September 1999 Collection Period. If the Accumulation Period Length is one month, two months or three months, the "Accumulation Period Commencement Date" shall be the first day of the September 1999 Collection Period, the August 1999 Collection Period, or the July 1999 Collection Period, respectively. Notwithstanding the foregoing, the Accumulation Period Commencement Date shall be July 1, 1999, if, prior to such date, any other outstanding Series or Purchased Interest shall have entered into an early amortization period. In addition, if the Accumulation Period Length shall have been determined to be less than three months and, thereafter, any outstanding Series or Purchased Interest shall enter into an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding Series or Purchased Interest shall have entered into its early amortization period and (ii) the Accumulation Period Commencement Date as previously determined.


                             Other Series issued or Purchased Interests sold by the Trust may have either an accumulation period or an amortization period. Such accumulation periods or amortization periods may have different lengths and begin on different dates. Thus, certain Series or Purchased Interests may be in their early amortization periods or accumulation periods, while other Series or Purchased Interests are not.

Early Amortization
Period.....................  During the period beginning on the day on which an
                             Early Amortization Event has occurred and, except as described below, ending on the earlier of the payment in full of both the Class A Principal and the Class B

                             Principal and the Termination Date (the "Early Amortization Period"), the Revolving Period or the Accumulation Period, as the case may be, will terminate, and Principal Collections and certain other amounts allocable to the Certificateholders' Interest will no longer be paid to the Transferor or the holders of any other outstanding Series or Purchased Interest as described above, but instead will be distributed first to the Class A Certificateholders and then, after payment in full to the Class A Certificateholders, to the Class B Certificateholders monthly on each Distribution Date (each, a "Special Payment Date") beginning with the Distribution Date following the Collection Period in which an Early Amortization Period commences. See "Description of the Certificates -- Early Amortization Events" for a description of events that might result in the commencement of any Early Amortization Period. During an Early Amortization Period, distributions of principal on the Certificates will not be limited by the Controlled Distribution Amount. See "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund -- Principal Collections." In addition, on the first Special Payment Date any amounts on deposit in the Excess Funding Account (to the extent allocable to Series 1996-2) and the Principal Funding Account will be paid first to the Class A Certificateholders up to the Class A Principal Amount and then to the Class B Certificateholders up to the Class B Principal Amount. See "Description of the
                             Certificates -- Distributions."

                             The Transferor is required to add Receivables to the Trust under certain circumstances described under "Description of the Certificates -- Addition of Accounts." The failure of the Transferor to add Receivables when required will result in the occurrence of an Early Amortization Event. However, if no other Early Amortization Event has occurred, the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence when the Transferor would no longer be required to add Receivables to the Trust, so long as the scheduled termination date of the Revolving Period has not occurred, and provided that the Revolving Period for such Series shall not previously have terminated and recommenced.

Asset Composition Event....  An "Asset Composition Event" will occur if, during the Revolving Period, (a) the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account represents more than 25% of the total assets of the Trust on each of twelve or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date; or (b) on any two consecutive Determination Dates, the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account represents more than 50% of the total assets of the Trust, after giving effect to all payments to be made on the next succeeding Distribution Date.

                             Upon the occurrence of an Asset Composition Event, the Servicer will calculate the "Asset Correction Amount," which equals the amount that would be necessary to be paid out of the Series 1996-2 portion of the Excess Funding Account and the portions of the Excess Funding Account allocable to other Series and Purchased Interests (other than Concentration Series) on the next Distribution Date to achieve compli-ance with the tests specified above, after giving effect to such payment and to all payments that otherwise would have been made on such Distribution Date, and the Servicer shall deposit such amount into the Collection Account on or prior to the next succeeding Distribution Date. The Class A Principal Amount and, after the Class A Principal Amount has been paid in full, the Class B Principal Amount, will become payable on such Distribution Date to the extent of the Series 1996-2 Allocation Percentage of the Asset Correction Amount.



Subordination of the
Transferor Interest........  If the Interest Collections, Investment Proceeds,
                             certain amounts in the Reserve Fund and certain other amounts allocable to the Certificateholders for any Collection Period are not sufficient to cover the interest payable on the Certificates on the next Distribution Date (plus any overdue interest and interest thereon as set forth above to the extent permitted by law), the Monthly Servicing Fee for such Distribution Date, any Investor Default Amount for such Distribution Date, and certain other amounts, a portion of the Transferor Interest will be applied to make up such deficiency. Generally, the amount of the Transferor Interest subject to such subordination is the Available Subordinated Amount. The "Required Subordinated Amount" shall mean, as of any date of determination, either (A) if the amount on deposit in the Series 1996-2 portion of the Excess Funding Account equals zero, the sum of (i) the product of the Subordinated Percentage and the sum of the Class A Principal Amount and the Class B Principal Amount on such day plus (ii) the Incremental Subordinated Amount or (B) if the amount on deposit in the Series 1996-2 portion of the Excess Funding Account is greater than zero, the sum of (i) the Incremental Subordinated Amount and (ii) the product of 4% multiplied by the Regular Pool Balance multiplied by the Series 1996-2 Allocation Percentage multiplied by 98%; provided, however, that for any Determination Date following the end of the Revolving Period, or on any Determination Date on which a Carry-Over Amount exists, the Required Subordinated Amount shall in no event be less than an amount equal to the Subordinated Percentage of the sum of the Class A Initial Principal Amount plus the Class B Initial Principal Amount of the Certificates. The Available Subordinated Amount for subsequent Distribution Dates will be determined pursuant to the calculation described under "Description of the Certificates -- Allocation of Collections; Deposits in Collection Accounts; Limited Subordination of Transferor Interest." The "Subordinated Percentage" will equal the percentage equivalent of a fraction, the numerator of which is 4% and the denominator of which will be the excess of 100% over 4%.



                             The Available Subordinated Amount will fluctuate based on the increase and decrease, if any, in the Invested Amount and the corresponding decrease and increase in the amount, if any, in the Excess Funding Account and the additions and subtractions specified in the calculation referred to above. The Transferor may, but is not obligated to, increase at any time the Available Subordinated Amount so long as the cumulative amount of all such increases does not exceed the lesser of (i) $1,925,000 or
                             (ii) 1.1% of the Invested Amount on such date. Any such increase may have the effect of avoiding an Early Amortization Event. The Available Subordinated Amount, to the extent it was reduced because of any application of the Transferor Interest to cover a deficiency, will be reinstated by the amount, if any, for each Distribution Date of Excess Interest allocated and available to be paid to the Transferor as described under "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund -- Excess Interest."

Servicing..................  The Servicer (initially, WOFCO) is responsible for servicing, managing and making collections on the Receivables and will generally deposit such collections in the Collection Account within two business days following the receipt thereof, generally up to the amount of such collections required to be distributed to Certificateholders with respect to the related Collection Period. During the Revolving Period, Principal Collections allocable to Series 1996-2 will be used by the Servicer to finance the purchase of new Receivables as described herein. In addition, under certain circumstances not currently applicable, the Servicer will be permitted to use for its own benefit and not segregate collections on the Receivables received by it during each Collection Period until no later than the business day prior to the related Distribution Date. See "Description of the Certificates -- Allocation of Collections; Deposits in Collection Account; Limited Subordination of Transferor Interest."

                             On the second business day preceding each Distribution Date (each a "Determination Date"), the Servicer will calculate the amounts described herein in respect of collections on Receivables received with respect to the related Collection Period which are to be allocated to the Certificateholders, to the holders of other outstanding Series or to the Transferor as described herein. See "Description of the Certificates -- Allocation of Collections; Deposits in Collection Account; Limited Subordination of Transferor Interest," "Risk Factors" and "Certain Legal Aspects of the Receivables."

                             In certain limited circumstances, WOFCO may resign or be removed as Servicer, in which event either the Trustee, or, so long as its meets certain eligibility standards set forth in the Pooling and Servicing Agreement, a third-party servicer, may be appointed as successor servicer. WOFCO is permitted to delegate any of its duties as Servicer to any of its affiliates, but any such delegation (other than any Annual Servicing Transfer) will not relieve the Servicer of its obligations under the Pooling and Servicing Agreement. The Servicer will receive a monthly servicing fee and certain other amounts as described herein as servicing compensation from the Trust. See "Description of the
                             Certificates -- Servicing Compensation and Payment of Expenses."

Mandatory Reassignment and
  Transfer of Certain
  Receivables..............  The Transferor will make certain representations and warranties in the Pooling and Servicing
                             Agreement with respect to the Receivables in its capacity as Transferor, and WOFCO will make certain representations and warranties in the Pooling and Servicing Agreement in its capacity as Servicer. If the Transferor breaches certain of its representations and warranties with respect to any Receivables and such breach remains uncured for a specified period and has a materially adverse effect on the Certificateholders' Interest or the interests of the holders of other outstanding Series therein or the interests of the Purchasers of any Purchased Interests, the Certificateholders' Interest and such other certificateholders' and Purchasers' interests in such Receivables will, subject to certain conditions specified herein, be reassigned to the Transferor. If WOFCO, as Servicer, fails to comply in any material respect with certain covenants or warranties with respect to any Receivables and such noncompliance is not cured within a specified period after WOFCO becomes aware or receives notice thereof from the Trustee and such noncompliance has a materially adverse effect on the Certificateholders' Interest or such other certificateholders' or Purchasers' interest therein, all Receivables affected will be purchased by WOFCO. In the event of a transfer of servicing obligations to a successor Servicer, such successor Servicer, rather than WOFCO, would be responsible for any failure to comply with the Servicer's covenants and warranties arising thereafter.

Tax Matters................  Skadden, Arps, Slate, Meagher & Flom, special tax counsel for the Transferor and the Trust, will render its opinion, as more fully described under "Certain Tax Matters" herein, that the Certificates will be characterized as debt for United States Federal income tax purposes. Each Certificateholder, by the acceptance of a Certificate, will agree to treat the Certificates as debt for United States Federal, state and local income tax purposes. The Certificates may be issued with original issue discount. See "Certain Tax Matters" for additional information concerning the application of United States Federal and state tax laws.


ERISA Considerations.......  Employee benefit plans, insurance company general accounts, individual retirement accounts and other plans and entities ("Benefit Plans") subject to the fiduciary responsibility provisions (the "Fiduciary Responsibility Provisions") of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended, should consult with counsel before making a purchase of Certificates, and such counsel should consider, among other things, the potential applicability of the Publicly-Offered Securities Exception (as defined below) to the Certificates. See "ERISA Considerations."


                             If, upon completion of the public offering made hereby, the Class A Certificates are held by at least 100 investors who are independent of the Transferor and each other, an exception (the "Publicly-Offered Securities Exception") to the Fiduciary Responsibility Provisions should apply with respect to the purchase of the Class A Certificates by Benefit Plans. The Underwriter will notify the Trustee as to whether or not the Class A Certificates will be expected to be held by at least 100 independent investors upon completion of the offering. If the Publicly-Offered Securities Exception does not apply, the acquisition and holding of the Class A Certificates by Benefit Plans could result in violations of, and liability under, the Fiduciary Responsibility Provisions.

                             The Class B Certificates may not be purchased by any Benefit Plan, including, without limitation, any insurance company general account.

Certificate Ratings........  It is a condition to the issuance of the Class A
                             Certificates that they be rated in the highest long-term rating category by at least one nationally recognized rating agency (each, a "Rating Agency"). It is a condition to the issuance of the Class B Certificates that they be rated at least "A" or the equivalent by at least one Rating Agency. The rating of each Class of

                             Certificates addresses the likelihood of the ultimate payment of the principal and interest on the Certificates. The Transferor expects the Certificates to be rated on the Closing Date by Standard & Poor's Ratings Services and Moody's Investors Service, Inc. However, a Rating Agency does not evaluate, and the rating of a Class of Certificates will not address the likelihood of payment of the outstanding principal of the Certificates by the Expected Final Payment Date or the payment of any Carry-Over Amount or Shortfall Amount. A security rating is not a recommendation to buy, sell or hold securities and is subject to revisions or withdrawal in the future by the assigning rating agency.

                                  RISK FACTORS

     Limited Liquidity. There is currently no market for the Certificates. CS First Boston Corporation currently intends to make a market in the Certificates, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

     Sale and Transfer of Receivables; Security Interest and Insolvency Considerations. There are certain limited circumstances under the Uniform Commercial Code (the "UCC") and applicable Federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables." Under the Receivables Purchase Agreement, WOFCO has warranted to the Transferor and, under the Pooling and Servicing Agreement, the Transferor has warranted to the Trust, that the Receivables have been or will be transferred free and clear of the lien of any third party. Each of WOFCO and the Transferor have also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described under "Description of the Certificates" and "Certain Tax Matters -- State and Local Taxation," the Transferor Certificate (or any interest therein) other than to the Trust.


     WOFCO has warranted to the Transferor in the Receivables Purchase Agreement that the sale of the Receivables by it to the Transferor is a valid sale of the Receivables to the Transferor. In addition, WOFCO and the Transferor have and will continue to treat the transactions described herein as a sale of the Receivables to the Transferor. In addition, in the event such transactions are not treated as a sale, WOFCO has taken and will take all actions that are required under Florida law to perfect the Transferor's security interest in the Receivables. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables." Notwithstanding the foregoing, if WOFCO were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Transferor should be characterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Transferor could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Transferor is recharacterized as a pledge, a tax or government lien on the property of WOFCO arising before any Receivables come into existence may have priority over the Transferor's interest in such Receivables. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy." If the transactions contemplated herein are treated as a sale, the Receivables would not be part of WOFCO's bankruptcy estate and would not be available to WOFCO's creditors. However, in a recent decision, Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the Tenth Circuit suggested that, even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. The Transferor has been advised by counsel that the reasoning of the Octagon court appears to be inconsistent with established precedent and the UCC. In addition, the Permanent Editorial Board of the UCC has issued an official commentary (P&B Commentary No. 14) which characterizes the Octagon court's interpretation of Article 9 of the UCC to be erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy."


     In addition, if WOFCO were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a bankruptcy court to order that WOFCO be substantively consolidated with the Transferor, delays in and reductions in the amount of distributions on the Certificates could occur. Application of Federal and state bankruptcy and debtor relief laws could substantially affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible or result in delays in payments due on such Receivables. See "Description of the Certificates -- Defaulted Receivables and Recoveries."

     The Transferor has warranted in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either (i) a valid transfer of the Receivables to the Trust or (ii) the grant of a first priority security interest in the Receivables. The Transferor has and will continue to take all actions that are required under Florida law to perfect the Trust's interest in the Receivables. If the transfer of the Receivables to the Trust were deemed to create a security interest therein under the UCC as in effect in Florida, a tax or statutory lien on property of WOFCO or the Transferor arising before a Receivable is transferred to the Trust may have priority over the Trust's interest in such Receivables.

     If certain events relating to the bankruptcy of WOFCO, the Transferor or Toyota were to occur, then an Early Amortization Event would occur and, pursuant to the terms of the Pooling and Servicing Agreement, additional Receivables would not be transferred to the Trust, and distributions of principal on the Certificates would not be limited by the Controlled Distribution Amount. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables" and
" -- Certain Matters Relating to Bankruptcy."

     On the Initial Closing Date, Skadden, Arps, Slate, Meagher & Flom, special counsel to WOFCO and the Transferor, rendered an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to Federal bankruptcy cases, if WOFCO were to become a debtor in a case under the Bankruptcy Code, (i) it would not be a proper exercise by a Federal bankruptcy court of its equitable discretion to disregard the independent corporate forms of WOFCO and the Transferor so as to substantively consolidate the assets and liabilities of WOFCO and the Transferor, and (ii) the transfer of the Receivables from WOFCO to the Transferor pursuant to the Receivables Purchase Agreement would properly be characterized as a sale of the Receivables by WOFCO to the Transferor and would not properly be characterized as a pledge of the Receivables by WOFCO.

     Adjustment Payments and payments made in respect of repurchases of Receivables by WOFCO or the Transferor pursuant to the Pooling and Servicing Agreement may be recoverable by WOFCO or the Transferor as debtor-in-possession or by a creditor or a trustee-in-bankruptcy of WOFCO or the Transferor as a preferential transfer from WOFCO or the Transferor if such payments are made within one year prior to the filing of a bankruptcy case in respect of WOFCO or the Transferor.

     The Transferor has represented and warranted in the Pooling and Servicing Agreement that each Receivable is at the time of creation secured by a first priority security interest in the related Dealer's Vehicles. Generally, under applicable state laws, a security interest in an automobile or light duty truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements, and WOFCO will take all actions necessary under applicable state laws to perfect WOFCO's security interest in the Vehicles. However, at the time a Vehicle is sold, WOFCO's security interest in the Vehicle will terminate. Therefore, if a Dealer fails to remit to WOFCO amounts owed with respect to Vehicles that have been sold, the related Receivables will no longer be secured by Vehicles.

     Payments; Delays. Receivables are generally payable by Dealers upon retail sale of the underlying Vehicle. The timing of such sales is uncertain. In addition, there is no assurance that there will be additional Receivables created under the Accounts or that any particular pattern of Dealer repayments will occur. The payment of principal on the Certificates is dependent on Dealer repayments, which are generally due not later than 48 hours following the retail sale by the Dealer of the Vehicle. Depending upon the level of generation of Receivables and of such repayments, the Certificates may not be fully amortized in three payments (assuming the maximum permissible Accumulation Period of three months) following the commencement of the Accumulation Period. In addition, a significant decline in the amount of Receivables generated could cause an Early Amortization Event or an Asset Composition Event. Initially, a decline in the amount of Receivables generated would be absorbed by an increase in the Excess Funding Account. However, a decline in the rate of Receivables generation during the Accumulation Period or an Early Amortization Period could also extend the maturity of the Certificates, which would lengthen the period during which the Certificateholders would be potentially exposed to Dealer defaults.

     The Receivables Purchase Agreement provides that WOFCO will be required to designate additional Accounts, the Receivables of which will be sold to the Transferor, and the Pooling and Servicing Agreement will provide that the Transferor will be required to transfer such Receivables to the Trust in the event that the amount of the Pool Balance is not maintained at a certain minimum level. See " -- Existing Credit Arrangements" below. If additional Accounts are not designated by WOFCO when required, an Early

Amortization Event will occur and result in the commencement of an Early Amortization Period, although in certain circumstances the resulting Early Amortization Period may terminate and the Revolving Period recommence. In addition, upon the occurrence of an Early Amortization Event, no assurance can be given that WOFCO will continue to generate Receivables sufficient to pay on a timely basis the principal amount of and accrued interest due and owing on the Certificates. If an insolvency event relating to WOFCO, the Transferor or Toyota were to occur, then an Early Amortization Event would occur, additional Receivables would not be transferred to the Trust and distributions of principal on the Certificates would not be limited by the Controlled Distribution Amount. In addition, if an event of bankruptcy relating to the Transferor occurs, the Transferor will immediately cease to transfer Receivables to the Trust, and the Trustee will liquidate all Receivables then in the Trust unless Certificateholders and Purchasers holding Certificates and Purchased Interests evidencing more than 50% of the aggregate unpaid principal amount of each Series (and, in the case of a Series having more than one class, each class of such Series), each Purchased Interest as well as any holder of a Supplemental Certificate and any other transferee of an interest in the Transferor Interest, instruct the Trustee not to liquidate the Receivables. However, in a bankruptcy proceeding, the Trustee may not be permitted to suspend transfers of Receivables to the Trust, and the instructions to liquidate or not to liquidate the Receivables may not be given effect. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Bankruptcy." The proceeds from the liquidation of the Receivables will be treated as Collections on the Receivables and allocated accordingly among holders of Certificates of each Series, Purchasers of Purchased Interests and the Transferor. If the portion of such proceeds allocable to pay principal in respect of the Certificates is insufficient to pay the entire Invested Amount, the holders of the Certificates will suffer a loss. See "The Dealer Floorplan Financing Business" and "Maturity and Principal Payment Considerations" and see also "Description of the Certificates -- Early Amortization Events" for a discussion of other events which might lead to the commencement of an Early Amortization Period.

     Social, Economic and Other Factors. Payment of the Receivables is largely dependent upon the retail sale of the related Vehicles. The level of retail sales of cars and light duty trucks may change as the result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. Because a significant portion of the Receivables relate to Dealers in the Five State Area, payment of the Receivables could be particularly affected by social and economic factors affecting the southeastern United States. The use of incentive programs (e.g., manufacturers' rebate programs) may affect retail sales. However, the Transferor is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the level of Vehicle sales.

     Trust's Relationship to WOFCO, SET and other Affiliates. WOFCO will not be obligated to make any payments in respect of the Certificates or the Receivables (other than the obligation of WOFCO to acquire certain Receivables from the Trust due to the failure to comply with certain covenants, as described under "Description of the Certificates -- Servicer Covenants"). However, the Trust will be completely dependent upon WOFCO for the generation of new Receivables. The ability of WOFCO to supply new Receivables to the Trust is, in turn, primarily dependent on the ability of various manufacturers and distributors to sell Vehicles to Dealers financed by WOFCO and is subject to certain limitations under WOFCO's existing credit arrangements (described below). In particular, as of March 31, 1996, approximately 51.8% of the Receivables held by WOFCO were related to Vehicles sold to Dealers by SET. Accordingly, the ability of WOFCO to supply new Receivables to the Trust will be particularly dependent upon the ability of SET to sell Vehicles manufactured by Toyota to Dealers primarily located in the Five State Area. There is, however, no assurance that SET and the other relevant distributors and manufacturers will continue to sell Vehicles at the same rate as in prior years. A significant decline in the sales of Vehicles would cause a decline in the number of Receivables. There can be no assurance that WOFCO will continue to generate Receivables at the same rate as in prior years. In addition, if WOFCO were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payment to the Certificateholders.

     In connection with the sale of Receivables by WOFCO to the Transferor, and the transfer of such Receivables by the Transferor to the Trust, each of WOFCO and the Transferor will make representations and warranties with respect to the characteristics of such Receivables. WOFCO and the Transferor are required to accept reassignment of Receivables with respect to which such representations and warranties have been breached, have not been cured and have a materially adverse effect on the interest of the Certificateholders or certificateholders of other Series. See "Description of the Certificates -- Representations and Warranties." In addition, subject to certain limitations, WOFCO has the ability to change the terms on the Accounts including the sale and the credit line, as well as underwriting procedures.

     SET has, from time to time in certain instances, provided certain financial assistance to SET-franchised dealers and is obligated to repurchase certain Vehicles upon termination or expiration of the related dealership agreements. If SET is unable to provide any such financial assistance to Dealers, losses with respect to the Receivables may increase. See "The Dealer Floorplan Financing Business -- Relationship with SET and other Affiliates." In addition, because a substantial number of the Vehicles to be sold by the Dealers are manufactured and/or distributed by Toyota, if Toyota were temporarily or permanently no longer in such business, the rate of sales of Toyota-manufactured Vehicles owned by the Dealers would decrease, adversely affecting payment rates with respect to the Receivables. Moreover, if Toyota were temporarily or permanently no longer manufacturing or distributing Vehicles, the loss experience with respect to the Receivables will be adversely affected. See "The Dealer Floorplan Financing Business."

     Release of Lien under Existing Credit Arrangements. Under existing credit relationships between WOFCO and various banks and other lending institutions (collectively, the "Bank Group") providing financing for WOFCO from time to time, Receivables which are not sold to the Transferor pursuant to the Receivables Purchase Agreement are pledged by WOFCO to the Bank Group. Provided that certain conditions are satisfied, WOFCO may obtain the release of Receivables from such lien. However, in the event WOFCO is required under the Receivables Purchase Agreement to sell Receivables to the Transferor, WOFCO will be able to satisfy such obligation to the Transferor with Receivables previously pledged to the Bank Group only to the extent that WOFCO is in compliance with such conditions to the release of the pledged Receivables.


     Concentration of Dealers; Affiliated Dealers. As of March 31, 1996, WOFCO provided wholesale and/or used car floor plan financing for approximately 235 Accounts (including approximately 55 small, unaffiliated auction floorplanning Accounts). Although no Dealer (including Dealer groups) accounted for in excess of 10% of the total Receivables portfolio, approximately 33% of the Receivables outstanding as of March 31, 1996 arose among the nine largest Dealer groups. In addition, as of March 31, 1996, approximately $18.7 million of Receivables were generated by Dealers affiliated with JMFE. Notwithstanding this level of Dealer concentration, the financial failure of any single Dealer generally should not cause the Certificateholders to suffer a loss because Collections on a portion of the Receivables generated by Dealers (or Dealer groups) that account for more than 2% (or 3% for the largest 15 Dealers) of the total Receivables portfolio (which portion comprises the Concentration Pool) are not allocable to the Certificateholders, as more fully described under "Description of Certificates -- Allocation Percentages." See "The Accounts -- Dealer Concentration."


     Credit Enhancement. Credit enhancement of the Certificates will be provided by the subordination of the Transferor Interest to the extent of the Available Subordinated Amount as described herein and by amounts in the Reserve Fund. The Class A Certificates will also benefit from the subordination of the Class B Certificates as described herein. The aggregate amount of such credit enhancement is limited and will be reduced from time to time as described herein. See "Description of the Certificates -- Allocation of Collections; Deposits in Collection Account; Limited Subordination of Transferor Interest."

     Litigation. WOFCO is a party to, and is vigorously defending, numerous legal proceedings, all of which (except as described below) it believes constitute ordinary routine litigation incidental to the business and activities conducted by WOFCO. As of the date of this Prospectus, WOFCO, SET, various other JMFE-related entities and various officers and employees thereof also are defendants in a lawsuit brought by former Dealers located in the Five State Area. In a second such case, WOFCO and its affiliated defendants obtained summary judgment in their favor dismissing all of plaintiffs' claims and awarding attorneys' fees to WOFCO. Plaintiffs have appealed this summary judgment. These cases focus generally on or arise from alleged vehicle allocation, sales reporting, marketing and freight charge practices, principally by SET. While there are uncertainties as to the final disposition of these cases, management of WOFCO believes that, although an adverse final judgment in these cases could have a material adverse effect on its operations and financial condition, such a result will not cause any material impairment of the ability of WOFCO to perform its obligations and its duties under the Pooling and Servicing Agreement. However, there can be no assurance of this result.

     Control by Specified Percentage of Holders. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of all outstanding investor certificates of all outstanding Series and Purchased Interests will be required to direct certain actions, including amending the Pooling and Servicing Agreement in certain circumstances and directing a reassignment of the entire portfolio of Receivables. In addition, following the occurrence of an insolvency event with respect to the Transferor, the Receivables will be sold by the Trustee unless the holders of investor certificates or Purchased Interests evidencing more than 50% of the aggregate unpaid principal amount of each Series (and, in the case of a Series having more than one class, each class of such Series), each Purchased Interest, as well as any holder of a Supplemental Certificate and any other transferee of an interest in the Transferor Interest direct the Trustee not to sell or otherwise liquidate the Receivables.

     In most cases in which consent of holders of investor certificates might be sought, the Class A Certificateholders and Class B Certificateholders will vote together as a single Series. In such circumstances, the Class A Certificateholders (whose interests might vary from the interests of the Class B Certificateholders) would generally be able to control the vote of Series 1996-2, since the Class A Principal Amount is significantly greater than the Class B Principal Amount.


     Basis Risk. The Receivables generally bear interest at prime rates announced by certain banks with a margin generally ranging from 0.75% under prime to 2.25% over prime. The Class A Certificate Rate and the Class B Certificate Rate generally will be based on One-Month LIBOR. If, in respect of any Distribution Date, there does not exist a positive spread between (a) the Asset Receivables Rate and (b) the weighted average of the Class A LIBOR Rate and the Class B LIBOR Rate, the Class A Certificate Rate and the Class B Certificate Rate for such Distribution Date will be the Asset Receivables Rate. The weighted average of the Class A LIBOR Rate and the Class B LIBOR Rate may exceed the Asset Receivables Rate as a result of (i) One-Month LIBOR exceeding the weighted average prime rates on the Receivables, (ii) if amounts are deposited in the Excess Funding Account, One-Month LIBOR exceeding the amount of Investment Proceeds on deposit therein allocable to Series 1996-2, or (iii) changes in the margin over the prime rate charged to Dealers on the Receivables.


     On each Distribution Date, any Shortfall Amount arising as a result of the Certificate Rates being set at the Asset Receivables Rate will be paid from the amounts, if any, available after all required distributions or deposits or payments by the Transferor have been made. To the extent that such amounts are not sufficient to pay any Shortfall Amount or Carry-Over Amount, the Transferor will be required to pay such amount to the Trust for distribution to Certificateholders. Under certain circumstances specified in the Pooling and Servicing Agreement, failure by the Transferor to pay any Shortfall Amount or any Carry-Over Amount may result in an Early Amortization Event. Following payment of all principal and interest at the applicable Certificate Rate owed to Certificateholders, any accrued and unpaid Carry-Over Amounts will be paid to Certificateholders from Available Transferor Collections up to the Available Subordinated Amount. See "Description of the Certificates -- Interest" and
" -- Distributions from the Collection Account; Reserve Fund."

     Limited Restrictions on Issuance of Additional Series. The Trust, as a master trust, may issue additional Series (which may be represented by different classes within a Series) or may sell Purchased Interests from time to time. A Supplement or Purchase Agreement delivered in connection with the issuance of other Series or a Purchased Interest will specify certain Principal Terms applicable to such Series or Purchased Interest. Such Principal Terms may include methods for determining applicable allocation percentages and allocating collections, provisions creating different or additional security or other credit enhancement, different classes of certificates (including subordinated classes of certificates) and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series or Purchased Interest.

No Supplement or Purchase Agreement, however, may change the terms of the Certificates or the terms of the Pooling and Servicing Agreement as applied to the Certificates. See "Description of the Certificates -- New Issuances." As long as the Certificates are outstanding, a condition to the execution of any Supplement or Purchase Agreement will be that the Rating Agency shall have advised the Trustee that the issuance or sale of such Series or Purchased Interest will not result in the reduction or withdrawal of their rating of the Certificates. There can be no assurance, however, that the terms of any other Series or Purchased Interest might not have an impact on the timing or amount of payments received by a Certificateholder. The issuance of an additional Series or Purchased Interest does not require the consent of any Class of Certificateholders. Prior to the Closing Date, the Trust will have issued the Series 1994-1 Certificates, the Series 1995-1 Certificates, and the Series 1996-1 Certificates.


     Book-Entry Registration. The Certificates of each Class will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders of each Class or their nominees. Because of this, unless and until Definitive Certificates are issued, Class A Certificateholders will not be recognized by the Trustee as "Class A Certificateholders," and Class B Certificateholders will not be recognized by the Trustee as "Class B Certificateholders" (as such terms are used in the Pooling and Servicing Agreement). Consequently, until such time beneficial owners of the Class A Certificates ("Class A Certificate Owners") and the Class B Certificates ("Class B Certificate Owners," and together with the Class A Certificate Owners, the "Certificate Owners") will only be able to exercise the rights of Certificateholders indirectly through DTC and its participating organizations. See "Description of the Certificates -- Book-Entry Registration" and
" -- Definitive Certificates."


                  WORLD OMNI DEALER FUNDING INC. AND THE TRUST


WORLD OMNI DEALER FUNDING INC.

     The Transferor, a wholly-owned subsidiary of WOFCO, was incorporated in the State of Florida on November 22, 1991. The Transferor was organized for limited purposes, which include purchasing Receivables from WOFCO and transferring such Receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Transferor are located at 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442. The telephone number of such offices is (954) 429-2200.

     The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by WOFCO under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Transferor with those of WOFCO. These steps include the creation of the Transferor as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Transferor's business and a restriction on the Transferor's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Transferor's Articles of Incorporation includes a provision that requires the Transferor to have two directors who qualify under the Articles of Incorporation as "Independent Directors." No assurance can be given, however, that such a consolidation will not occur. See "Risk
Factors -- Certain Legal Aspects."

THE TRUST


     The Trust was formed in accordance with the laws of the State of New York pursuant to the Pooling and Servicing Agreement. On October 25, 1994 (the "Initial Closing Date"), the Transferor conveyed to the Trust, without recourse, the Receivables arising under the Accounts. The property of the Trust consists of the Receivables existing in certain Accounts on the Initial Closing Date, all Receivables generated in the Accounts from time to time thereafter during the term of the Trust as well as Receivables generated in any Accounts the Receivables in which are added to the Trust from time to time (less Receivables paid or charged off and excluding Receivables in any Accounts that are removed from the Trust from time to time after the

Initial Closing Date), an assignment of all the Transferor's rights and remedies under the Receivables Purchase Agreement, all funds collected or to be collected in respect of the Receivables, all funds on deposit in certain accounts of the Trust (including funds on deposit in the Excess Funding Account, the Principal Funding Account and the Reserve Fund), and any Enhancement issued with respect to any other Series or Purchased Interest, a security interest in the Vehicles and any other Collateral Security. See "Description of the Certificates -- Addition of Accounts." See "Description of the Receivables Purchase Agreement" for a summary of certain terms of the Receivables Purchase Agreement.

     The property of the Trust may from time to time include Enhancements for the benefit of certificateholders of other Series or for the benefit of Purchasers of Purchased Interests. The Certificateholders will not have any interest in any Enhancements provided for the benefit of the certificateholders of other Series or for Purchased Interests. Pursuant to the Pooling and Servicing Agreement, the Transferor is allowed (subject to certain limitations and conditions), and in some circumstances is obligated, to designate from time to time Additional Accounts to be included as Accounts and to convey to the Trust the Receivables of such Additional Accounts, and to designate from time to time certain Accounts to be removed and to require the Trustee to convey receivables in such Removed Accounts to the Transferor.

     The Trust was formed for this and like transactions pursuant to the Pooling and Servicing Agreement and prior to formation had no assets or obligations. The Trust has not and will not engage in any business activity other than acquiring and holding the Receivables and the other assets of the Trust and proceeds therefrom, issuing the Certificates and the Transferor Certificate (and any Supplemental Certificates), issuing additional Series and making payments thereon, selling Purchased Interests and making payments thereon and related activities. As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be paid to the Transferor. The Transferor will use such proceeds to purchase Receivables from WOFCO and, if necessary, to make deposits into the Excess Funding Account. A portion of the proceeds may be used by the Transferor to purchase the interests in the Trust held by the holders of the Series 1996-1 Certificates.

                    THE DEALER FLOORPLAN FINANCING BUSINESS

     The Receivables to be conveyed to the Trust by the Transferor result from extensions of credit by WOFCO to Dealers, which extensions of credit are made by WOFCO from time to time in the ordinary course of business pursuant to the related Dealer Agreements to finance the purchase by the Dealers of new Toyotas distributed by SET, new Vehicles from other manufacturers or used Vehicles. Used Vehicles may be purchased by Dealers at auctions, from other dealers or directly from vehicle owners.

     WOFCO is the major wholesale financing source for Dealers in the SET distribution network. Since 1981, WOFCO has increased its floor plan finance penetration of such Dealers to approximately 53%. WOFCO services the Dealers from its head office located in Deerfield Beach, Florida.

CREATION OF RECEIVABLES

     WOFCO finances 100% of the wholesale price of new Vehicles. A Receivable is created upon shipment from the SET port facility at Jacksonville, Florida or from the facility located at Commerce, Georgia (both in the case of Toyotas) or upon shipment to the Dealer (for other Vehicles). Generally, WOFCO finances 80% of the then current NADA Value for used Vehicles (which must be under four years old), except that, with respect to used Vehicles purchased by Dealers at auctions approved by WOFCO or at Program Sales, WOFCO finances 100% of the auction price of the Vehicle plus miscellaneous fees and expenses. "Program Sales" are sales of Vehicles at auctions of certain current year rental cars bought back by manufacturers. In addition, used Vehicles that come off-lease and are refurbished by WOFCO under its new "Toyota Renewed" program will generally be financed at 100% of the sale price from WOFCO to the Dealers. Used Vehicles represented approximately 15.5%, 13.5%, 8.7% and 6.3% of the aggregate dollar amount of Receivables outstanding as of March 31, 1996 and December 31, 1995, 1994 and 1993, respectively.

CREDIT APPROVAL AND CREDIT GUIDELINES

     WOFCO's wholesale floor plan and used car floor plan programs are administered by its Commercial Operations Department. Prior to August 1991, the Commercial Operations Department operated from the head office in Deerfield Beach, Florida and WOFCO's nine branch offices. In an effort to improve customer service and overall profitability, WOFCO consolidated the Commercial Operations Department in Deerfield Beach, and, since August 1991, all administration of the wholesale and used car floor plan programs has been performed there.

     WOFCO provides floor plan financing to Dealers pursuant to pre-established credit guidelines. WOFCO must approve each prospective Dealer before such Dealer signs a set of floor plan financing agreements with WOFCO (each, a "Dealer Agreement"). Each Dealer Agreement generally includes a security agreement, a personal guaranty by the principal owner of the Dealer and, when necessary, an intercreditor agreement (described below). The collateral subject to the security agreement generally consists of the Vehicles; all inventory, equipment and other property of the Dealer, including parts inventory, furniture, fixtures and tools; all additions, accessories and accessions; all intangibles, instruments, chattel paper and accounts arising out of the sale or lease of the foregoing; all substitutions, returned and repossessed items; and all proceeds thereof (including insurance proceeds).

     The Commercial Operations Department performs an analytical and investigative review to evaluate the character and credit of the principal owners of a prospective Dealer and to determine whether such Dealer's capital structure is adequate to support the business. In conducting such a review, representatives of the Commercial Operations Department will conduct interviews with Dealer principals, check credit references, obtain dealership and personal financial statements and review the business history of dealership management and existing business plans.

     The key process in approving a floor plan financing request is the completion of a financial statement review of the prospective borrower. In many cases, this review will be based on pro forma statements completed by the prospective Dealer.

     Because the financial data are generally comprised primarily of projections, the review centers mainly on the financial strength and integrity of the guarantors and their past history. In addition, the location of the particular dealership is analyzed. The main thrust of this analysis relates to the market area and the potential for Vehicle sales. A "Dealer Market Analysis Report" is employed to determine the potential for sales within the particular marketplace. State vehicle registration data is used in the analysis of a Dealer's primary market area to help determine the retail penetration ability of a new Dealer. Dealers who sell Toyotas generally sign a release letter which enables SET to provide WOFCO access to its files on such Dealers and financial database. The database provides a wide array of financial information and trend analysis. Subsequently, a "Forecast of Operations" is completed to verify the pro forma statement and project the Dealer's profitability during the first year of operation.

     When a Dealer requests a floor plan financing program, WOFCO conducts a search of the appropriate records of the filing office or offices to determine if there are other creditors of the Dealer with current UCC filings. Prior filings are given particular attention by WOFCO management, especially if they relate to Vehicles or if the wording is broad enough to indicate a possible conflict with WOFCO's security interest. In such instances, WOFCO works together with the particular Dealer to eliminate any such conflicts, including executing an intercreditor agreement with any such other creditor and/or arranging for the filing of amendments to any prior financing statements. WOFCO may approve such Dealer's request for a floor plan financing program but will not advance any funds to the Dealer until all conflicts are resolved.

     If a prospective Dealer is approved by WOFCO, the Dealer and WOFCO enter into a Dealer Agreement. The principal owner of the dealership is generally required to guarantee the Dealer's obligations to WOFCO and to subordinate any loans by such principal to the dealership to the Dealer's indebtedness to WOFCO.

Pursuant to the Dealer Agreement, in order to secure all indebtedness of the Dealer to WOFCO, the Dealer grants to WOFCO a first priority security interest in its inventory of Vehicles and, in many cases, to other inventory (such as parts and equipment) as well.


     WOFCO is, in most cases, the exclusive source of floor plan financing for a Dealer. When a Dealer has an additional source of such financing, the other floor plan financier generally takes a security interest in collateral which overlaps with WOFCO's. In such situations, WOFCO, will not advance funds until it has entered into an intercreditor agreement with the other floor plan financier in which each of WOFCO and such other financier subordinates its lien on any Vehicle financed by the other party (and the proceeds thereof) to the lien of the financing party.

     Each Dealer is required by its Dealer Agreement to obtain physical damage insurance covering all Vehicles, with the Servicer being named as an additional loss payee. WOFCO arranges such insurance for some Dealers through a master policy issued by St. Paul Fire and Marine Insurance Company ("St. Paul"). (St. Paul is currently rated "A+XIV" by A.M. Best Company, Inc., a nationally recognized insurance rating agency.) An affiliate of WOFCO handles claims adjustments under these policies. As to Dealers who elect to make other coverage arrangements, WOFCO's affiliate maintains a follow-up system, which includes coverage verification, tracking of policy expiration dates, renewal follow-up and verification that WOFCO is properly identified as a loss payee. As a matter of practice, WOFCO does not, however, require that payments received under these policies be paid to it so long as a Dealer is not "out of trust"; that is, the Dealer sells a Vehicle and WOFCO determines that the Dealer has used the sale proceeds thereof for its own separate purposes.

     During the initial 90-day period after the signing of a Dealer Agreement, WOFCO conducts monthly floor plan audits, verifying all Vehicles. At the end of 90 days, a complete "Financial Statement Review" is completed, and all Dealers (other than Dealers with small, unaffiliated auction floorplanning Accounts) are assigned to a risk classification based on four classes of risk. This risk classification determines the floor plan audit frequency and is important in setting the Dealer's credit limit. However, WOFCO does not adjust the interest rates charged to Dealers on the basis of risk classification.


     "Class I Dealers" are Dealers which are determined to be low risk due to their stability and exceptional working capital, net worth, profits and good audit results. "Class II Dealers" are Dealers which are determined to be of moderate risk but which are not as stable as Class I Dealers, although they have adequate working capital, net worth, profits and wholesale experience. "Class III Dealers" are Dealers which are determined to have marginal working capital, net worth and profits, and which may have experienced more than a normal amount of audit violations. As of March 31, 1996, the number of Accounts designated by WOFCO as Class I Dealers, Class II Dealers and Class III Dealers was 111, 40 and 8, respectively (47.6%, 17.2% and 3.4%, respectively, of the total number of Dealers in the Wholesale Portfolio as of such date). As of March 31, 1996, the percentage of Receivables in the Wholesale Portfolio arising in Accounts with Class I Dealers, Class II Dealers and Class III Dealers was approximately 58.6%, 25.7% and 4.4%, respectively. Small Accounts and some affiliated Accounts are not rated. The percentage of Receivables in the Wholesale Portfolio arising in these 59 unrated Accounts was approximately 1.2%.



     Dealers that are classified as being high-risk are designated by WOFCO as "Class IV Dealers." Class IV Dealers generally include those Dealers with poor audit histories, with used car credit lines and/or capital loans outstanding and that have inadequate or negative working capital, net worth and profits. Class IV Dealers also include those Dealers with respect to which a check has been returned within the previous twelve months for reason of insufficient funds or who have sold Vehicles out of trust, and are generally considered by WOFCO to be problem Dealers, normally subject to a minimum of three dealer reviews by WOFCO per year. As of March 31, 1996, the number of Accounts designated by WOFCO as "Class IV Dealers" was 15 (approximately 6.4% of the total number of Dealers in the Wholesale Portfolio as of such date). As of March 31, 1996, the percentage of Receivables in the Wholesale Portfolio arising in Accounts with Class IV Dealers was approximately 10.1%.


     WOFCO establishes a base inventory guideline to provide floor plan financing adequate for Dealer's normal Vehicle sales. Typically Dealers are granted credit lines based on a 60-day sales rate for new Vehicles and a 30-day sales rate for used Vehicles. These credit lines are monitored on a daily basis and adjustments are made upon appropriate credit approval.

     If WOFCO determines that a specific Dealer's inventory is excessive, the Dealer may be placed on "finance hold" status. In addition, a Dealer may be placed on finance hold if the Dealer Agreement is violated, a check is returned unpaid or a Dealer requests controlled Vehicle releases. In such circumstances, WOFCO assumes control of Vehicle releases to the Dealer and specifically approves such releases on a per unit basis. Dealers are also placed on finance hold status if WOFCO determines that the Dealer has sold out of trust. Finance hold status on a particular Dealer will remain until WOFCO deems such circumstances to be remedied.

PAYMENT TERMS

     Receivables related to new Vehicles are due on demand, but generally must be paid upon the earlier of (a) generally one to ten days (averaging four days) following the sale or other disposition of the Vehicle and (b) a fixed period after the Vehicle's initial acquisition by the Dealer. Although Dealer Agreements may vary as to the precise measurement of such fixed period, generally the principal balance of the Receivable must be paid down 10% per month beginning April 1 of the year following the model year of the underlying Vehicle, and must be paid in full by the next October (unless the Vehicle is refloored as a used Vehicle). Receivables in fleet sales with respect to certain dealers who have a delayed payment privilege must generally be paid in full on the earlier of (i) the 20th day after delivery to the end user or (ii) receipt of payment from the end user.


     Receivables relating to used Vehicles and Vehicles purchased at Program Sales and under its Toyota Renewed program are generally stated to be due on demand or on the earlier of the sale of the Vehicle or 90 days. WOFCO, in its sole discretion, may generally grant one extension for a period of 30 days, provided a principal payment of 10% of the unpaid principal balance is made by the Dealer prior to such extension.



     WOFCO charges interest monthly on Receivables secured by new Vehicles and Vehicles purchased at Program Sales and under the Toyota Renewed program at an annual rate generally ranging from the prime rate (as set by a designated bank) to 1.75% over prime; Receivables secured by used Vehicles accrue interest at an annual rate generally ranging from 0.75% under the designated bank's prime rate to 2.25% over prime. Upon agreement with the Dealers, WOFCO may change the prime rate mechanism or the applicable spread(s) in any manner.


     From time to time, certain Dealers maintain funds with WOFCO under an inventory cash escrow agreement, pursuant to which funds are held for cash management, liquidity and working capital purposes. The Dealers can withdraw these funds so long as the Dealer has not defaulted under its floorplan agreements with WOFCO. Interest on the prepaid funds is offset against interest due from the Dealer on the floorplan line. Funds deposited by Dealers with WOFCO will be treated by WOFCO as Principal Collections of Receivables, and withdrawals by Dealers will be treated by WOFCO as creating new Receivables.

BILLING AND COLLECTION PROCEDURES

     A statement setting forth interest and other billing and account information is prepared by WOFCO and distributed on a monthly basis to each Dealer. Each Dealer's bills are generated on approximately the first or second business day of the month, and payments are due on the tenth day of the month in which they are billed. Interest is billed in arrears and Dealers remit payments by check or electronic funds transfer.

     The monthly statement itemizes each outstanding Receivable and details all credits and debits applied to each Receivable during the period. Dealers are required to remit principal payments on Receivables when due by check or electronic funds transfer.

DEALER MONITORING

     WOFCO produces a daily accounting of the balance outstanding under each credit line, with all exposures above established credit lines requiring approval by WOFCO's Commercial Operations Department on a daily basis. A monthly "Progress Report" is provided to WOFCO senior management. This report is an all-inclusive summary of the monthly and ongoing developments relating to Dealer credits. A review of all existing credit lines, the "Financial Statement Review," is completed at least once a year and is not limited to financial statement and ratio analysis, but is designed to provide a composite of the entire operation as it relates to WOFCO. A UCC search is conducted on an annual basis in conjunction with the formal review of the Dealer to ensure that there are no conflicts with WOFCO's security interests.

     During 1991, the Commercial Operations Department instituted a procedure (the "Book Review") for verifying the validity of new Dealer financial statements. It is WOFCO's intention to complete a Book Review with most new Dealers. The process mirrors the Financial Statement Review, but includes an actual review and verification of the Dealer's records. Upon completion, the results are discussed with the Dealer principals and guarantors. Any deficiencies are addressed and action plans implemented with a timetable for resolution.

     Wholesale floor plan audits are completed at least once per quarter at all Dealers and in most cases monthly, based on the Dealer risk profile and the prior audit experience of the Dealer. The audit includes a physical verification of every floor planned Vehicle and, if a Vehicle cannot be located, the related manufacturer's statement of origin or title.

     WOFCO's extensive Dealer monitoring process is designed to detect the earliest possible indication of a problem. The daily reporting of Dealer exposures and Dealer remittances is intended to provide the Commercial Operations Department with early warning signs of potential problems.

     If the results of the Dealer monitoring process show that a particular Dealer is suffering financial difficulties, WOFCO's Commercial Operations Department will closely monitor the Dealer while working with the Dealer to improve its financial condition. Floor plan audit frequency may be increased and a Book Review may be performed with the results being discussed with the Dealer and principals or guarantors. All operating trends will be reviewed including the Dealer's cash and net working capital position. Finally, a meeting may be held between WOFCO and the Dealer resulting in the implementation of a plan of action and a corresponding timetable in which the plan is to be completed. These risk management procedures could also be activated in the event a routine audit reveals a shortage in a Dealer's Vehicle inventory, a Dealer check is returned for which there are insufficient funds or a Dealer specifically requests assistance. Dealers who demonstrate these or other problems may be placed on finance hold, which would result in approval on a per unit basis or cash-on-delivery terms. WOFCO also works to protect the dealership by providing auditing advice, cash flow management and credit relationship assistance in order to maintain the value of the dealership as an ongoing entity. However, further deterioration may result in the transfer of Vehicle inventory to the distributor or foreclosure. The Wholesale Portfolio (and those Receivables arising therein which are transferred to the Trust) may from time to time include Receivables arising in Accounts with Dealers which were previously placed by WOFCO on finance hold or which were otherwise non-performing for a period of time.

     If WOFCO's review reveals that a Dealer has diverted proceeds from Vehicle sales due to WOFCO to other uses, the Commercial Operations Department suspends the Dealer's credit lines and sends a demand for payment of the delinquent obligation. SET and the Dealer's non-Toyota manufacturers will be informed by WOFCO of the change in status. Cash-on-delivery terms may be approved depending on the severity of the situation. At this point a demand may also be made on the guarantor(s).

     If after exhausting all possible options, the Dealer is unable to pay amounts owed to WOFCO, WOFCO may terminate the Dealer Agreement in accordance with its terms and applicable state law. Generally, in such circumstances the Dealer's new Vehicle inventory will be resold to SET or to the manufacturer, which generally pays the repurchase price to WOFCO for credit against the aggregate amount of outstanding Receivables owed by the Dealer to WOFCO. If the Dealer resists termination, WOFCO will declare the Dealer in default of its obligations, demand payment in full of its Dealer Note and all Receivables created thereunder and foreclose on its collateral by taking possession of the Dealer's Vehicle inventory (and any other Collateral Security) or, if necessary, obtaining a court order requiring foreclosure. Used Vehicles are auctioned off to the highest bidder. All proceeds are applied against the relevant Dealer liabilities. WOFCO will generally pursue any remaining shortfalls from the Dealer's guarantors. Once WOFCO has commenced liquidation, it writes off any amounts it determines are uncollectible. During the course of a liquidation, WOFCO may recognize additional losses or recoveries.

INTERCREDITOR AGREEMENT IN RESPECT OF SECURITY INTERESTS IN VEHICLES AND NON-VEHICLE COLLATERAL SECURITY

     As stated above, the agreements constituting the financing arrangements, including the Accounts, provide for a security interest in the Vehicles in favor of WOFCO, which security interest WOFCO represents is a first priority security interest. The security interests in the Vehicles in favor of WOFCO have been assigned by WOFCO to the Transferor pursuant to the Receivables Purchase Agreement and then by the Transferor to the Trust pursuant to the Pooling and Servicing Agreement. In its other lending activities, WOFCO may have made capital loans, real estate loans or other advances to Dealers that are also secured by a security interest in the Vehicles. In such instances, WOFCO has agreed in the Receivables Purchase Agreement not to assert any such security interest in any Vehicle until the Trust shall have been paid in full in respect of the Receivables secured by the Trust's security interest in such Vehicle. In addition, in connection with such other loans or advances made by WOFCO to a Dealer, WOFCO may also have a security interest in Collateral Security other than a Vehicle, such as personal guarantees ("Non-Vehicle Collateral Security"), if any, securing the Receivables of such Dealer. In such cases, WOFCO, in its sole discretion, may realize on the Non-Vehicle Collateral Security for its own benefit in respect of such loans or advances before the Trust is permitted to realize upon such Non-Vehicle Collateral Security. Because of the subordinate position of the Trust in respect of Non-Vehicle Collateral Security, there is no assurance that the Trust will realize any proceeds in respect of any Non-Vehicle Collateral Security.

RELATIONSHIP WITH SET AND OTHER AFFILIATES

     Under an agreement between SET and each SET-franchised dealer, SET commits to repurchase unsold new Vehicles in inventory upon expiration or termination of a dealership agreement (other than approved sales of businesses), at such Vehicles' wholesale prices less prior refunds and allowances. SET only repurchases current year Toyota models that are new, undamaged and unused. SET also agrees to repurchase from dealers, at the same time, parts inventory at comparable invoice prices. All of such assistance, however, is provided by SET for the benefit of its dealers, and does not relieve such dealers of any of their obligations to WOFCO. Toyota U.S.A. also agrees with each dealer franchised by SET that, in the event that SET is no longer a distributor for Toyota U.S.A., the dealer will be franchised by Toyota U.S.A. or its designee for any additional period in accordance with Toyota U.S.A.'s then-current dealer agreements.

     If SET is unable to provide such assistance, the loss experience of WOFCO in respect of the Receivables may be adversely affected. In addition, because a substantial number of the Vehicles sold by the Dealers are manufactured by Toyota and distributed by SET, if Toyota were temporarily or permanently no longer in the manufacturing business or were no longer distributing the Vehicles in the United States, the rate of sales of Toyota-manufactured Vehicles would decrease, adversely affecting payment rates and the loss experience of the Receivables. See also "Risk Factors -- Trust's Relationship to WOFCO, SET and other Affiliates."


     In July 1995, WOFCO and its insurance and warranty affiliates instituted a "SuperWRAP(SM)" program (the "SuperWRAP Program") to encourage Dealers who floorplan vehicles with WOFCO to purchase other financial products sold by WOFCO and those affiliates, and to remain competitive with other automotive finance companies. Under the SuperWRAP Program, WOFCO and its affiliates pay participating Dealers certain amounts based on a pricing matrix, which payments are automatically assigned by the Dealers to WOFCO and applied by WOFCO to reduce interest payments on the Receivables. The Dealers remain obligated to pay the full interest payments on the Receivable in the event WOFCO or its affiliates fail to make the SuperWRAP Program payments to the Dealers. All SET Dealers who have floorplan accounts with WOFCO are eligible to participate under the SuperWRAP Program. On average, approximately $203,917 and $211,604 in payments were made by WOFCO and its affiliates to Dealers under the SuperWRAP Program per month for the five months ended December 31, 1995 and the three months ended March 31, 1996, respectively.

                                  THE ACCOUNTS

GENERAL


     The Receivables arise in the Accounts. The Accounts have been selected from all the accounts in WOFCO's portfolio or which have been previously sold by WOFCO to WODFI and subsequently transferred by WODFI to the WODFI Dealer Note Master Trust 1991 (which was terminated in 1994) that were Eligible Accounts at the time of such selection (the "Wholesale Portfolio"). Commercial finance receivables similar to the current Accounts which meet certain criteria set forth in the Pooling and Servicing Agreement may be added to the Trust in the future (the existing Accounts and such additional accounts, the "Eligible Portfolio"). In order to be included in the Eligible Portfolio, each Account must be an account established by WOFCO in the ordinary course of business and meet certain other criteria provided in the Pooling and Servicing Agreement. See "Description of the Certificates -- Representations and Warranties." Under certain conditions primarily dependent upon changing market circumstances, WOFCO may elect to modify the rates being charged Dealers under the floor plan financing agreements. Although WOFCO has not materially changed other terms with the Dealers, it may nonetheless make such changes that do not materially affect Certificateholders to the extent that it determines such changes to be required under prevailing market conditions.


     Under the Pooling and Servicing Agreement, the Transferor has the right and, in some circumstances, is obligated (subject to certain limitations and conditions described above in "Risk Factors -- Existing Credit Arrangements") to designate from time to time additional qualifying Accounts to be included as Accounts and to sell to the Transferor (in the case of WOFCO) and to convey to the Trust (in the case of the Transferor) the Receivables of such Additional Accounts, including Receivables thereafter created. These accounts must meet the eligibility criteria set forth above as of the date such accounts are designated as Additional Accounts. WOFCO will sell the Receivables then existing, with certain exceptions, or thereafter created under such Additional Accounts to the Transferor, which will in turn convey them to the Trust. See "Description of the Certificates -- Addition of Accounts." In addition, as of any Additional Cut-Off Date in respect of Additional Accounts and the date any new Receivables are generated, WOFCO will represent and warrant to the Transferor, and the Transferor will represent and warrant to the Trust, that the Receivables meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See "Description of the Certificates -- Conveyance of Receivables." Under certain circumstances specified in the Pooling and Servicing Agreement, the Transferor has the right to remove Accounts, and the Receivables arising therefrom, from the Trust. See "Description of the Certificates -- Removal of Accounts." Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts transferred by the Transferor on the Closing Date plus any Additional Accounts, minus any Accounts removed from the Trust.


     As of March 31, 1996, with respect to the Accounts included in the Wholesale Portfolio: (a) there were 89 active SET Dealer Accounts, 90 active non-SET Dealer Accounts, and 54 active small, unaffiliated auction floorplanning Accounts, with an aggregate Principal Receivables balance of approximately $450.5 million; (b) the average credit line per Account was $3.31 million; (c) the average balance of Principal Receivables per Account was $1.93 million; (d) the aggregate total Principal Receivables balance as a percentage of the aggregate total credit line was approximately 58%; and (e) the weighted average spread over the prime rate charged to Dealers was 0.38%. There can be no assurance that the experience of the Accounts set forth in the tables below under " -- Loss Experience," " -- Aging Experience," " -- Geographic Distribution" and " -- Dealer Concentration" in the future will be similar to the historical experience set forth below.


     Because the Accounts from which Receivables have been transferred to the Trust on and after the Initial Closing Date are only a portion of the Wholesale Portfolio, actual experience with respect to such Accounts may have been different from that of the Wholesale Portfolio. Because such Accounts have been selected from the Wholesale Portfolio in a manner not adverse to Certificateholders and represent a sizeable portion of the Wholesale Portfolio, the Transferor believes that the performance of the Wholesale Portfolio reflected in the following tables is indicative of the historical performance of the Accounts which have been transferred to the Trust. Historical loss experience, aging experience and geographic distribution with respect to the Accounts being transferred to the Trust may be different from that of the Wholesale Portfolio in the future.

LOSS EXPERIENCE

     The following tables set forth WOFCO's average principal receivables balance and loss experience for each of the periods shown with respect to the Wholesale Portfolio. Losses occur on Receivables when a Dealer has been terminated under circumstances in which the Dealer has sold one or more Vehicles to a retail customer and has failed to remit the appropriate proceeds of such sale to WOFCO. Losses also occur when used Vehicles financed at wholesale and repossessed by WOFCO from a terminated Dealer cannot be sold for the balance due on the related Receivables. By contrast, losses generally have not occurred when new Vehicles financed by WOFCO are repossessed from terminated Dealers, because such new Vehicles will generally be returned to SET or other manufacturers or distributors for a purchase price which generally covers the balance due on the related Receivables. WOFCO recognizes losses on Receivables at the time it deems such Receivables to be uncollectible (which is generally at the time it has exhausted all non-legal remedies). Because the Eligible Accounts may be only a portion of the entire portfolio, actual loss experience with respect to the Eligible Accounts may be different.

     As shown in the table below, WOFCO's loss experience has been generally low during the past five years. Losses were slightly higher in 1991 due primarily to a general weakening of the economy in the late 1980's and a general delay between the time a loss originally occurs and the time legal and economic issues surrounding a Dealer charge-off are resolved. Since 1991, management has centralized monitoring of the receivables and instituted tighter controls, resulting in an improvement in the quality of the overall portfolio. There have been no losses to the portfolio since October 1, 1993.

     There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the Wholesale Portfolio. In addition, a significant portion of the Receivables are from SET-franchised dealers. The historical experience set forth below reflects financial assistance provided by SET in certain limited instances, to SET-franchised dealers as described above under "The Dealer Floorplan Financing Business -- Relationship with SET and other Affiliates." If SET is not able to provide such assistance in the future, the loss experience in respect of the receivable portfolio may be adversely affected. See "Risk
Factors -- Trust's Relationship to WOFCO, SET and other Affiliates."

                 LOSS EXPERIENCE FOR THE WHOLESALE PORTFOLIO(1)


                                     THREE MONTHS
                                   ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
                                   ----------------    ----------------------------------------------
                                    1996      1995      1995      1994      1993      1992      1991
                                   ------    ------    ------    ------    ------    ------    ------
                                   (DOLLARS IN MILLIONS)
Average Principal Receivables
  Balance(2).....................  $409.7    $367.1    $391.9    $339.4    $271.9    $170.9    $161.4
Net Losses (Recoveries)(3).......  $  0.0    $  0.0    $  0.0    $  0.0    $  0.3    $  0.1    $  0.7
Net Losses/Average Principal
  Receivables Balance(4).........    0.00%     0.00%     0.00%     0.00%     0.11%     0.06%     0.43%


- ---------------

(1) Figures include approximately $5.7 million in Receivables as of March 31, 1996 that were not transferred to the Trust on the Initial Closing Date or thereafter. WOFCO has no reason to believe that the performance of the Receivables included in the Accounts transferred to the Trust on and after the Initial Closing Date is materially different from the performance of the Receivables in the Wholesale Portfolio for the periods presented in the table.
(2) Average Principal Receivables Balance is the average of the monthly average principal balances (based on beginning and ending month balances) for the twelve months ending on the last day of the period, except for the periods ended March 31, 1996 and March 31, 1995, each of which is based on a three month average.
(3) Net losses in any period are gross losses less recoveries for such period. Recoveries include recoveries from Collateral Security in addition to the Vehicle. Losses do not include losses with respect to certain Accounts guaranteed by SET.
(4) Percentages for the three month periods ended March 31, 1996 and March 31, 1995 are expressed on an annualized basis.

AGING EXPERIENCE

     The following table provides the age distribution of Vehicle inventory for all Dealers in the Wholesale Portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts may only be a portion of the entire Wholesale Portfolio, actual age distribution with respect to the Eligible Accounts may be different.

                AGE DISTRIBUTION FOR THE WHOLESALE PORTFOLIO(1)

                                                          PERCENTAGE OF TOTAL PRINCIPAL
                                                           OUTSTANDING AS OF MARCH 31,
                             DAYS                                     1996
        ----------------------------------------------    -----------------------------
        1-120.........................................                 88.41%
        121-180.......................................                  7.39
        181-270.......................................                  2.83
        Over 270......................................                  1.37
                                                                     -------
                                                                      100.00%
                                                                     -------

- ---------------


(1) Measured from the date of advance. Excludes approximately $5.7 million of Receivables that were not transferred to the Trust on the Initial Closing Date or thereafter.


     The average payoff rate in the Wholesale Portfolio is described under "Maturity and Principal Payment Considerations."

GEOGRAPHIC DISTRIBUTION

     The following table provides the geographic distribution of the Vehicle inventory for all Dealers in the Trust on the basis of receivables outstanding and the number of Dealers generating such portfolio. As of March 31, 1996, approximately 40.73% of Receivables in the Wholesale Portfolio arose in the State of Florida. For the past several years, the State of Florida has experienced a significant growth in population and of segments of the population that are inclined toward purchasing new and used automobiles such as the Vehicles. No assurance can be given, however, that such economic growth will continue at such a rate in the future, or that the percentage of Receivables arising in Florida will remain the same, and the Transferor is unable to determine and has no basis to predict whether or to what extent economic factors will affect Vehicle sales in Florida.

         GEOGRAPHIC DISTRIBUTION OF ACCOUNTS IN THE WHOLESALE PORTFOLIO
                            AS OF MARCH 31, 1996(1)


                                                    PERCENTAGE OF
                                   RECEIVABLES       RECEIVABLES      NUMBER OF     PERCENTAGE OF
                                   OUTSTANDING       OUTSTANDING      VEHICLES      TOTAL VEHICLES
                                   ------------     -------------     ---------     --------------
Florida..........................  $183,475,113          40.73%         10,784           41.81%
North Carolina...................    65,667,112          14.57           3,893           15.10
Georgia..........................    64,078,638          14.22           3,648           14.15
Virginia.........................    34,412,048           7.64           1,848            7.17
Alabama..........................    23,750,461           5.27           1,353            5.25
South Carolina...................    21,628,402           4.80           1,094            4.24
New York.........................    14,633,237           3.25             589            2.28
California.......................    13,538,986           3.01             759            2.94
Maryland.........................    11,838,281           2.63             635            2.46
Illinois.........................    10,577,607           2.35             535            2.07
Other............................     6,899,259           1.53             652            2.53
                                   ------------     -------------     ---------        -------
     Total.......................  $450,499,144         100.00%         25,790          100.00%


- ---------------

(1) Includes approximately $4.7 million of Receivables located in Florida and $1.0 million of Receivables located in New York that were not transferred to the Trust on the Initial Closing Date or thereafter.

DEALER CONCENTRATION

     The following table provides information with respect to the concentration of Receivables relating to certain Dealers as of March 31, 1996. The Accounts described below (identified by Dealer group code, which includes each Dealer and its affiliates under common ownership and control) constitute all Accounts with at least 2% or more of the outstanding Wholesale Portfolio as of March 31, 1996.

                DEALER CONCENTRATION FOR THE WHOLESALE PORTFOLIO

                                                           AS OF MARCH 31, 1996
                                                   ------------------------------------
                                                   RECEIVABLES     PERCENTAGE OF TOTAL
                  DEALER GROUP CODE(1)             OUTSTANDING        RECEIVABLES(2)
        -----------------------------------------  -----------     --------------------
        01.......................................  $43,274,627             9.73%
        12.......................................  18,729,772              4.21
        33.......................................  14,936,205              3.36
        86.......................................  11,493,015              2.58
        28.......................................  11,282,005              2.54
        29.......................................  11,208,763              2.52
        85.......................................  10,365,662              2.33
        63.......................................  10,021,490              2.25
        17.......................................   9,869,657              2.22
        82.......................................   9,493,142              2.13

- ---------------

(1) Combines affiliated dealers.
(2) Total Receivables excludes approximately $5.7 million of Receivables that were not transferred to the Trust on the Initial Closing Date or thereafter.

                                  THE SERVICER


     World Omni Financial Corp. ("WOFCO" or the "Servicer"), is a Florida corporation and a subsidiary of JM Family Enterprises, Inc. ("JMFE"), a Delaware corporation which is primarily engaged through its subsidiaries in providing Toyota dealerships in the five-state southeast region of the United States (Florida, Alabama, Georgia, North Carolina and South Carolina (the "Five-State Area")) with a full range of distribution and financial services. WOFCO provides wholesale floorplan financing, capital loans and retail motor vehicle leasing and installment financing loans, primarily to dealers franchised by Southeast Toyota Distributors, Inc. ("SET") and their customers. SET is the exclusive distributor of Toyota cars and light duty trucks, parts and accessories through approximately 165 dealers in the Five State Area. As of March 31, 1996, WOFCO serviced approximately $5.5 billion of receivables. The principal executive offices of WOFCO are located at 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.


                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS


     Principal with respect to the Certificates will not be payable until the October 1999 Distribution Date (the "Expected Final Payment Date"), unless an Early Amortization Event or an Asset Composition Event has occurred. Upon the occurrence of an Early Amortization Event, no assurance can be given that WOFCO will continue to generate Receivables in an amount sufficient to pay on a timely basis the principal amount of and accrued interest due and owing on the Certificates. Full amortization of the Certificates by the Expected Final Payment Date will depend primarily upon repayment by Dealers of the Receivables and may not occur if Dealer payments are insufficient therefor. Because the Receivables generally are paid upon retail sale of the underlying Vehicle, the timing of such payments is uncertain. In addition, there is no assurance that WOFCO will generate additional Receivables under the Accounts or that any particular pattern of Dealer payments will occur. See "Description of the Certificates -- Interest and Principal" and "The Dealer Floorplan Financing Business."

     The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in Vehicle sales and inventory levels, retail incentive programs provided by Vehicle manufacturers and various economic factors affecting Vehicle sales generally. The following table sets forth the highest and lowest monthly payment rates for the Wholesale Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance for such period. Monthly payment rates have been high over the past few years, showing the general seasonal variation due to manufacturing model year changeovers and model introductions. Payment rates in 1992 were slightly higher than in other years due to an unusually low inventory caused in part by delays in the expansion of manufacturing capacity.

     There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. No assurance can be given that the payment rates with respect to the Eligible Accounts will be similar to the historical experience set forth below.

        MONTHLY PAYMENT RATES FOR THE WHOLESALE PORTFOLIO RECEIVABLES(1)

                                     THREE MONTHS
                                    ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
                                    ---------------     ---------------------------------------------
                                    1996      1995      1995      1994      1993      1992      1991
                                    -----     -----     -----     -----     -----     -----     -----
Highest Month.....................  65.90%    60.29%    61.60%    70.81%    79.19%    77.73%    77.34%
Lowest Month......................  56.16     49.03     45.85     46.28     48.80     55.78     40.50
Average of the Months in the
  Period..........................  60.36     54.91     54.82     58.76     59.09     66.59     59.49

- ---------------

(1) Figures include approximately $5.7 million in Receivables that were not transferred to the Trust on the Initial Closing Date or thereafter. WOFCO has no reason to believe that the monthly payment rates of Receivables included in the Accounts which have been transferred to the Trust on or after the Initial Closing Date are materially different from the monthly payment rates of the Receivables in the Wholesale Portfolio for the periods presented in the table.

     Because an Early Amortization Event (which would initiate an Early Amortization Period) or an Asset Composition Event may occur, the principal of the Certificates may be paid in full or in part prior to the scheduled termination of the Revolving Period or prior to the Expected Final Payment Date. See "Description of the Certificates -- Early Amortization Events" and
" -- Asset Composition Event."

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a Master Pooling and Servicing Agreement, dated as of October 1, 1994, as supplemented by the Supplement relating to the Certificates (as so supplemented or amended from time to time, the "Pooling and Servicing Agreement"), among WODFI, as Transferor of the Receivables, WOFCO, as Servicer of the Receivables, and the Trustee, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Trustee will make available for inspection a copy of the Pooling and Servicing Agreement (without exhibits or schedules) to Certificateholders on written request. The following summary describes certain terms of the Pooling and Servicing Agreement, does not purport to be complete and is qualified in its entirety by reference to the Pooling and Servicing Agreement.

     The Certificates will evidence undivided beneficial interests in the assets of the Trust representing the right to receive from the portion of such Trust assets allocated to the Certificateholders' Interest funds up to (but not in excess of) the amounts required to make payments of interest on and principal of the Certificates pursuant to the Pooling and Servicing Agreement.


     Each Class of Certificates will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Each Class of Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. Each $1,000 principal amount of the Class A Certificates and the Class B Certificates will represent 1/167,500 and 1/7,500, respectively, of the Certificateholders' Interest. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Certificates. No Certificate Owner will be entitled to receive a certificate representing such person's beneficial interest in its Class of Certificates, except in the event Definitive Certificates are issued under the limited circumstances described herein. Unless and until Definitive Certificates are issued, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Direct Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, reports and statements to DTC or Cede, as the registered holder of the Certificates. See "-- Book-Entry Registration" and "-- Definitive Certificates."


INTEREST

     Interest on the principal balance of the Class A Certificates will accrue at a per annum rate (the "Class A Certificate Rate") equal to One-Month LIBOR plus basis points (0.____%) (the "Class A LIBOR Rate"), and interest on the principal balance of the Class B Certificates will accrue at a per annum rate (the "Class B Certificate Rate") equal to One-Month LIBOR plus basis points (0.____%) (the "Class B LIBOR Rate"); provided that, on any Distribution Date, if the weighted average of the Class A LIBOR Rate and the Class B LIBOR Rate is greater than the Asset Receivables Rate, then the Class A Certificate Rate and the Class B Certificate Rate for such Distribution Date will be the Asset Receivables Rate.


     Interest at the Certificate Rate will be payable to the Certificateholders on each Distribution Date, commencing in May 1996. Interest due on a Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing
Date) to but excluding such Distribution Date. Interest due for any Distribution Date will be calculated on the basis of the actual number of days elapsed during the related Interest Period and a year assumed to consist of 360 days and interest due but not paid on any Distribution Date will be due on the next Distribution Date, together with, to the extent lawfully payable, interest on such amount at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, plus 200 basis points (2.00%). Interest payments on the Certificates at the Certificate Rate will be derived from Certificateholder Interest Collections for a Collection Period, withdrawals, if any, from the Reserve Fund, Investment Proceeds, if any, and, under certain circumstances, Available Transferor Collections to the extent of the Available Subordinated Amount.



     The "Asset Receivables Rate" for any Interest Period shall equal the product of (a) the quotient obtained by dividing (i) 360 by (ii) the actual number of days elapsed in such Interest Period and (b) a percentage, expressed as a fraction, (i) the numerator of which is the sum of (A) the Floating Allocation Percentage of Interest Collections allocable to the Regular Pool for the latest Collection Period ending prior to the last day of such Interest Period (which for their purpose only is based on interest amounts billed to the Dealers which are due during such Collection Period) less, unless waived by the Servicer, the Monthly Servicing Fee with respect to such immediately preceding Collection Period and (B) the Investment Proceeds to be applied on the Distribution Date related to such Interest Period and (ii) the denominator of which is the sum of (A) the product of the Floating Allocation Percentage and the average Regular Pool Balance (after giving effect to any Investor Charge-Offs, and including Ineligible Receivables and certain excess receivables) for such immediately preceding Collection Period and (B) the Series 1996-2 portion of the average principal balance of funds on deposit in the Excess Funding Account for such Collection Period. If for any Interest Period, the weighted average of the Class A LIBOR Rate and the Class B LIBOR Rate exceeds the Asset

Receivables Rate, funds available as provided herein after making all required distributions and deposits with respect to each Class of Certificates, including payments with respect to principal (including payments to the Excess Funding Account), Class A Monthly Interest and Class B Monthly Interest, the Monthly Servicing Fee, the Reserve Fund Deposit Amount, the Investor Default Amount and the unreimbursed Monthly Dilution Amount, will be used to pay the Shortfall Amount. If the Servicer determines that such amounts will not be sufficient to pay the Shortfall Amount on the related Distribution Date, the Servicer shall notify the Transferor, and the Transferor will be obligated to deposit an amount sufficient to pay such Shortfall Amount in the Collection Account on the day preceding the related Distribution Date for payment to Certificateholders. Under certain circumstances specified in the Pooling and Servicing Agreement, failure by the Transferor to pay any Shortfall Amount or any Carry-Over Amount may result in an Early Amortization Event.


     In the event that the Transferor fails to pay a Shortfall Amount on any Distribution Date, interest shall accrue on such Shortfall Amount and shall be payable, together with interest thereon at the applicable Certificate Rate plus 2% (such Shortfall Amount plus such interest thereon, a "Carry-Over Amount"), on the next succeeding Distribution Date in the same manner as a Shortfall Amount.

     At such time as (i) the Invested Amount of the Certificates is zero and all interest due and owing on the Certificates has been paid in full and (ii) any accrued and unpaid Carry-Over Amount exists at such time, then, in such event, Available Transferor Collections will be applied by the Servicer to the extent of the Available Subordinated Amount to pay any such accrued and unpaid Carry-Over Amount.

     "Interest Period" shall mean with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

     One-Month LIBOR will be calculated on each Interest Determination Date in the following manner. Two London Business Days (as defined below) preceding the first day of an Interest Period (or two business days preceding the Closing Date, in the case of the first Interest Period) (each, an "Interest Determination Date"), WOFCO, as Servicer, will ascertain the One-Month LIBOR Rate, which rate will be confirmed by Fleet National Bank (the "Reference Agent"), as agent for the Trust. The One-Month LIBOR Rate shall be the rate for deposits in U.S. dollars having a one-month maturity which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on such Interest Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

     With respect to an Interest Determination Date for which the One-Month LIBOR Rate does not appear on the Telerate Page 3750, the One-Month LIBOR Rate will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Reference Agent (the "Reference Banks") at approximately 11:00 A.M., London time, on such Interest Determination Date to prime banks in the London interbank market, commencing on the second London Business Day immediately following such Interest Determination Date and having a one-month maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. "London Business Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market. The Reference Agent will request the principal London office of each such Reference Bank to provide a quotation of its rate, and the Reference Agent will confirm each such rate quoted by the Reference Banks. If at least two such quotations are provided, the One-Month LIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upward, if necessary, to the nearest five decimal points) of such quotations. If fewer than two quotations are provided, the One-Month LIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upward, if necessary, to the nearest five decimal points) of the rates quoted by three major banks in New York City selected by the Reference Agent at approximately 11:00 A.M., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, commencing on the second London Business Day immediately following such Interest Determination Date and having a one-month maturity and in a principal amount equal to an amount of not less than U.S.

$1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks in New York City selected as aforesaid by the Reference Agent are not quoting as mentioned in this sentence, the Class A Certificate Rate and the Class B Certificate Rate will be the Class A Certificate Rate and the Class B Certificate Rate in effect on the day immediately preceding such Interest Determination Date.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Reference Agent and its calculation of the applicable rate of interest for the Certificates for the related Interest Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL

     In general, no principal payments will be made to the Certificateholders until the Expected Final Payment Date or, upon the occurrence of an Early Amortization Event, as described herein, until the first Distribution Date following such event or as necessary upon the occurrence of an Asset Composition Event. No principal payments will be made to the Class B Certificateholders until the final principal payment with respect to the Class A Certificateholders has been made. During the Revolving Period, collections of Principal Receivables allocable to the Certificateholders' Interest, subject to certain limitations, will either be (a) to the extent not retained by the Transferor, allocated to the Excess Funding Account as described herein, (b) allocated to one or more Series or Purchased Interests which are in amortization, early amortization or accumulation periods to cover principal payments due to the investor certificateholders or Purchasers of any such Series or Purchased Interest or which provide for excess funding accounts or similar arrangements or (c) if no such Series or Purchased Interest is then amortizing or accumulating principal or otherwise does not provide for excess funding accounts or similar arrangements, paid to the Transferor or held as Unallocated Principal Collections. See "-- Allocation Percentages -- Principal Collections" and
"-- Distributions from the Collection Account; Reserve Fund -- Principal Collections."

     Unless and until an Early Amortization Event shall have occurred and until the outstanding principal balance of the Certificates is paid in full, on each Distribution Date with respect to the Accumulation Period, collections of Principal Receivables allocable to the Certificateholders' Interest plus certain other amounts comprising Monthly Principal will no longer be applied entirely for the benefit of another Series or Purchased Interest or to the Transferor as described above but instead an amount thereof up to the Controlled Distribution Amount for each such Distribution Date will be deposited in the Principal Funding Account. The funds on deposit in the Principal Funding Account (including any amounts deposited therein from the Excess Funding Account) will be used to pay first the Class A Principal Amount on the Expected Final Payment Date and then, to the extent funds are available, the outstanding balance of the Class B Certificates. If, on the Expected Final Payment Date, the amount in the Principal Funding Account is less than the outstanding principal balance of the Certificates, the amounts in such accounts will nevertheless be distributed on such date first to Class A Certificateholders and then, to the extent funds are available after Class A Certificateholders are paid, the Class B Certificateholders, the Early Amortization Period will commence and, on each Special Payment Date thereafter, the Class A Certificateholders will receive distributions of Class A Monthly Principal and Class A Monthly Interest until the Class A Principal Amount has been paid in full or the Termination Date has occurred. Following payment in full of all Class A Monthly Principal and Class A Monthly Interest, respectively, the Class B Certificateholders will receive distributions of Class B Monthly Principal and Class B Monthly Interest, respectively, until the Class B Principal Amount has been paid in full or the Termination Date has occurred.

     It is expected that the final principal payment with respect to the Certificates will be made on the Expected Final Payment Date, but the principal of the Certificates may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described under "Risk Factors -- Payments; Delays." If the Receivables are sold or reassigned to the Transferor as described below, principal payments on the Certificates will be made on the Distribution Date following such sale or repurchase. See "-- Allocation Percentages -- Principal Collections" and "-- Distributions from the Collection Account; Reserve Fund -- Principal Collections."

     Distributions on the Certificates will be made on each Distribution Date to the holders of Certificates in whose names the Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the day preceding such Distribution Date (or, if Definitive Certificates are issued, on the last day of the preceding calendar month) (each a "Record Date"). However, the final distribution on the Certificates will be made only upon presentation and surrender of the Certificates. Distributions will be made to DTC in immediately available funds.

BOOK-ENTRY REGISTRATION

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Direct Participants") and facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movements of certificates. Direct Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Certificateholders that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Direct Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Direct Participants and Indirect Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Direct Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. It is anticipated that the only Class A Certificateholder or Class B Certificateholder (as such term is used in the Pooling and Servicing Agreement) will be Cede, as nominee of DTC, and that Certificate Owners will not be recognized by the Trustee as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will only be permitted to exercise the rights of a Certificateholder under the Pooling and Servicing Agreement indirectly through DTC and its Direct Participants (who in turn will exercise their rights through DTC).

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Certificateholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Direct Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Direct Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can only act on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Class of Certificates.

     Neither DTC or Cede will comment or vote with respect to the Certificates. DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Direct Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that to the extent that the Pooling and Servicing Agreement requires that any action may be taken only by holders of Certificates representing a specified percentage of the aggregate outstanding principal amount thereof, DTC will take such action only at the direction of and on behalf of Direct Participants whose holdings include undivided interests that satisfy such specified percentage. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Trustee as soon as possible after any applicable record date with respect to a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those Direct Participants to whose accounts the Certificates will be credited on that record date (identified on a listing attached to the Omnibus Proxy).

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Class A Certificates and Class B Certificates will be issued in fully registered, certificated form to Class A Certificate Owners and Class B Certificate Owners, respectively, or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge its responsibilities as Depository with respect to a Class of Certificates properly and the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of a Servicer Default, Certificateholders of a Class representing not less than 51% of the aggregate unpaid principal amount of the Certificates of such Class advise the Trustee and DTC through Direct Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such Certificateholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Direct Participants of the availability through DTC of Definitive Certificates for the Certificates. Upon surrender by DTC of the certificate or certificates representing such Certificates and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement ("Holders"). In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for either Class of Certificates, the Pooling and Servicing Agreement provides that the Certificateholders will be notified of such event.

     Distributions of principal of, and interest on, the Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Distributions on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final distribution on any Certificate (whether Definitive Certificates or the certificate or certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate on the final payment date at such office or agency as is specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Class A Certificateholders not later than the first day of the month of the final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee, which shall initially be Fleet National Bank. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SUPPLEMENTAL CERTIFICATES

     The Pooling and Servicing Agreement provides that the Transferor may exchange a portion of the certificate evidencing the Transferor Interest (the "Transferor Certificate") for another certificate (a "Supplemental Certificate") for transfer or assignment to a person designated by the Transferor upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement); provided that (a) the Transferor shall, after giving effect thereto, have an interest in the Pool Balance of not less than 2% of the Pool Balance, (b) the Transferor shall have delivered to the Trustee, the Rating Agencies and any Enhancement Provider certain opinions of counsel with respect to such exchange and (c) the Transferor shall have delivered to the Trustee written confirmation from the Rating Agencies that such exchange will not result in a reduction or withdrawal of the rating of each Class of Certificates or any other outstanding Series or class of certificates or any Purchased Interest. Any subsequent transfer or assignment of a Supplemental Certificate is also subject to the conditions described in clauses (a), (b) and (c) in the preceding sentence.


NEW ISSUANCES

     The Pooling and Servicing Agreement provides that the Trust will issue or sell three types of certificates or interests: (i) one or more Series, including Concentration Series, of investor certificates (including the Certificates) which are transferable and have the characteristics described below, (ii) one or more Purchased Interests which are transferable and have the characteristics described below, and (iii) the Transferor Certificate (and any Supplemental Certificate) which will evidence the Transferor Interest and will be transferable only upon the satisfaction of certain conditions described under "Supplemental Certificates." The Pooling and Servicing Agreement also provides that, pursuant to one or more Supplements or Purchase Agreements, the Transferor may cause the Trustee to issue one or more new Series or sell one or more Purchased Interests. Under the Pooling and Servicing Agreement, the Transferor may specify, among other things, with respect to any Series or Purchased
Interest: (a) its name or designation, (b) its initial principal amount, (c) its certificate rate or interest rate (or the method for determining its certificate or interest rate), (d) a date on which it will begin its accumulation period, amortization period or controlled amortization period, if any, (e) the method for allocating principal and interest to certificateholders or Purchasers, (f) the percentage used to calculate monthly servicing fees, (g) the issuer and terms of any Enhancement with respect thereto or the level of subordination provided by the Transferor Interest, (h) the terms on which the certificates of such Series or the Purchased Interest may be exchanged for certificates of another Series or for another Purchased Interest, be subject to repurchase, optional redemption or mandatory redemption by the Transferor or be remarketed by any remarketing agent, (i) the applicable termination date, (j) whether such Series or Purchased Interest will be a part of a group or subject to being paired with any other prefunded Series, (k) whether such Series is a Regular Series or a Concentration Series, and (l) any other terms permitted by the Pooling and Servicing Agreement (all such terms, the "Principal Terms" of such Series or Purchased Interest). The Transferor may offer any Series or Purchased Interest under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through the Underwriter or one or more other underwriters or placement agents. There is no limit to the number of Series that may be issued or Purchased Interests that may be sold under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Transferor may specify Principal Terms of a new Series or Purchased Interest such that each Series or Purchased Interest has an amortization period or accumulation period which may have a different length and begin on a different date than the amortization period or accumulation period for any other Series or Purchased Interest. Further, one or more Series or Purchased Interests may be in their early amortization periods or accumulation periods while other Series or Purchased Interests are not. Thus, certain Series or Purchased Interests may be amortizing or accumulating principal, while other Series or Purchased Interests are not amortizing or accumulating principal. Moreover, different Series or Purchased Interests may have the benefits of different forms of Enhancement issued by different entities. Under the Pooling and Servicing Agreement, the Trustee will hold each form of Enhancement only on behalf of the Series (or a particular class within a Series) or the Purchased Interest to which it relates. The Pooling and Servicing Agreement also provides that the Transferor may specify different certificate or interest rates and monthly servicing fees with respect to each Series (or a particular class within a Series) or Purchased Interest. In addition, the Transferor will have the option under the Pooling and Servicing Agreement to vary between Series (or classes within a Series) or Purchased Interests the terms upon which a Series (or classes with a Series) or Purchased Interest may be repurchased by the Transferor.

     Under the Pooling and Servicing Agreement and pursuant to a Supplement, a new Series or Purchased Interest may be issued or sold only upon the satisfaction of certain specified conditions. The Transferor may cause the issuance of a new Series or Purchased Interest by notifying the Trustee, the Servicer, each Rating Agency, any Agent or any Enhancement Provider at least five business days in advance of the applicable date of New Issuance. The notice shall state the designation of any Series (and classes with a Series, if any) or Purchased Interest and with respect to such Series or Purchased Interest: (a) its initial principal amount, (b) its certificate or interest rate and (c) the issuer of any Enhancement with respect to such Series (or classes with a Series) or Purchased Interest. The Pooling and Servicing Agreement will provide that the Trustee will issue any such Series or Purchased Interest only upon delivery to it of the following (i) a Supplement in form satisfactory to the Trustee signed by the Transferor and the Servicer and specifying the Principal Terms of such Series or Purchased Interest, (ii) the form of any Enhancement and any related agreement, (iii) an opinion of counsel to the effect that, for certain income tax purposes, (w) such issuance will not adversely affect the characterization of the certificates (including the Certificates) of any outstanding Series or class or Purchased Interest, (x) such issuance will not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes or taxable at the entity level for Florida or Connecticut tax purposes and (y) such new Series or Purchased Interest will be characterized as debt or a partnership interest and (iv) written confirmation from the Rating Agencies that such issuance will not result in a reduction or withdrawal of the rating of the Certificates or any other outstanding Series or class of certificates or any Purchased Interest. Such issuance is also subject to the conditions that (a) the Transferor shall have represented and warranted that such issuance shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur and (b) after giving effect to such issuance, (i) the Transferor Amount shall not be less than 2% of the Pool Balance and (ii) the Regular Transferor Amount shall not be less than 2% of the Regular Pool Balance. Upon satisfaction of all such conditions, the Trustee will issue such Series.


CONVEYANCE OF RECEIVABLES AND COLLATERAL SECURITY

     On the Initial Closing Date, WODFI transferred and assigned to the Trust all of its right, title and interest in and to the Receivables and the related Collateral Security as of the Initial Closing Date, all receivables thereafter created in the Accounts and its interests in the related Collateral Security and the Receivables Purchase Agreement, and the proceeds of all of the foregoing. See "World Omni Dealer Funding Inc. and the Trust."

     In connection with the sale of Receivables to the Transferor by WOFCO and the transfer of such Receivables by the Transferor to the Trust, WOFCO has delivered and will continue to deliver to the Trustee all instruments, if any (as defined under the UCC) relating to the Receivables and, as a precautionary measure, WOFCO has indicated and will continue to indicate in its computer records that the Receivables in the Accounts and the related Collateral Security have been conveyed to the Trust. To the extent the Receivables constitute "accounts," "chattel paper" or "general intangibles (each as defined under the UCC), the Transferor has filed one or more financing statements and has taken other actions necessary in accordance with applicable state law to perfect the Trust's interest in the Receivables, the Collateral Security, the Receivables Purchase Agreement and the proceeds thereof. In addition, on the Initial Closing Date the Transferor provided to the Trustee a computer file or microfiche or written list containing a true and complete list showing for each Account (which list has been updated by the Transferor and the Trustee since such date), as of the Initial Closing Date, (i) its account number and (ii) the outstanding balance of Principal Receivables in such Account. See "Risk Factors -- Sale and Transfer of Receivables; Security Interest and Insolvency Considerations" and "Certain Legal Aspects of the Receivables."

     As described below under "Addition of Accounts," the Transferor has the right and in some circumstances is obligated (subject to certain limitations and conditions) to designate from time to time additional accounts to be included as Additional Accounts, to purchase from WOFCO (subject to certain limitations and conditions regarding WOFCO described above in "Risk Factors -- Release of Liens under Existing Credit Arrangements") the Receivables then existing or thereafter created in such Additional Accounts and to convey such Receivables to the Trust. Each such Additional Account must be an Eligible Account. In respect of any conveyance of Receivables in Additional Accounts, the Transferor will follow the procedures set forth in the preceding paragraph, except the list will show information for Additional Accounts as of the date such Additional Accounts are identified and selected (the "Additional Cut-Off Date").

REPRESENTATIONS AND WARRANTIES

     The Transferor has made and will make representations and warranties to the Trust relating to the Accounts, the Receivables and the Collateral Security to the effect, among other things, that (a) as of the Initial Closing Date and the date of issuance of any other Series or Purchased Interest (a "Series Issuance Date") (or, in the case of an Additional Account, as of the Additional Cut-Off Date and the date the related Receivables are transferred to the Trust (an "Addition Date")), each Account or Additional Account is an Eligible Account or, if it is an Account not constituting an Eligible Account (an "Ineligible Account") on such date, such Account is being removed from the Trust in accordance with the requirements of the Pooling and Servicing Agreement, (b) as of the Initial Closing Date (or as of the Additional Cut-Off Date, in the case of any Additional Accounts) or as of the date any future Receivable is generated (a "Transfer Date"), each Receivable is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust as described below under "Ineligible Receivables," (c) each Receivable and all Collateral Security conveyed to the Trust on the Initial Closing Date and on each Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of the Transferor's right, title and interest in the Receivables Purchase Agreement, have been conveyed to the Trust free and clear of any liens, and (d) all appropriate consents and governmental authorizations required to be obtained by the Transferor in connection with the conveyance of each such Receivable or Collateral Security have been duly obtained. If the Transferor breaches any representation and warranty described in this paragraph and such breach remains uncured for 30 days or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by the Transferor or the Servicer or receipt of written notice from the Trustee or any Purchaser of such breach by the Transferor or the Servicer, and such breach has a materially adverse effect on the Certificateholders' Interest or the interests of the holder of other outstanding Series or Purchased Interest in any Receivable or Account, the Certificateholders' Interest and such other certificateholders' or Purchaser's interests in such Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account will be reassigned to the Transferor on the terms and conditions set forth below and such Account shall no longer be included as an Account.

     Each such Receivable shall be reassigned to the Transferor on or before the end of the Collection Period in which such reassignment obligation arises by the Transferor directing the Servicer to deduct the principal balance of such Receivable from the Pool Balance. In the event that such deduction would cause the Transferor Amount or the Regular Transferor Amount, respectively, to be less than the sum of the Trust Available Subordinated Amount and the Minimum Transferor Amount and the sum of the Regular Trust Available Subordinated Amount and the Regular Minimum Transferor Amount, respectively, on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date), on the date on which such reassignment is to occur, the Transferor will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the greater of the amount by which the Transferor Amount and the Regular Transferor Amount, respectively, would be less than the sum of the Trust Available Subordinated Amount and the Minimum Transferor Amount and the sum of the Regular Trust Available Subordinated Amount and the Regular Minimum Transferor Amount, respectively (the amount of such deposit being referred to herein as a "Transfer Deposit Amount"), provided that if the Transfer Deposit Amount is not so deposited, the principal balance of the related Receivables will be deducted from each of the Pool Balance and the Regular Pool Balance only to the extent (i) the Transferor Amount is not reduced below the sum of the Trust Available Subordinated Amount and the Minimum Transferor Amount and (ii) the Regular Transferor Amount is not reduced below the sum of Regular Trust Available Subordinated Amount and the Regular Minimum Transferor Amount, and any principal balance not so deducted will not be reassigned and will remain part of the Trust. The reassignment of any such Receivable to the Transferor and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

     The Transferor has made and will make representations and warranties to the Trust to the effect, among other things, that as of the Initial Closing Date and each Series Issuance Date (a) it is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Pooling and Servicing Agreement constitutes a valid, binding and enforceable agreement of the Transferor and (b) the Pooling and Servicing Agreement constitutes either a valid transfer and assignment to the Trust of, or the grant of a valid security interest in, of all right, title and interest of the Transferor in, to and under the Receivables and the related Collateral Security, whether then existing or thereafter created, the Receivables Purchase Agreement, and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders), under the UCC or other applicable law which is effective as to each Receivable existing on the Closing Date (or as of the Addition Date, if applicable) or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust. In the event that the breach of any of the representations and warranties described in this paragraph has a materially adverse effect on the Certificateholders' Interest or the interests of the holders of all other outstanding Series or Purchased Interests in the Receivables, either the Trustee or the holders of certificates of all outstanding Series (including the Certificates) and Purchased Interests evidencing not less than 51% of the aggregate unpaid principal amount of all outstanding Series and Purchased Interests, by written notice to the Transferor (and to the Trustee, the Servicer and the issuer or provider of any Enhancement (an "Enhancement Provider") if given by certificateholders and Purchasers), may direct the Transferor to accept the reassignment of the Certificateholders' Interest and the certificateholders' interests of other Series and the Purchasers' Interests within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept the reassignment of the Certificateholders' Interest and such other certificateholders' interests and the Purchasers' interests on a Distribution Date occurring within such 60-day period. Such reassignment will not be required to be made, however, if at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any materially adverse effect caused by such breach shall have been cured. The portion of the price for such reassignment in respect of the Certificates will be equal to the sum of (i) the Invested Amount of the Certificates on the Determination Date preceding the Distribution Date on which the purchase is scheduled to be made and (ii) accrued and unpaid interest on the unpaid principal amount of the Certificates at the applicable Certificate Rate (together with interest on overdue interest at the applicable Certificate Rate plus 200 basis points (2%), to the extent lawfully payable). The payment of the reassignment price for all outstanding Series and Purchased Interests, in immediately available funds, will be considered a payment in full of the Certificateholders' Interest and such other certificateholders' interests and Purchasers' interests. The portion of such funds allocable to the Certificateholders' Interest will be distributed upon presentation and surrender of the Certificates. If the Trustee or the certificateholders or the Purchasers give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to certificateholders or the Trustee on behalf of the certificateholders and Purchasers.


ELIGIBLE ACCOUNTS AND ELIGIBLE RECEIVABLES

     An "Eligible Account" is defined to mean each wholesale financing line of credit extended by WOFCO to a Dealer, which line of credit, as of the date of determination thereof (a) is established by WOFCO in the ordinary course of business pursuant to a floorplan financing agreement, (b) is in favor of a Dealer which is an eligible dealer (which excludes dealers subject to voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation),
(c) is in existence and maintained and serviced by WOFCO (or a successor Servicer) and (d) in respect of which no amounts have been charged off as uncollectible.


     An "Eligible Receivable" is defined to mean each Receivable: (a) which was originated or acquired by WOFCO in the ordinary course of business, (b) which arose under an Account that at such time was an Eligible Account, (c) which is owned by WOFCO at the time of sale by WOFCO to the Transferor, (d) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer to finance Vehicles, (e) which, at the time of creation and at the time of transfer to the Trust (except, on the Initial Closing Date, with respect to Receivables relating to Vehicles that have already been sold), is secured by a perfected first priority security interest in the Vehicle relating thereto, (f) which was created in compliance in all respects with all requirements of law applicable thereto and pursuant to a Dealer Agreement which complies in all respects with all requirements of law applicable to any party thereto, (g) with respect to which all consents and governmental authorizations required to be obtained by WOFCO or the Transferor in connection with the creation of such Receivable or the transfer thereof to the Trust or the performance by WOFCO of the Dealer Agreement pursuant to which such Receivable was created, have been duly obtained, (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the Pooling and Servicing Agreement, (i) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's interest therein (including any proceeds thereof), (j) which will at all times be the legal and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws, (k) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer, (l) as to which, at the time of transfer of such Receivable to the Trust, WOFCO and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time, (m) as to which, at the time of transfer of such Receivable to the Trust, neither WOFCO nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the certificateholders or Purchasers therein, (n) which constitutes an "instrument," "account," "chattel paper" or a "general intangible" as defined in Article 9 of the UCC as then in effect in the State of Florida and (o) which was transferred to the Trust with all applicable governmental authorization.


     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the Transferor or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties, the observation of its obligations under the Pooling and Servicing Agreement or for any other purpose.

INELIGIBLE RECEIVABLES AND EXCESS RECEIVABLES

     For the purpose of facilitating the administration and reporting requirements of the Servicer under the Pooling and Servicing Agreement, all Receivables that are not Eligible Receivables ("Ineligible Receivables") arising in an Eligible Account shall be transferred to the Trust, provided that the Incremental Subordinated Amount is adjusted by the portion of the aggregate principal amount of Ineligible Receivables included therein allocable to the Certificateholders' Interest. The Incremental Subordinated Amount also will be increased by the portion of the aggregate principal amount allocable to the Certificateholders' Interest of all Receivables arising in Eligible Accounts which are no longer Eligible Accounts. See "Allocation of Collections; Deposits in Collection Account; Limited Subordination of Transferor Interest -- Available Subordinated Amount."


     In addition, a portion of Principal Receivables during any Collection Period, equal to the product of (i) without duplication, the sum of (A) the aggregate amount by which Principal Receivables relating to used Vehicles exceeds 25% (or, in the case of the Collection Period ending August 31, September 30 or October 31 of each year, 35%) of the aggregate amount of Principal Receivables included in the Trust, calculated as of the last day of the preceding Collection Period, (B) the aggregate amount of Principal Receivables in Eligible Accounts that have been placed on finance hold, (C) the aggregate amount by which Principal Receivables arising in Eligible Accounts relating to WOFCO's "Auction Advantage Program" exceeds 5% of the aggregate amount of Principal Receivables included in the Trust or, without duplication, the aggregate amount by which Principal Receivables in any such Eligible Account exceeds $250,000, (D) the aggregate amount by which Principal Receivables arising under Eligible Accounts under WOFCO's delayed payment privilege program exceeds 5%, and (E) the aggregate amount of interest payments on Receivables under certain inventory financing agreements with Dealers exceeds $500,000 per month, times (ii) a fraction the numerator of which is the Adjusted Invested Amount and the denominator of which is the aggregate adjusted invested amounts of all outstanding Series and Purchased Interests (including adjusted invested amounts relating to the Concentration Pool), in each case determined as of the related Determination Date (such product, the "Excess Receivables") shall also be added to the Incremental Subordinated Amount, together with certain other Receivables exceeding percentage limits as specified in the Pooling and Servicing Agreement. These percentages and dollar limits may be increased from time to time subject to each Rating Agency confirming that such increase will not result in a downgrade or withdrawal of its ratings assigned to the Certificates.

          "Adjusted Invested Amount" means, with respect to Series 1996-2 on any date of determination, the amount necessary so that the Series 1996-2 Allocation Percentage (calculated in accordance with the definition thereof) will equal the Target 1996-2 Allocation Percentage (calculated as of the last day of the Collection Period immediately preceding such date of determination). Using an iterative process to derive the appropriate numbers, the Servicer will calculate the Adjusted Invested Amount by reference to the Target 1996-2 Allocation Percentage, the Target 1996-2 Adjusted Invested Amount and the Target Adjusted Invested Amount.

          "Target 1996-2 Adjusted Invested Amount" means, on any date of determination, an amount equal to (a) (i) during the Revolving Period, the Invested Amount as of the last day of the Collection Period immediately preceding such day or (ii) during the Accumulation Period or an Early Amortization Period, the Invested Amount as of the last day of the Revolving Period minus (b) the amount of all unreimbursed Investor Charge-Offs on such day plus (c) the Available Subordinated Amount (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day).

          "Target 1996-2 Allocation Percentage" means, on any date of determination, the percentage equivalent of a fraction, the numerator of which is the Target 1996-2 Adjusted Invested Amount and the denominator of which is the sum of (i) the Target 1996-2 Adjusted Invested Amount and the Target Adjusted Invested Amounts for each other Series which is not a Concentration Series.

          "Target Adjusted Invested Amount" means, on any date of determination for each Series which is outstanding (other than Series 1996-2), an amount with respect to such Series which is equal to (a) (i) during its revolving period, the invested amount as of the last day of the Collection Period immediately preceding such day or (ii) during its accumulation period or any early amortization period, the invested amount of such Series as of the last day of its revolving period minus (b) the amount of all unreimbursed Investor Charge-Offs on such day with respect to such Series plus (c) the available subordinated amount for such Series (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day).

ADDITION OF ACCOUNTS

     Subject to the conditions described below, the Transferor has the right to designate from time to time additional accounts to be included as Accounts (the "Additional Accounts"). In addition, the Transferor is required to add the Receivables of Additional Accounts if either (i) the Pool Balance or the Regular Pool Balance, respectively, on the last day of any Collection Period is less than the Minimum Receivables Amount or the Regular Minimum Receivables Amount, respectively, as of the following Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date) or (ii) the Regular Transferor Amount is less than 2% of the Regular Pool Balance on such last day. In either case, unless certain insolvency events have occurred with respect to the Transferor or WOFCO, WOFCO under the Receivables Purchase Agreement will be required (subject to certain limitations and conditions regarding WOFCO described above in "Risk Factors -- Release of Liens Under Existing Credit Arrangements") to sell to the Transferor, and the Transferor under the Pooling and Servicing Agreement will be required to transfer and assign to the Trust, within 15 business days after the end of such Collection Period, interests in all Receivables arising in such Additional Accounts, whether such Receivables are then existing or thereafter created. Any designation of Additional Accounts is subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account; (ii) the Transferor shall represent and warrant that the addition of such Additional Accounts shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur, (iii) the Transferor shall not select such Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders, the Purchasers or any

Enhancement Provider, and (iv) solely in the event that, (A) unless certain Rating Agency conditions are met, if in any twelve-month period, the percentage derived by dividing the aggregate balance of all Receivables arising in Additional Accounts added during that twelve-month period, as of the date of such designation, by the Pool Balance at the beginning of such twelve-month period exceeds 20% at any time, or (B) if, during any fiscal quarter the percentage derived by dividing the aggregate balance of Receivables arising in Additional Accounts added during that quarter, as of the date of such designation, by the Pool Balance at the beginning of such fiscal quarter, exceeds 10% at any time, then in either case the applicable Rating Agencies shall have provided written confirmation that such addition will not result in a reduction or withdrawal of the rating of the Certificates or any other outstanding Series or class of certificates or Purchased Interest.


     Each Additional Account must be an Eligible Account at the time of its addition. However, because Additional Accounts may not have been a part of the initial portfolio of WOFCO, they may not be of the same credit quality as the initial Accounts. As a result of changing market conditions over time, Additional Accounts may have been originated by WOFCO at a later date using credit criteria different from those which were applied to the initial Accounts. However, WOFCO will covenant in the Receivables Purchase Agreement not to make any change in its credit criteria with respect to the Accounts if such change would have a material adverse effect on the Certificateholders.

          "Minimum Receivables Amount" for any date will mean an amount equal to the sum of (a) for each Series or Purchased Interest, the initial invested amount of such Series or Purchased Interest minus the amount of any deposits into its portion of the Excess Funding Account in connection with a reduction in the Pool Balance plus the amount of any withdrawals from its portion of the Excess Funding Account in connection with an increase in the Pool Balance plus (b) the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date) plus (c) the Minimum Transferor Amount.

          "Regular Minimum Receivables Amount" for any date will mean an amount equal to the sum of (a) for each Series or Purchased Interest (excluding any Concentration Series), the initial invested amount of such Series or Purchased Interest minus the amount of any deposits into its portion of the Excess Funding Account in connection with a reduction in the Regular Pool Balance plus the amount of any withdrawals from its portion of the Excess Funding Account in connection with an increase in the Regular Pool Balance plus (b) the Regular Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date) plus (c) the Regular Minimum Transferor Amount.

REMOVAL OF ACCOUNTS

     The Transferor shall have the right at any time to require the removal from the Trust of Eligible Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Eligible Accounts to be removed. To remove any Eligible Account and such amounts, the Transferor (or the Servicer on its behalf) shall, among other things, (a) on or before the fifth business day prior to the date of removal (the "Removal Date"), furnish to the Trustee, any Enhancement Provider and the Rating Agencies a written notice (the "Removal Notice") specifying the Removal Date; (b) on or before the fifth business day after the Removal Date, the Transferor shall have furnished to the Trustee a computer file, microfiche list or other list of the Accounts (the "Removed Accounts") that were removed on the Removal Date, specifying for each Removed Account as of the date of the Removal Notice its number and the aggregate amount of Principal Receivables therein; (c) represent and warrant that the removal of any such Eligible Account on the Removal Date will not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur or cause either (i) the Pool Balance to be less than the Minimum Receivables Amount or (ii) the Regular Pool Balance to be less than the Regular Minimum Receivables Amount; (d) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interest of the certificateholders or Purchasers were utilized in selecting the Removed Accounts; (e) represent and warrant that the Rating

Agencies shall have been advised of such removal and shall not have notified the Transferor or the Servicer that such removal will result in a reduction or withdrawal of the rating of the Certificates or any other outstanding Series or class of certificates or Purchased Interest; and (f) on or before the related Removal Date, deliver to the Trustee and any Enhancement Provider an officers' certificate confirming the items set forth in clauses (c), (d) and (e) above.

     Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Transferor a written reassignment and shall be deemed to reconvey to the Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts, all amounts received or to be received with respect thereto and all proceeds thereof.

COLLECTION ACCOUNT

     The Servicer has caused to be established and maintained an Eligible Deposit Account for the benefit of certificateholders and Purchasers in the name of the Trustee, on behalf of the Trust (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means (a) the corporate trust department of the Trustee or (b) a depository institution or trust company organized under the laws of the United States or any one of the states thereof or the District of Columbia (or a domestic branch of a foreign bank) which at all times (i) has either (x) a long-term unsecured debt rating acceptable to each Rating Agency or (y) a certificate of deposit rating acceptable to each Rating Agency and (ii) is a member of the FDIC. Funds in the Collection Account generally will be invested in (i) direct obligations of, and obligations fully guaranteed as to the full and timely payment of principal and interest by the United States or any agency or instrumentality, (ii) demand deposits, time deposits, bankers' acceptances or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States (or any domestic branch of a foreign bank) and insured by the FDIC, (iii) repurchase obligations held by the Trustee with respect to any security described in clause (i) of this sentence, or any other security issued or guaranteed by the United States or any agency or instrumentality thereof, (iv) investments in commercial paper and, following the Closing Date, money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency and (vii) other investments acceptable to the Rating Agency as being consistent with the then-current rating of the Certificates (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be credited to the Collection Account. The Servicer will have the revocable power to instruct the Trustee to make investments and withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement.

EXCESS FUNDING ACCOUNT


     The Servicer has caused to be established and maintained an Eligible Deposit Account for the benefit of certificateholders and Purchasers in the name of the Trustee, on behalf of the Trust (the "Excess Funding Account"). During the Revolving Period, Available Certificateholder Principal Collections (to the extent available therefor as described herein) will be deposited daily in the Excess Funding Account and allocated to Series 1996-2 in an amount equal to the excess, if any, of (a) the sum of (i) the Invested Amount, calculated as of the last day of the previous Collection Period and (ii) the Available Subordinated Amount (excluding the Incremental Subordinated Amount) on such day over (b) the product of the Series 1996-2 Allocation Percentage and the Regular Pool Balance on such date, multiplied by 98%. Funds on deposit in the Excess Funding Account and allocable to Series 1996-2 will be withdrawn and paid to the Transferor daily or allocated to one or more Series or Purchased Interests which are in amortization, early amortization or accumulation periods to the extent of any increases in the Certificateholders' Interest in the Regular Pool

Balance as a result of the addition of Receivables to the Trust. The allocation of additional Receivables to increase the Invested Amount and the invested amounts of such other Series or Purchased Interests (other than any Concentration Series) will be based on the general allocation provisions for the Trust.

     Any funds on deposit in the Excess Funding Account allocable to Series 1996-2 at the beginning of the Accumulation Period will be deposited in the Principal Funding Account. In addition, no funds will be deposited in the Excess Funding Account and allocated to Series 1996-2 during the Accumulation Period or any Early Amortization Period, and certain funds on deposit in the Excess Funding Account will be withdrawn and paid to Certificateholders if an Asset Composition Event occurs.

     Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Servicer in investments rated in the highest short-term category of each Rating Agency or in such other investments as are acceptable to each Rating Agency. Such investments are required to mature by the next Distribution Date. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as described under "-- Distributions from the Collection Account; Reserve Fund -- Interest Collections."

ALLOCATION PERCENTAGES

     Allocations Among Pools. Pursuant to the Pooling and Servicing Agreement, during each Collection Period, the Servicer will first allocate Collections and Defaulted Receivables, between the Concentration Pool Balance and the Regular Pool Balance. With respect to each Concentrated Account, the product of (i) Principal Collections from, Miscellaneous Payments relating to, and Defaulted Receivables in, such Concentrated Account on each day during the Collection Period, and (ii) the Concentration Percentage applicable on such day for such Concentrated Account, will be allocated to the Concentration Pool Balance. Interest Collections received from each Dealer during a Collection Period will be allocated on the related Determination Date between the Concentration Pool and the Regular Pool based on such Dealer's average concentration percentage, calculated as set forth below. The portion of such Interest Collections allocated to the Concentration Pool will equal the product of (x) such Interest Collections and (y) a fraction, the numerator of which is the excess, if any, of
(i) the average daily outstanding balance of Receivables in such Account during the Collection Period preceding such Collection Period over (ii) the product of 2% (or, with respect to each Account which is one of fifteen Accounts with the largest average principal balances during such preceding Collection Period, 3%) and the average daily Pool Balance during such preceding Collection Period, and the denominator of which is the average daily Pool Balance during such preceding Collection Period.

     All Collections not allocated to the Concentration Pool Balance will be allocated to the Regular Pool Balance.

          "Concentrated Account" means, on any date of determination, any Account with respect to which a Concentration Amount exists.

          "Concentration Amount" means, with respect to any Account on any date of determination, the aggregate amount of Receivables (other than Ineligible Receivables) in such account on such day minus the product of
     (i) the Concentration Limit and (ii) the aggregate amount of Principal Receivables included in the Trust on such day; provided that if an Early Amortization Event described in paragraph 11 under "Description of the Certificates -- Early Amortization Events" occurs, the Concentration Amount will instead equal the product of (x) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in such Account multiplied by (y) the Concentration Percentage as of the last day prior to the day upon which the condition giving rise to that Early Amortization Event arose.

          "Concentration Limit," with respect to any Account on any day, means 2% (or, with respect to each Account which is one of fifteen Accounts with the largest average principal balances during such preceding Collection Period, 3%). Under the Pooling and Servicing Agreement, these percentages may be increased if each Rating Agency confirms that such increase will not lead to a downgrade or withdrawal of its rating of either Class of the Certificates.

          "Concentration Percentage," with respect to each Concentrated Account on any day, means the percentage obtained by dividing (i) the Concentration Amount in that Account as of the close of business on the preceding day by
     (ii) the aggregate amount of Receivables in such Account on such preceding day, except (a) in the case of a Concentrated Account which is in "finance hold" status, in which case the Concentration Percentage at all times will be equal to the percentage obtained by dividing (i) the Concentration Amount in such Account as of the close of business on the day preceding the day the Account was placed on "finance hold" by (ii) the aggregate principal amount of Receivables in such Account on such day and (b) in the case of all Concentration Accounts, if an Early Amortization Event described in paragraph 11 under "Description of the Certificates -- Early Amortization Events" occurs, in which case the Concentration Percentage for each Account will be fixed at the Concentration Percentage (which may be zero) that was in effect for that Account as of the last day prior to the day upon which the condition giving rise to that Early Amortization Event.

          "Concentration Pool" means, collectively, those portions of each Concentration Account attributable to the Concentration Amounts.

          "Concentration Pool Balance" on any day means the aggregate of all Concentration Amounts.

          "Concentration Series" means any Series or Purchased Interest of the Trust on which payments may be made, in whole or in part, from Collections allocable to the Concentration Pool.

          "Regular Pool Balance," as of any date of determination, means the Pool Balance minus the Concentration Pool Balance.

     Allocation to the Certificateholders' Interest. On each Determination Date, the Servicer will allocate the portion of Collections and Defaulted Amounts allocated during the Collection Period to the Regular Pool Balance to the Certificateholders' Interest for each Collection Period as follows:

          (i) Interest Collections and the Defaulted Amount allocated to the Regular Pool Balance will be allocated to the Certificateholders' Interest based on the Floating Allocation Percentage;

          (ii) during the Revolving Period, Principal Collections allocated to the Regular Pool Balance will be allocated the Certificateholders' Interest based on the Floating Allocation Percentage;

          (iii) during the Accumulation Period and any Early Amortization Period, Principal Collections allocated to the Regular Pool Balance will be allocated to the Certificateholders' Interest based on the Principal Allocation Percentage; and

          (iv) Miscellaneous Payments allocable to Series 1996-2 will at all times be allocated to Certificateholders.

     Amounts not allocated to the Certificateholders as described above will be allocated to the Transferor.


          "Class A Initial Principal Amount" means, on the Closing Date, $167,500,000.


          "Class A Principal Amount" means, as of the last day of the previous Collection Period, the Class A Initial Principal Amount minus the sum of
     (i) the aggregate amount of principal payments made to Class A Certificateholders and (ii) the aggregate amount of unreimbursed Class A Investor Charge-Offs (which will not occur unless and until the Class B Principal Amount is reduced to zero as a result of Class B Investor Charge-Offs); provided that the Class A Principal Amount will in no event be less than zero.


          "Class B Initial Principal Amount" means, on the Closing Date, $7,500,000.


          "Class B Principal Amount" means, as of the last day of the previous Collection Period, the Class B Initial Principal Amount minus the sum of
     (i) the aggregate amount of principal payments made to

     Class B Certificateholders following payment in full of the Class A Principal Amount and (ii) the aggregate amount of unreimbursed Class B Investor Charge-Offs; provided that the Class B Principal Amount will in no event be less than zero.

          "Floating Allocation Percentage" for any Collection Period means the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Regular Pool Balance as of such last day; provided, however, that, with respect to the first Collection Period, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Invested Amount and the denominator of which is the Regular Pool Balance on the Closing Date; provided further, however, that the Floating Allocation Percentage on the Closing Date and until the second Determination Date thereafter will not exceed the Transferor Percentage at such time minus 2%.

          "Initial Invested Amount" means, on the Closing Date, the sum of the Class A Initial Principal Amount and the Class B Initial Principal Amount minus amounts deposited in the Excess Funding Account on the Closing Date.

          "Invested Amount" means, on any date of determination, the Initial Invested Amount minus the sum of (i) the amounts deposited in the Excess Funding Account and available for Series 1996-2 in connection with a reduction in Principal Receivables, (ii) the amount of principal payments (except principal payments made from the Series 1996-2 portion of the Excess Funding Account and transfers made from the Series 1996-2 portion of the Excess Funding Account to the Principal Funding Account) made to Certificateholders or deposited in the Principal Funding Account prior to such date of determination and (iii) the aggregate amount of unreimbursed Class A Investor Charge-Offs and Class B Investor Charge-Offs for all previous Distribution Dates and plus the amount of any withdrawals from the Excess Funding Account allocable to Series 1996-2 in connection with an increase in Principal Receivables.

          "Miscellaneous Payments" for any Collection Period means the sum of
     (a) Adjustment Payments and Transfer Deposit Amounts received with respect to such Collection Period and (b) Unallocated Principal Collections on such Distribution Date available to be treated as Miscellaneous Payments as described below under "-- Principal Collections."

          "Principal Allocation Percentage" for any Collection Period during the Accumulation Period and any Early Amortization Period means the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (x) the Regular Pool Balance as of the last day of the immediately preceding Collection Period and (y) the sum of the numerators used to calculate (i) for any Series or Purchased Interest in its revolving period, the floating allocation percentage with respect to Collections allocable to the Regular Pool Balance, and (ii) for any Series or Purchased Interest in its accumulation period or an early amortization period, the principal allocation percentage with respect to Collections allocable to the Regular Pool Balance.

          "Regular Trust Adjusted Invested Amount" means, with respect to any Collection Period, the sum of the Adjusted Invested Amount and the adjusted invested amounts for all other outstanding Series and Purchased Interests, other than any adjusted invested amount relating to the Concentration Pool.

          "Regular Trust Available Subordinated Amount" means the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding Series and Purchased Interests, other than any available subordinated amount related to the Concentration Pool.

          "Series 1996-2 Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Regular Trust Adjusted Invested Amount as of such last day, in each case excluding any invested amount relating to the Concentration Pool.

          "Trust Available Subordinated Amount" means the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding Series and Purchased Interests.

     The Floating Allocation Percentage and the Principal Allocation Percentage will be adjusted for any Collection Period in which Additional Accounts are designated to reflect the additional Receivables added to the Trust.

     Principal Collections. Principal Collections allocated to the Certificateholders' Interest for any Collection Period with respect to the Accumulation Period or any Early Amortization Period, will first be applied to make required payments of principal to the Principal Funding Account during the Accumulation Period and to the Certificateholders during the Early Amortization Period. See "Distributions from the Collection Account; Reserve
Fund -- Principal Collections" and "Distributions." The Servicer will determine the amount of Available Certificateholder Principal Collections for any Collection Period remaining after such required payments and the amount of any similar excess for any other Series or Purchased Interests ("Shared Principal Collections"). The Servicer will allocate Shared Principal Collections to cover any principal distributions to certificateholders for any Series or to Purchasers of Purchased Interests which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to such Series or Purchased Interest ("Principal Shortfalls"). Shared Principal Collections will generally not be used to cover investor charge offs for any Series or Purchased Interest. If Principal Shortfalls exceed Shared Principal Collections for any Collection Period, Shared Principal Collections will be allocated pro rata among the applicable Series and Purchased Interests based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the Transferor if either the Transferor Amount or the Regular Transferor Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the sum of the Trust Available Subordinated Amount or the Regular Trust Available Subordinated Amount, respectively, for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date) and the Minimum Transferor Amount or the Regular Minimum Transferor Amount, respectively. Any amount not paid to the Transferor because either (i) the Transferor Amount does not exceed the sum of the Trust Available Subordinated Amount and the Minimum Transferor Amount or (ii) the Regular Transferor Amount does not exceed the sum of the Regular Trust Available Subordinated Amount and the Regular Minimum Transfer Amount will be held unallocated ("Unallocated Principal Collections") until either (i) the Transferor Amount exceeds the sum of the Trust Available Subordinated Amount and the Minimum Transferor Amount or (ii) the Regular Transferor Amount exceeds the sum of the Regular Trust Available Subordinated Amount and the Regular Minimum Transferor Amount, as applicable, at which time such amount will be allocated to the Transferor, unless an early amortization event occurs or an amortization period commences for any Series, after which such amount will be treated as a Miscellaneous Payment and allocated among all outstanding Series and Purchased Interests in accordance with their respective adjusted invested amounts. As used herein, "Regular Minimum Transferor Amount" means the product of the Regular Pool Balance and the Series 1996-2 Allocation Percentage multiplied by 2%. "Minimum Transferor Amount" means the product of the Pool Balance and the Series 1996-2 Allocation Percentage multiplied by 2%.

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT; LIMITED SUBORDINATION OF TRANSFEROR INTEREST

     The Servicer, no later than two business days after the processing date, will deposit all collections received with respect to the Receivables (excluding, with certain exceptions, certain portions thereof allocable to the Transferor) in each Collection Period into the Collection Account. Notwithstanding the foregoing requirement for daily deposits, for so long as (i) WOFCO remains the Servicer under the Pooling and Servicing Agreement, (ii) no Servicer Default has occurred and is continuing and (iii) (x) WOFCO arranges for and maintains a letter of credit or other form of Enhancement in respect of the Servicer's obligation to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or (y) WOFCO otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations referred to below, during the Revolving Period WOFCO need not deposit collections constituting Principal Collections into the Collection Account on the day indicated in the preceding sentence but may use such Principal Collections (other than any amounts required to be deposited in the Excess Funding Account) until the business day immediately preceding the related Distribution Date, at which time WOFCO will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this sentence not applied; provided, however, that prior to ceasing daily deposits as described above the Transferor shall have delivered to the Trustee written confirmation from the Rating Agencies that the failure by WOFCO to make daily deposits of Principal Collections will not result in a reduction or withdrawal of the rating of the Certificates or any other outstanding Series or class of certificates or Purchased Interest.

     In addition, during any Collection Period the Servicer will generally be required to deposit Interest Collections and Principal Collections into the Collection Account only to the extent of the distributions required to be made to certificateholders, the amount required to be deposited into the Excess Funding Account or any other deposit, trust, reserve or similar account maintained for the benefit of certificateholders and Purchasers and the amounts required to be paid to any Enhancement Provider on the Distribution Date relating to such Collection Period and if, at any time prior to such Distribution Date, the amount of collections deposited in the Collection Account exceeds the amount required to be deposited, the Servicer will be permitted to withdraw such excess from the Collection Account.

     On any date on which all collections are deposited in the Collection Account, the Servicer will distribute directly to the Transferor an amount equal to (a) the Excess Transferor Percentage for the related Collection Period of Interest Collections allocable to the Regular Pool for such date and (b) the Excess Transferor Percentage for the related Collection Period of Principal Collections allocable to the Regular Pool for such date, if the Regular Transferor Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the sum of the Regular Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination
Date) and the Regular Minimum Transferor Amount. In addition, during the Revolving Period, subject to certain limitations, the Servicer will distribute directly to the Transferor, or as may otherwise be provided in any Supplement for another Series, on each such date of deposit an amount equal to the Available Transferor Collections for such date, if the Regular Transferor Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the sum of the Regular Trust Available Subordinated Amount for the immediately preceding Determination Date and the Regular Minimum Transferor Amount (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date).

          "Available Transferor Collections" for any date means the sum of (a) the Available Transferor Interest Collections for such date and (b) the Available Transferor Principal Collections for such date; provided, however, that the Available Transferor Collections will be zero for any Collection Period with respect to which the Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

          "Available Transferor Interest Collections" for any date means an amount equal to the result obtained by multiplying (a) the excess of (i) the Transferor Percentage for the related Collection Period over (ii) the Excess Transferor Percentage for such Collection Period by (b) Interest Collections allocable to the Regular Pool Balance for such date.

          "Available Transferor Principal Collections" for any date means an amount equal to the product of (a) the excess of (i) the Transferor Percentage for the related Collection Period over (ii) the Excess Transferor Percentage for such Collection Period and (b) Principal Collections allocable to the Regular Pool Balance for such date.

          "Excess Transferor Percentage" for any Collection Period means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to 100% minus (a) when used with respect to Interest Collections allocable to the Regular Pool Balance, the sum of (i) the aggregate of the floating allocation percentages for each Series and Purchased Interest (other than any floating allocation percentage relating to the Concentration Pool) with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the aggregate of the available subordinated amounts for each outstanding Series and Purchased Interest (other than any available subordinated amount relating to the Concentration Pool) as of the Determination Date occurring in the immediately preceding Collection Period (after giving effect to the allocation, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), and the denominator of which is the Regular Pool Balance as of the last day of such immediately preceding Collection Period or (b) when used with respect to Principal Collections allocable to the Regular Pool Balance, the sum of (i) the aggregate of the principal allocation percentages of each Series and Purchased Interest (other than any principal allocation percentages relating to the Concentration Pool) in its amortization, accumulation, or early amortization period and the aggregate of the floating allocation percentages for each Series and Purchased Interest (other than any floating allocation percentage relating to the Concentration Pool) in its revolving period with respect to such Collection Period and (ii) the percentage described in clause (a)(ii) above for such Collection Period.

          "Regular Transferor Amount" for any date means an amount equal to the Regular Pool Balance on such date minus the aggregate invested amounts for all outstanding Series and Purchased Interests (other than any invested amount relating to Concentration Pool) on such date.

          "Transferor Amount" for any date means an amount equal to the Pool Balance on such date minus the aggregate of invested amounts for all outstanding Series and Purchased Interests on such date.

          "Transferor Percentage" means 100% minus (a) when used with respect to Interest Collections allocable to the Regular Pool Balance, the aggregate of the floating allocation percentages for all Series and Purchased Interests (other than any floating allocation percentage relating to the Concentration Pool), and (b) when used with respect to Principal Collections allocable to the Regular Pool Balance, the sum of the aggregate of the principal allocation percentages of each Series and Purchased Interest (other than any principal allocation percentages relating to the Concentration Pool) in its amortization, accumulation, or early amortization period and the aggregate of the floating allocation percentages for each Series and Purchased Interest (other than any floating allocation percentage relating to the Concentration Pool) in its revolving period with respect to such Collection Period.


     Deficiency Amount. On each Determination Date, the Servicer will determine for the Certificates the amount (the "Deficiency Amount"), if any, by which (a) the sum of (i) the Class A Monthly Interest and the Class B Monthly Interest for the following Distribution Date, (ii) the Class A Monthly Interest and the Class B Monthly Interest accrued but not paid with respect to prior Distribution Dates (and interest thereon at the rates set forth herein to the extent permitted by law), (iii) the Monthly Servicing Fee (unless waived) for such Distribution Date, (iv) the Investor Default Amount for such Distribution Date, and (v) the amount (the "Monthly Dilution Amount") of any Adjustment Payment allocated to the Certificates for such Distribution Date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement, exceeds (b) the sum of (i) Certificateholder Interest Collections and Investment Proceeds for such Distribution Date and (ii) the amount of funds in the Reserve Fund on such Distribution Date available to fund the amount by which the amount in clause (a) exceeds the amount in clause (b)(i) above. See "-- Distributions from the Collection Account; Reserve Fund -- Interest Collections." If there is a Deficiency Amount, then the lesser of (x) the Deficiency Amount and (y) the Available Subordinated Amount is the "Draw Amount." In the event any Shortfall Amount or Carry-Over Amount remains outstanding at such time as the Invested Amount is paid in full, then the Draw Amount for such Distribution Date (after such payment of the Invested Amount) and subsequent Distribution Dates shall include any Carry-Over Amount, until such Carry-Over Amounts have been paid in full.


          "Class A Monthly Interest" for any Distribution Date shall mean an amount equal to (a) the actual number of days in the related Interest Period divided by 360 multiplied by (b) the product of (x) the Class A Certificate Rate and (y) the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all repayments of principal made to the Class A Certificateholders on such preceding Distribution Date, if any.

          "Class B Monthly Interest" for any Distribution Date shall mean an amount equal to (a) the actual number of days in the related Interest Period divided by 360 multiplied by (b) the product of (x) the Class B Certificate Rate and (y) the outstanding principal balance of the Class B Certificates as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all repayments of principal made to the Class B Certificateholders on such preceding Distribution Date, if any.


     Required Subordinated Amount. The "Required Subordinated Amount" shall mean, as of any date of determination, either (A) if the amount on deposit in the Series 1996-2 portion of the Excess Funding Account equals zero, the sum of
(i) the product of the Subordinated Percentage and the sum of the Class A Principal Amount and the Class B Principal Amount and (ii) the Incremental Subordinated Amount or (B) if the amount on deposit in the Series 1996-2 portion of the Excess Funding Account is greater than zero, the sum of (i) the Incremental Subordinated Amount plus (ii) the product of 4% multiplied by the Regular Pool Balance multiplied by the Series 1996-2 Allocation Percentage and multiplied by 98%; provided, however, that for any Determination Date following the end of the Revolving Period, or on any Determination Date on which a Carry-Over Amount exists, the Required Subordinated Amount shall in no event be less than an amount equal to the Subordinated Percentage of the Initial Principal Amount of the Certificates. The "Subordinated Percentage" will equal the percentage equivalent of a fraction, the numerator of which is 4% and the denominator of which will be the excess of 100% over 4%.


     Available Subordinated Amount. The "Available Subordinated Amount" for any day is equal to the lesser of (a) the Required Subordinated Amount for the current date and (b) the Available Subordinated Amount for the preceding Determination Date, minus (i) with certain limitations, the Draw Amount for the preceding Distribution Date, minus (ii) funds from the Reserve Fund applied to cover any portion of the Investor Default Amount, minus (iii) the Subordinated Percentage of funds added or to be added to the Series 1996-2 portion of the Excess Funding Account in the period from the preceding Distribution Date to the current Distribution Date, plus (iv) the Subordinated Percentage of funds withdrawn or to be withdrawn from the Series 1996-2 portion of the Excess Funding Account in the period from the preceding Distribution Date to the current Distribution Date and paid to the Transferor or allocated to one or more Series or Purchased Interests, plus (v) the amount of Excess Interest available to be paid to the Transferor as described under "-- Distributions from the Collection Account; Reserve Fund -- Excess Interest," minus (vi) the Incremental Subordinated Amount for such preceding Determination Date, plus (vii) the Incremental Subordinated Amount for the current day. The Available Subordinated Amount for the first Determination Date will be equal to the Required Subordinated Amount.

     The "Incremental Subordinated Amount" on any Determination Date will equal the sum of (i) the excess of the aggregate amount of Ineligible Receivables on such date over the aggregate amount of Ineligible Receivables that became Defaulted Receivables during the preceding Collection Period and are subject to reassignment from the Trust, unless certain insolvency events relating to the Transferor or WOFCO have occurred, as further described in the Pooling and Servicing Agreement and (ii) the Excess Receivables for the Collection Period related to that Determination Date.


     The Transferor may, in its sole discretion, at any time increase the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser of (i) $1,925,000 or (ii) 1.1% of the Invested Amount on such date. The Transferor is not under any obligation to increase the Available Subordinated Amount at any time. If the Available Subordinated Amount were reduced to less than the Required Subordinated Amount, an Early Amortization Event would occur. The Transferor could elect to increase the Available Subordinated Amount at the time such an Early Amortization Event would otherwise occur, thus preventing or delaying the occurrence of the Early Amortization Event.

DISTRIBUTIONS FROM THE COLLECTION ACCOUNT; RESERVE FUND

     Interest Collections. On each Distribution Date, the Trustee will apply Certificateholder Interest Collections and Investment Proceeds in respect of the related Collection Period to make the following distributions in the following order of priority:

          (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the applicable Class A Certificate Rate plus 200 basis points (2.0%) on Class A Monthly Interest previously due but not distributed), shall be paid to Class A Certificateholders;

          (ii) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the applicable Class B Certificate Rate plus 200 basis points (2.0%) on Class B Monthly Interest previously due but not distributed), shall be paid to Class B Certificateholders;

          (iii) an amount equal to the Monthly Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account as described above or waived as described below);

          (iv) an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

          (v) an amount equal to the sum of the Investor Default Amount, if any, and the Monthly Dilution Amount, if any, for such Distribution Date shall be treated as a portion of Available Certificateholder Principal Collections for such Distribution Date;

          (vi) an amount equal to the sum of any Shortfall Amount and any accrued and unpaid Carry-Over Amount shall be paid first to the Class A Certificateholders and then to the Class B Certificateholders; and

          (vii) the balance shall constitute Excess Interest.

     If such Certificateholder Interest Collections and Investment Proceeds are not sufficient to make the entire distributions required by clauses (i), (ii),
(iii) and (v), the Trustee shall withdraw funds from the Reserve Fund and apply such funds to complete, to the extent available, the distributions pursuant to such clauses in the numerical order thereof; provided that during an Early Amortization Period, the application of funds in the Reserve Fund to cover the amount in clause (v) will be reduced or eliminated to the extent necessary to maintain the amount in the Reserve Fund at least equal to $1,000,000. If, after application of Certificateholder Interest Collections pursuant to clause (vi) above, a Shortfall Amount or a Carry-Over Amount exists, the Transferor will be obligated to deposit the amount of such Shortfall Amount or Carry-Over Amount in the Collection Account for distribution to Certificateholders. If, at such time as the principal amount of the Certificates, and accrued unpaid interest thereon, has been paid in full, any Carry-Over Amount exists, Series 1996-2 shall not terminate, and on such Distribution Date and subsequent Distribution Dates, Available Transferor Collections up to the Available Subordinated Amount shall be applied to pay such Carry-Over Amount.

     If there is a Draw Amount for such Distribution Date, the Trustee shall apply the amount of Available Transferor Collections for the related Collection Period on deposit in the Collection Account on such Distribution Date, but only up to the Draw Amount, to make the distributions required by clauses (i), (ii),
(iii) and (v) above that have not been made through the application of funds from the Reserve Fund as described in the preceding paragraph. If the sum of the draw amounts (including the Draw Amount) for all Series and Purchased Interests in respect of a Distribution Date exceeds the Available Transferor Collections for the related Collection Period, then such Available Transferor Collections will be allocated among those Series and Purchased Interests with draw amounts pro rata on the basis of such draw amounts. The Available Subordinated Amount will be reduced by the amount of Available Transferor Collections so applied in respect of the Certificates. If the Draw Amount exceeds such Available Transferor Collections, the Available Subordinated Amount will be reduced by the amount of such excess, but not by more than the sum of the Investor Default Amount and the Monthly Dilution Amount for such Distribution Date.

     The balance of Available Transferor Collections on any Distribution Date will be distributed to the Transferor on such date, provided that, if the Trust Available Subordinated Amount for the immediately preceding Determination Date exceeds the Transferor Amount on such date (after giving effect to any Principal Receivables transferred to the Trust on such Distribution Date), the balance of Available Transferor Collections will be deposited into the Reserve Fund to the extent of such excess.

          "Certificateholder Interest Collections" for any Distribution Date means the portion of Interest Collections allocable to the Regular Pool Balance for the related Collection Period allocated to the Certificateholders' Interest as described under "Allocation
     Percentages -- Allocation to the Certificateholders' Interest."

          "Excess Interest" for any Distribution Date means the amount described in clause (vi) above.


          "Investment Proceeds" for any Distribution Date means an amount equal to the sum of (a) the investment earnings credited to the Collection Account on the related Determination Date with respect to funds held in the Reserve Fund and the Principal Funding Account, (b) investment earnings allocable to Series 1996-2 credited to the Collection Account on the related Determination Date with respect to funds held in the Collection Account and (c) all investment income earned on amounts in the Excess Funding Account allocable to Series 1996-2 since the preceding Distribution Date, in each case net of losses and investment expenses.



     Reserve Fund. An Eligible Deposit Account will be established and maintained in the name of the Trustee for the benefit of the Certificateholders (the "Reserve Fund"). No deposit will be made into the Reserve Fund prior to the first Distribution Date. The "Reserve Fund Required Amount" means an amount which upon any Distribution Date will equal 0.50% of the outstanding principal balance of the Certificates for such Distribution Date (after giving effect to any change therein on such Distribution Date). If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described above under "Interest Collections," the amount in the Reserve Fund is less than the Reserve Fund Required Amount for the next following Distribution Date, the Trustee shall deposit any remaining Available Transferor Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. The "Reserve Fund Deposit Amount" is the amount, if any, by which the Reserve Fund Required Amount exceeds the amount on deposit in the Reserve Fund. Funds in the Reserve Fund will be invested in the same manner in which funds in the Collection Account may be invested. On each Determination Date, the Servicer will credit to the Collection Account any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund. After payment in full of the outstanding principal balance of the Certificates and any Carry-Over Amount or Shortfall Amount, any funds remaining on deposit in the Reserve Fund will be paid to the Transferor.



     If, for any Distribution Date with respect to an Early Amortization Period, after giving effect to the allocations, distributions and deposits described in the preceding paragraph, the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount as of such Distribution Date, the Trustee shall deposit the remaining Available Transferor Collections for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount. The "Excess Reserve Fund Required Amount" for any Distribution Date means an amount equal to the greater of (a) 5% of the Initial Principal Amount and (b) the excess of (i) the Minimum Receivables Amount (after giving effect to any changes thereto on such Determination Date) over (ii) the Pool Balance (after giving effect to changes thereto on such Determination Date); provided that the Excess Reserve Fund Required Amount shall in no event exceed the Available Subordinated Amount for such Determination Date.


     In connection with the allocations to the Reserve Fund referred to in the two preceding paragraphs, if the remaining Available Transferor Collections are not sufficient to fund the reserve funds for all outstanding Series and Purchased Interests, then such remaining Available Transferor Collections will be allocated to such reserve funds pro rata on the basis of the respective amounts required to be deposited in such reserve funds.

     Excess Interest. On each Distribution Date, the Servicer will allocate the Excess Interest with respect to the Collection Period immediately preceding such Distribution Date, in the following order of priority:

          (a) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of the Miscellaneous Payments allocable to Series 1996-2 with respect to such Distribution Date) will be allocated in the same manner as Available Certificateholder Principal Collections for such Distribution Date;

          (b) an amount equal to the aggregate amount of Class B Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of the Miscellaneous Payments allocable to Series 1996-2 with respect to such Distribution Date) will be allocated in the same manner as Available Certificateholder Principal Collections for such Distribution Date;

          (c) an amount equal to the amount of reductions of the Available Subordinated Amount on account of Investor Default Amounts that have not previously been reinstated will be distributed to the Transferor and will increase the Available Subordinated Amount;

          (d) during any Dilution Reserve Period, an amount equal to the excess, if any, of $1,000,000 over the balance on deposit in the Dilution Reserve Fund shall be deposited in the Dilution Reserve Fund;

          (e) an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described under "-- Servicing Compensation and Payment of Expenses" will be distributed to the Servicer; and

          (f) the balance, if any, shall be distributed to the Transferor.

     Principal Collections. On each Distribution Date, the Servicer will allocate Available Certificateholder Principal Collections as follows:

          (a) on each day during the Revolving Period, all Available Certificateholder Principal Collections will be allocated, first, to make a deposit to the Excess Funding Account if so required and, second, to Shared Principal Collections as described under "Allocation
     Percentage -- Principal Collections for all Series"; and

          (b) for each Distribution Date with respect to the Accumulation Period or any Early Amortization Period:

             (i) an amount equal to Monthly Principal for such Distribution Date will be deposited to the Principal Funding Account; and

             (ii) the balance, if any, will be treated as Shared Principal Collections.

     In the event that the aggregate Invested Amount is greater than zero on the Termination Date, any funds remaining in the Reserve Fund (after the application of funds in the Reserve Fund as described above under "Interest Collections") will be treated as a portion of Available Certificateholder Principal Collections for the Distribution Date occurring on the Termination Date.

          "Available Certificateholder Principal Collections" for any Distribution Date means the sum of (a) Principal Collections allocated to the Regular Pool Balance and further allocated to the Certificateholders' Interest, as described above, for the related Collection Period, (b) the amount, if any, of Interest Collections, funds in the Reserve Fund and Available Transferor Collections allocated to cover the Investor Default Amount or reimburse Investor Charge-Offs, as described above, (c) the Miscellaneous Payments allocable to Series 1996-2 on deposit in the Collection Account for such Distribution Date and (d) Shared Principal Collections, if any, from other Series or Purchased Interests allocated to Series 1996-2.

          "Class A Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or any Early Amortization Period will equal the Available Certificateholder Principal Collections for such Distribution Date; provided, however, that for each Distribution Date with respect to the Accumulation Period, Class A Monthly Principal will not exceed the Controlled Distribution Amount for such Distribution Date; and provided, further that Class A Monthly Principal will not exceed the Class A Invested Amount.

          "Class B Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or any Early Amortization Period will equal the Available Certificateholder Principal Collections for such Distribution Date after the Class A Certificates have been paid or provided for in full; provided, however, that for each Distribution Date with respect to the Accumulation Period, Class B Monthly Principal will not exceed the excess of the Controlled Distribution Amount for such Distribution Date over Class A Monthly Principal for such Distribution Date; and provided, further that Class B Monthly Principal will not exceed the Class B Invested Amount.

          "Controlled Amortization Amount" means an amount equal to the aggregate outstanding principal amount of the Certificates as of the June 1999 Distribution Date (after giving effect to any changes therein on such date) divided by the number of months comprising the Accumulation Period Length.

          "Controlled Distribution Amount" for a Distribution Date means the excess, if any, of (i) the product of the Controlled Amortization Amount and the number of Distribution Dates with respect to the Accumulation Period through and including such Distribution Date over (ii) the amount on deposit in the Principal Funding Account (including any amounts deposited therein from the Series 1996-2 portion of the Excess Funding Account), before giving effect to any withdrawals from or deposits to such account on such Distribution Date.

          "Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or any Early Amortization Period means the sum of Class A Monthly Principal and Class B Monthly Principal.

DILUTION RESERVE FUND


     On any Dilution Reserve Trigger Date, the Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders and the holders of certificates of each Series (other than a Concentration Series and Series 1994-1) (the "Dilution Reserve Fund"). During any Dilution Reserve Period, so long as the Trust Available Subordinated Amount for the immediately preceding Determination Date does not exceed the Transferor Amount on such date (after giving effect to any Principal Receivables transferred to the Trust on such Distribution Date), any remaining Available Transferor Interest Collections will be deposited in the Dilution Reserve Fund until the balance on deposit therein equals $1,000,000. In addition, during a Dilution Reserve Period, excess interest will be deposited into the Dilution Reserve Fund as described under "-- Distributions from the Collection Account; Reserve Fund -- Excess Interest."


     If a Dilution Reserve Deposit Date occurs, the Servicer will deposit on such date into the Dilution Reserve Fund an amount equal to the excess, if any, of $1,000,000 over the balance on deposit in the Dilution Reserve Fund, and on each Distribution Date thereafter, the Servicer shall withdraw from the Dilution Reserve Fund and apply as Available Certificateholder Principal Collections an amount equal to the excess, if any, of the related Monthly Dilution Amount over the amounts allocated to cover all Monthly Dilution Amounts; provided that if any Series which is not a Concentration Series is outstanding (other than Series 1994-1), and if the sum of such excess amount and the similar excess from each other such Series is greater than funds on deposit in the Dilution Reserve Fund on such day, then the balance on deposit in the Dilution Reserve Fund will be shared pro rata among all Series which are not Concentration Series (other than Series 1994-1) in accordance with the proportion that the series allocation percentage of each bears to the sum of all such series allocation percentages. A Dilution Reserve Deposit Date will occur following a Dilution Reserve Trigger Date and the establishment of the Dilution Reserve Fund.

          "Dilution Reserve Deposit Date" means any Business Day on which the Regular Transferor Amount is less than the Regular Trust Available Subordinated Amount (after giving effect to any deposits to the Excess Funding Account on such day).

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

          "Dilution Reserve Period" means any period commencing on a Dilution Reserve Trigger Date and ending on the first Business Day thereafter on which the Regular Transferor Amount is equal to or greater than the sum of the Regular Trust Available Subordinated Amount plus the Regular Minimum Transferor Amount.

          "Dilution Reserve Trigger Date" means any Business Day on which the Regular Transferor Amount is less than the sum of the Regular Trust Available Subordinated Amount plus 1% of the Regular Pool Balance (after giving effect to any deposits to the Excess Funding Account on such date).

PRINCIPAL FUNDING ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders (the "Principal Funding Account"). On each Distribution Date with respect to the Accumulation Period, Monthly Principal will be deposited in the Principal Funding Account as provided above under "Distributions from the Collection Account; Reserve Fund"; provided that if any Early Amortization Event occurs during the Accumulation Period (unless, in limited circumstances with respect to the required addition of Accounts, such Early Amortization Event shall have been cured), the Principal Funding Account Balance (as defined below) shall be paid on the first Special Payment Date to the Class A Certificateholders and, following payment in full of all principal of the Class A Certificates, the balance to the Class B Certificateholders.


     All amounts on deposit in the Principal Funding Account on any Distribution Date (after giving effect to distributions to be made on such Distribution Date) (the "Principal Funding Account Balance") will be invested from the date of their deposit to a date on or prior to the succeeding Distribution Date (or the next succeeding Special Payment Date if applicable) by the Trustee at the direction of the Servicer in investments rated in the highest short-term category of each Rating Agency or in such other investments that are acceptable to each Rating Agency. On each Distribution Date, the interest and other investment income on the Principal Funding Account Balance will be deposited in the Collection Account.


DISTRIBUTIONS

     Payment to Certificateholders will be made from the Collection Account, the Principal Funding Account and the Series 1996-2 portion of the Excess Funding Account. The Servicer shall instruct the Trustee to apply the funds on deposit in the Collection Account, the Principal Funding Account and the Series 1996-2 portion of the Excess Funding Account and shall instruct the Trustee or the applicable paying agent to make, without duplication, the following distributions:

          (a) On each Distribution Date, all amounts on deposit in the Collection Account that are allocable to Series 1996-2 to the extent required to pay accrued interest on the Certificates will be distributed first to Class A Certificateholders to the extent of amounts due and owing and, second, to Class B Certificateholders to the extent of amounts due and owing, and payments of Shortfall Amounts and Carry-Over Amounts shall be made to the extent of amounts available to make such payments;

          (b) On each Special Payment Date and on the Expected Final Payment Date, the Principal Funding Account Balance and the amount on deposit in the Excess Funding Account allocable to Series 1996-2 shall be distributed first to Class A Certificateholders up to a maximum amount on any such date equal to the excess of the outstanding principal amount of the Class A Certificates over unreimbursed Class A Investor Charge-Offs, each on such date and second to Class B Certificateholders up to a maximum amount on any such date equal to the excess of the outstanding principal amount of the Class B Certificates over unreimbursed Class B Investor Charge-Offs, each on such date.

DEFAULTED RECEIVABLES AND RECOVERIES

     "Defaulted Receivables" will be allocated between the Regular Pool Balance and the Concentration Amount daily, and the sum of the daily amounts allocated to the Regular Pool Balance and to the Concentration Pool Balance for each Collection Period will be allocated among Regular Series (including

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

Purchased Interests) and Concentration Series, respectively, on a monthly basis. Defaulted Receivables on any day are (i) all Receivables which were charged off as uncollectible in respect of such day and (ii) all Receivables which were Eligible Receivables at the time of transfer to the Trust, which arose in an Account which became an ineligible Account after the date of transfer of such Receivables to the Trust and which remained outstanding for six consecutive Determination Dates thereafter. The "Regular Defaulted Amount" for any Collection Period will be the sum, for each day in the Collection Period, of an amount (which shall not be less than zero) equal to (a) the principal amount of Receivables that became Defaulted Receivables during such Collection Period, to the extent allocated to the Regular Pool Balance less (b) the full amount of any Defaulted Receivables, to the extent allocated to the Regular Pool Balance subject to reassignment to the Transferor for such Collection Period unless certain events of bankruptcy, insolvency, or receivership have occurred with respect to the Transferor, in which event the Regular Defaulted Amount will not be reduced for those Defaulted Receivables. On each day during the Collection Period, Defaulted Receivables for such day will be allocated between the Regular Pool Balance and the Concentration Pool Balance based on the Concentration Percentage that was applicable on the day on which the related Dealer was placed on "finance hold." Receivables will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and procedures for servicing its own comparable revolving dealer wholesale loan accounts. Generally, Receivables relating to a particular Dealer are charged off by WOFCO when the outstanding wholesale liabilities of such Dealer are considered uncollectible because of bankruptcy, insolvency or conversion proceedings with respect to the Dealer or the Dealer's refusal to pay its obligations to WOFCO under its Dealer floorplan financing agreement. A portion of the Regular Defaulted Amount equal to the product of (x) the Regular Defaulted Amount for such Collection Period and (y) the Floating Allocation Percentage for such Collection Period will be allocated to the Certificateholders. The portion of the Regular Defaulted Amount allocated to the Certificateholders is referred to as the "Investor Default Amount."

     If the Servicer adjusts the amount of any Receivable because of a rebate, billing error or certain other noncash items to a Dealer, or because such Receivable was created in respect of inventory which was refused or returned by a Dealer, the principal amount of the Transferor Interest will be reduced by the amount of the adjustment or charge-off. After any such reduction in the amount of the Transferor Interest occurs, the amount of such adjustment described above will be deducted from the Pool Balance. Furthermore, to the extent that the reduction in the Transferor Interest would reduce the Transferor Amount and the Regular Transferor Amount, respectively, below the sum of the Trust Available Subordinated Amount and the Minimum Transferor Amount, or the sum of the Regular Trust Available Subordinated Amount and the Regular Minimum Transferor Amount, respectively, for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date), the Transferor will be required to deposit a cash amount equal to such deficiency into the Collection Account in immediately available funds (an "Adjustment Payment") on the day on which such adjustment occurs.

INVESTOR CHARGE-OFFS


     If the Available Subordinated Amount is reduced to zero, and on any Distribution Date the Deficiency Amount is greater than zero, the Class B Principal Amount will be reduced by the Deficiency Amount, but not by more than the Investor Default Amount and the unreimbursed Monthly Dilution Amount for such Distribution Date (a "Class B Investor Charge-Off"). Any reduction in the Invested Amount on account of Investor Default Amounts (an "Investor Charge-Off") and any unreimbursed Monthly Dilution Amount will have the effect of slowing or reducing the return of principal to the Certificateholders. If the Invested Amount has been reduced by any Class B Investor Charge-Offs, the Invested Amount and the Class B Principal Amount will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the sum of (a) the Miscellaneous Payments allocable to Series 1996-2 for such Distribution Date and (b) the amount of Excess Interest allocated and available for such purpose as described above; provided that the Class B Principal Amount will not be increased if and to the extent that the Class A Principal Amount has been reduced by Class A Investor Charge-Offs, and the Class A Principal Amount has not first been increased by the amount of such reduction.

     In the event that any such reduction of the Class B Invested Amount would cause the Class B Principal Amount to be less than zero, the Class B Principal Amount will be reduced to zero, and the Class A Principal Amount will be reduced by the amount by which the Class B Principal Amount would have been reduced below zero, but not more than the Investor Default Amount and the unreimbursed Monthly Dilution Amount for such Distribution Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Principal Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will be increased on any Distribution Date (but not by an amount in excess of the aggregate amount of Class A Investor Charge-Offs) by the sum of (a) the Miscellaneous Payments allocable to Series 1996-2 for such Distribution Date and
(b) the amount of Excess Interest allocated and available for such purpose as described above. See " -- Allocation Percentages."

OPTIONAL REPURCHASE

     On any Distribution Date occurring after the Invested Amount of the Certificates is reduced to 10% of the initial outstanding principal amount of the Certificates or less, the Transferor will have the option, subject to certain conditions, to repurchase the Certificateholders' Interest. The purchase price at such time will be equal to the sum of the Class A Principal Amount and the Class B Principal Amount plus accrued and unpaid interest on the Certificates at the applicable Certificate Rates. The purchase price will be deposited in the Collection Account in immediately available funds on the Distribution Date on which the Transferor exercises such option. Following any such purchase, the Certificateholders will have no further rights with respect to the Certificateholders' Interest, other than the right to receive the final distribution on the Certificates. In the event that Transferor fails for any reason to deposit such purchase price, payments will continue to be made to the Certificateholders as described under " -- Distribution from the Collection Account; Reserve Fund."

EARLY AMORTIZATION EVENTS

     Commencing on the first Distribution Date following the Collection Period in which an Early Amortization Event has occurred, Principal Collections will no longer be paid to the Transferor or allocated to any other Series or Purchased Interest but instead will be distributed to Certificateholders monthly on each Distribution Date, except as described below, and the Controlled Distribution Amount will no longer apply to distributions of principal on the Certificates. An "Early Amortization Event" for Series 1996-2 refers to any of the following events:

          1. failure on the part of the Transferor, the Servicer or WOFCO, as applicable, (i) to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five business days after the date such payment or deposit is required to be made therein; or (ii) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed ten business days); (iii) to comply with its covenant not to create any lien on a Receivable; or (iv) to observe or perform any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure has a materially adverse effect on the Certificateholders and which continues unremedied for a period of 60 days after written notice of such failure, provided that for so long as Moody's Investors Service, Inc. is providing a rating with respect to a Series or Purchased Interest at the request of the Transferor, then the period described in clauses (i) and (ii) above will be reduced to two and five Business Days, respectively;


          2. any representation or warranty made by WOFCO in the Receivables Purchase Agreement or by the Transferor in the Pooling and Servicing Agreement or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

          3. the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of the Transferor, WOFCO or Toyota;

          4. the Trust or the Transferor becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          5. a failure by the Transferor to convey Receivables in Additional Accounts to the Trust within 15 business days after any day on which it is or would have been, if not for the limitations described in "Risk
     Factors -- Release of Liens under Existing Credit Arrangements," required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

          6. on any Determination Date, the Available Subordinated Amount for the next Distribution Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date after giving effect to the distributions to be made on the next Distribution Date;

          7. any Servicer Default with respect to the Certificates occurs;

          8. on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods, where the Monthly Payment Rate for a Collection Period is the percentage obtained by dividing Principal Collections for such Collection Period by the daily average aggregate amount of Principal Receivables included in the Trust for such Collection Period, is less than 30%;

          9. the failure to pay the outstanding principal amount of the Certificates by the Expected Final Payment Date;


          10. as of the end of any Collection Period, the Regular Transferor Amount is less than 2% of the Regular Pool Balance, or the Transferor Amount for all Series and Purchased Interests, including Concentration Series, is less than 2% of the Pool Balance, and such condition continues unremedied for a period of 15 business days;


          11. as of the end of any Collection Period, the Regular Pool Balance is less than the Regular Minimum Receivables Amount, or the Pool Balance is less than the Minimum Receivables Amount for all Series and Purchased Interests and such condition continues unremedied for a period of 15 business days; or

          12. if, on any date, either (i) any Shortfall Amount arises with respect to six consecutive Determination Dates, (ii) the amount available to be drawn by WODFI under a demand note provided by WOFCO falls below the amounts specified in the Pooling and Servicing Agreement or (iii) payment is not made by WOFCO or WODFI with respect to the demand note or any Shortfall Amount or Carry-Over Amount, respectively.


     Upon the occurrence of any event described above, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party immediately upon the occurrence of such event. The Early Amortization Period will commence at the close of business on the business day immediately preceding the day on which the Early Amortization Event occurs. Monthly distribution of principal to the Certificateholders will begin on the first Distribution Date following the Collection Period in which an Early Amortization Period has commenced and will continue, to the extent described under " -- Distributions" (each a "Special Payment Date").


     Under certain limited circumstances, an Early Amortization Period which commences prior to the scheduled end of the Revolving Period may terminate and the Revolving Period recommence; provided that such recommencement will not occur more than once with respect to any Series or Purchased Interest. If an Early Amortization Period results from the failure by the Transferor to convey Receivables in Additional Accounts to the Trust as described in paragraph 5 above during the Revolving Period and no other Early Amortization Event has occurred, the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence (unless the scheduled termination date of the Revolving Period has occurred) as of the end of the first Collection Period during which the Transferor would no longer be required to convey Receivables to the Trust. The Transferor may no longer be required to convey Receivables as described above as a result of a reduction in the Invested Amount occurring due to principal payments made on the Certificates and the certificates of other outstanding Series during the Early Amortization Period or as a result of the subsequent addition of Receivables to the Trust.

     In addition to the consequences of an Early Amortization Event discussed above, if an insolvency event occurs with respect to the Transferor as provided in the Pooling and Servicing Agreement, on the day of such insolvency event, the Transferor will (subject to the actions of the certificateholders and the Purchasers) immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such insolvency event or violation, as applicable. Under the terms of the Pooling and Servicing Agreement, within 15 days the Trustee will publish a notice of such insolvency event or violation stating that the Trustee intends to sell, liquidate or otherwise dispose of the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time holders of Certificates and certificates of each other outstanding Series and Purchasers representing more than 50% of the aggregate outstanding principal amount of (i) the certificates of each such Series (or, with respect to any Series with two or more classes, the certificates of each such class), (ii) the Purchased Interests, (iii) and each transferee of an interest in the Transferor Interest and each person holding a Supplemental Certificate, instruct the Trustee not to sell, liquidate or dispose of the Receivables and to continue transferring Receivables as before such insolvency event or violation, as applicable. If the portion of such proceeds allocated to the Certificateholders' Interest and Available Transferor Principal Collections, together with the proceeds of any collections on the Receivables in the Collection Account allocable to the Certificateholders' Interest are not sufficient to pay the aggregate unpaid balance of the Certificates in full plus accrued and unpaid interest thereon and any outstanding Carry-Over Amounts, Certificateholders will incur a loss.

ASSET COMPOSITION EVENT


     An "Asset Composition Event" will occur if, during the Revolving Period,
(a) the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account not allocable to any Concentration Series represents more than 25% of the total assets of the Trust on each of twelve or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date; or (b) on any two consecutive Determination Dates, the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account not allocable to any Concentration Series represents more than 50% of the total assets of the Trust, after giving effect to all payments to be made on the next succeeding Distribution Date.


     Upon the occurrence of an Asset Composition Event, the Servicer will calculate the "Asset Correction Amount," which equals the amount that would be necessary to be paid out of the Series 1996-2 portion of the Excess Funding Account and the portions of the Excess Funding Account allocable to other Series and Purchased Interests (other than Concentration Series) on the next Distribution Date to achieve compliance with the tests specified above, after giving effect to such payment and to all payments that otherwise would have been made on such Distribution Date. The Class A Principal Amount and, after the Class A Principal Amount has been paid in full, the Class B Principal Amount, will become payable on such Distribution Date to the extent of the Series 1996-2 Allocation Percentage of the Asset Correction Amount.

TERMINATION


     The Trust will terminate on the earlier to occur of (a) the day following the Distribution Date on which the aggregate Invested Amounts for all Series and Purchased Interests is zero, if the Transferor elects to terminate the Trust at such time, and (b) December 31, 2024. Upon termination of the Trust, all right, title and interest in, to and under the Receivables, related Collateral Security and other funds of the Trust (other than amounts in the Collection Account, the Principal Funding Account or the Excess Funding Account for the final distribution of principal and interest to certificateholders) will be conveyed and transferred to the Transferor.



     In any event, the last payment of principal and interest on the Certificates will be due and payable no later than the October 2001 Distribution Date (the "Termination Date"). In the event that the Invested Amount is greater than zero on the Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders) an interest in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement, in an amount equal to 110% of the Invested Amount (after giving effect to deposits and distributions otherwise to be made on the Termination Date); provided, however, that in no event shall such amount exceed the Series 1996-2 Allocation Percentage of the Regular Pool Balance on such Termination Date. The net proceeds of such sale and any collections on the Receivables will be paid on the Termination Date (i) first, pro rata to the Class A Certificateholders until the principal amount of the Class A Certificates has been paid in full, (ii) second, pro rata to the Class B Certificateholders until the principal amount of the Class B Certificates has been paid in full and (iii) third, any outstanding Carry-Over Amounts to the Class A Certificateholders and then, to the extent the Class A Certificateholders have been paid in full, to the Class B Certificateholders.

INDEMNIFICATION

     The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts or omissions arising out of activities of the Trust or the Trustee or the Servicer pursuant to the Pooling and Servicing Agreement; provided that the Trust or the Trustee will not be so indemnified if such acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the Trustee. In addition, the Servicer will not indemnify the Trust, the Trustee, the Certificateholders or the Purchasers for any act taken by the Trustee at the request of the Certificateholders or the Purchasers or for any tax required to be paid by the Trust or the Certificateholders.

     Under the Pooling and Servicing Agreement, the Transferor agrees to be liable directly to an injured party for the amount of any loss, liability, expense, damage or injury suffered or sustained (other than those incurred by a certificateholder or purchaser in its capacity as an investor in certificates or purchaser of a purchased interest, respectively, of any Series) arising out of or based upon the arrangement created by the Pooling and Servicing Agreement (to the extent that the Trust assets remaining after the certificateholders of all series have been paid in full are insufficient to pay any such loss, liability, expense, damage or injury) as though such agreement created a partnership under the Uniform Partnership Act as in effect in the State of Connecticut in which the Transferor was a general partner. In addition, the Transferor will indemnify the Trust for certain intangibles taxes which may be imposed by the State of Florida. See "Certain Tax Matters -- State and Local Taxation." No assumption of liability by the Transferor shall be borne by the Servicer.

     The Pooling and Servicing Agreement further provides that, except as described above and with certain other exceptions, neither the Transferor, the Servicer nor any of their directors, officers, employees or agents will be under any liability to the Trust, the Trustee, the Certificateholders, the Purchasers or any other person for taking any action, or for refraining from taking any action, pursuant to the Pooling and Servicing Agreement. However, neither the Transferor, the Servicer nor any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. In the event a successor Servicer is named under the Pooling and Servicing Agreement, such successor Servicer will indemnify and hold harmless the Transferor for any loss, liability, expense, damage or injury as described in this paragraph arising from any act or omission of such successor Servicer.

     In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of certificateholders or Purchasers with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the certificateholders and the Purchasers thereunder.

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

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures for servicing its own revolving credit line dealer wholesale loans, except where the failure to so act would not materially and adversely affect the rights of the Trust.

     The Servicer will only change the terms relating to the Accounts if (i) in the Servicer's reasonable judgment, no Early Amortization Event will occur as a result of the change and (ii) the change is made applicable to the comparable segment of the dealer loan accounts with similar characteristics owned or serviced by the Servicer and not only to the Accounts.

     Servicing activities performed by the Servicer include collecting and recording payments, communicating with dealers, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for certificateholders and Purchasers and on behalf of the Trustee.

SERVICER COVENANTS


     In the Pooling and Servicing Agreement the Servicer covenants, among other things, that (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and Accounts, will maintain in effect all material qualifications required in order to service the Receivables and Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the certificateholders of any outstanding Series or on the Purchasers of any Purchased Interest; (b) it will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other government authority; (c) it will do nothing to impair the rights of the Certificateholders or Purchasers in the Receivables or Accounts; and (d) it will not reschedule, revise or defer payments due on any Receivable except in accordance with its guidelines for servicing revolving credit line dealer wholesale loans.



     Under the terms of the Pooling and Servicing Agreement, if the Transferor or the Servicer discovers, or receives written notice from the Trustee, any Purchaser or any Enhancement Provider, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 30 days thereafter (or such longer period as the Trustee may agree to) and has a materially adverse effect on the interests of all certificateholders and Purchasers in any Receivable or Account, the Servicer will purchase such Receivable or all Receivables in such Account, as applicable. Such purchase will be made on the Determination Date following the expiration of the 30 day cure period and the Servicer will be obligated to deposit into the Collection Account an amount equal to the amount of such Receivable plus accrued and unpaid interest thereon in the Collection Account. The amount of such deposit shall be deemed a Transfer Deposit Amount. The purchase by the Servicer constitutes the sole remedy available to the certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such purchased Receivables shall be automatically assigned to the Servicer.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation with respect to the Receivables for its servicing activities and reimbursement for its expenses will be a monthly servicing fee (the "Servicing Fee") in an amount payable in arrears on each Distribution Date prior to the Termination Date generally equal to one-twelfth of the product of (a) 1.0% or, if the Servicing Fee has been waived as described below, 0% for the Distribution Date in respect of which the Servicing Fee has been waived (the "Servicing Fee Rate"), and (b) the aggregate amount of Principal Receivables included in the Trust as of the last day of the second preceding Collection Period. The share of the Servicing Fee allocable to the Certificateholders with respect to any Distribution Date (the

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

"Monthly Servicing Fee") generally will be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the second preceding Collection Period. The remainder of the Servicing Fee shall be paid by the Transferor, the certificateholders of other Series and the Purchasers of Purchased Interests. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of the Pooling and Servicing Agreement.

     The Servicer will be permitted to waive its right to receive the Servicing Fee on any Distribution Date, so long as it believes that sufficient Interest Collections will be available on a future Distribution Date to pay the Monthly Servicing Fee relating to such waived Servicing Fee, in which case the Servicing Fee and the Monthly Servicing Fee for such Distribution Date shall be deemed to be zero.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust, the certificateholders or the Purchasers other than Federal, state and local income and franchise taxes, if any, of the Trust, the Certificateholders or the Purchasers.

CERTAIN MATTERS REGARDING THE SERVICER

     WOFCO, as Servicer, is permitted to delegate any of its duties as Servicer to any of its affiliates, but any such delegation (other than any Annual Servicing Transfer) will not relieve the Servicer of its obligations under the Pooling and Servicing Agreement. The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

     Any person into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pooling and Servicing Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default, the Trustee, by written notice to the Servicer, may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement in the Transferor Interest will not be affected by any Service Transfer. The Trustee shall as promptly as possible appoint a successor Servicer (subject to the consent of any Enhancement Provider and of any Purchaser) and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will review any bids obtained from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as successor Servicer for servicing compensation not in excess of the Servicing Fee plus certain excess amounts payable by the Transferor.

     A "Servicer Default" refers to any of the following events:

          1. failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement, which is not cured within a five business day grace period after notice to the Servicer;

          2. failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement (exclusive of breaches of covenants in respect of

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

     which the Servicer repurchases the related Receivables, as described under "-- Servicer Covenants") which has a materially adverse effect on the rights of the certificateholders of any outstanding Series or the Purchaser of any Purchased Interest, and which material adverse effect continues unremedied for a period of 30 days after the earlier of written notice or actual knowledge of such breach, or the Servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

          3. any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, which has a material adverse effect on the rights of the certificateholders of any outstanding Series or the Purchaser of any Purchased Interest, and which material adverse effect continues for a period of 60 days after written notice of such breach; or

          4. the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clauses (2) or (3) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Transferor, the certificateholders and the Purchasers prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default reports.

PERIODIC REPORTS

     On each Distribution Date, the Trustee will forward (or cause to be forwarded) to each Certificateholder of record (which is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued) a statement (the "Distribution Date Statement") prepared by the Servicer setting forth the following information (which, in the case of (c), (d) and (e) below, will be stated on the basis of an original principal amount of $1,000 per Certificate if the Accumulation Period or an Early Amortization Period has commenced): (a) the aggregate amount of collections, the aggregate amount of Interest Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period; (b) the Series 1996-2 Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage for such Collection Period; (c) the total amount, if any, distributed on the Certificates; (d) the amount of such distribution allocable to principal on the Certificates; (e) the amount of such distribution allocable to interest on the Certificates; (f) the Investor Default Amount for such Distribution Date;
(g) the Draw Amount, if any, for the preceding Collection Period; (h) the amount of the Investor Charge-Offs and the amounts of reimbursements thereof for the preceding Collection Period; (i) the amount of the Monthly Servicing Fee for the preceding Collection Period; (j) the Controlled Distribution Amount; (k) the Invested Amounts, the Excess Funding Account balance and the outstanding principal balance of the Certificates for such distribution (after giving effect to all distributions which will occur on each Distribution Date); (l) the "pool factor" for the Certificates as of the Determination Date with respect to such Distribution Date (consisting of an eleven-digit decimal expressing the sum of the Class A Principal Amount and the Class B Principal Amount as of such Determination Date (determined after taking into account any increases or decreases which will occur on such Distribution Date) as a portion of the Invested Amount); (m) the Available Subordinated Amount for such Determination Date; (n) the Reserve Fund balance for such date; and (o) the Principal Funding Account Balance with respect to such date.


     On or before April 30 of each calendar year, beginning with April 30, 1997, the Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record (which is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued) a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is required to be provided by an issuer of indebtedness under the Code and such other customary information as is necessary to enable the Certificateholders to prepare their United States Federal income tax returns. Moreover, as long as the Certificateholder of record is Cede, as nominee for DTC, Certificate Owners will receive such tax information from Direct Participants and Indirect Participants rather than from the Trustee. See "Certain Tax Matters."


EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that, on or before April 30 of each calendar year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report relating to certain matters in connection with the servicing of WOFCO's portfolio of wholesale receivables.

     The Pooling and Servicing Agreement provides for delivery to the Trustee on or before April 30 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has fully performed, or caused to be fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

     The Pooling and Servicing Agreement may be amended by the Transferor, the Servicer and the Trustee, without certificateholder or Purchaser consent, so long as any such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interest of the certificateholders or the Purchasers.


     The Pooling and Servicing Agreement may be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates and Purchasers evidencing not less than 51% of the aggregate unpaid principal amount of the certificates and Purchased Interests of all adversely affected Series and Purchased Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of certificateholders or Purchasers. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any certificate or Purchased Interest, (b) change the definition or the manner of calculating any certificateholders' or Purchasers' interest, (c) reduce the amount available under any Enhancement, (d) adversely affect the rating of any Series or class or Purchased Interest by each Rating Agency without the consent of the holders of certificates of such Series, or class or Purchased Interest evidencing not less than 51% of the aggregate unpaid principal amount of the certificates of such Series or class or Purchased Interest or (e) reduce the aforesaid percentage of the unpaid principal amount of certificates or Purchasers the holders of which are required to consent to any such amendment, in the case of (a), without the consent of the holder of such certificate or Purchaser and, in the case of (b),
(c) and (e), without the consent of all certificateholders of the adversely affected Series and all Purchasers of the adversely affected Purchased Interest. Promptly following the execution of any amendment to the Pooling and Servicing Agreement (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each certificateholder and Purchaser.


     The Pooling and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any Enhancement Provider without its prior consent.

LIST OF CERTIFICATEHOLDERS AND PURCHASERS


     Upon written request of any of the certificateholders or Purchasers of record, the Trustee will afford, within five business days after receipt of such request, such certificateholders and Purchasers access during business hours to the current list of certificateholders and Purchasers for purposes of communicating with other certificateholders or Purchasers with respect to their rights under the Pooling and Servicing Agreement. See "-- Book-Entry Registration" and
"-- Definitive Certificates."

     The Pooling and Servicing Agreement provides for special meetings of the Certificateholders under certain limited circumstances but will not provide for any annual or other meetings of Certificateholders.

THE TRUSTEE


     Fleet National Bank, a national banking association, will act as Trustee under the Pooling and Servicing Agreement. The Trustee's corporate trust department is located at One Federal Street, Boston, Massachusetts 02211. The Servicer and its affiliates (excluding, as to obtaining credit, the Transferor) may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or a part of the Trust. In the event of such appointments, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.


     The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer may appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until the acceptance of the appointment by the successor Trustee.

               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

     The Receivables that are transferred to the Trust by WODFI are acquired by WODFI from WOFCO pursuant to the Receivables Purchase Agreement. The following summary describes certain terms of the Receivables Purchase Agreement and is qualified in its entirety by reference to the Receivables Purchase Agreement.

SALE OF RECEIVABLES

     Pursuant to the Receivables Purchase Agreement, WOFCO sells and transfers to the Transferor all of its right, title and interest in and to all of the Receivables and related Collateral Security. As described herein, pursuant to the Pooling and Servicing Agreement, the Transferor transfers to the Trust all of its right, title and interest in and to the Receivables Purchase Agreement.

     In connection with its sale of Receivables to the Transferor, WOFCO has and will continue to indicate in its computer files that the Receivables have been sold to the Transferor and that such Receivables have been transferred by the Transferor to the Trust. In addition, WOFCO has (i) provided to WODFI a computer file or microfiche or written list containing a true and complete list of all such Receivables, identifying the principal balances of the Receivables as of the Initial Closing Date and (ii) delivered to WODFI all documents, if any, evidencing the Receivables which constitute "instruments" (as defined in the UCC). As a precautionary measure, WOFCO has filed UCC financing statements with respect to the Receivables meeting the requirements of Florida state law. See "Risk Factors -- Sale and Transfer of Receivables; Security Interest and Insolvency Considerations" and "Certain Legal Aspects of the
Receivables -- Transfer of Receivables."

REPRESENTATIONS AND WARRANTIES

     WOFCO has made certain representations and warranties to the Transferor to the effect that, among other things, (a) as of the Initial Closing Date, and each Series Issuance Date, it was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables

Purchase Agreement and (b) as of the Initial Closing Date (or, in the case of an Additional Account, as of the Additional Cut-Off Date and Addition Date), each Account or Additional Account was an Eligible Account.

     WOFCO also has made representations and warranties to the Transferor relating to the Receivables to the effect, among other things, that (a) as of the Initial Closing Date and each Series Issuance Date, each of the Accounts was or is an Eligible Account or, if it was or is an Ineligible Account on such date, such Account is being removed from the Trust to the extent required by the Pooling and Servicing Agreement, (b) the amount of Receivables that are reported as Ineligible Receivables transferred to the Transferor or the Trust on the Initial Closing Date, or any Additional Cut-Off Date for the purpose of facilitating the administration and reporting obligations of the Servicer, is true and correct and there are no other Receivables that are Ineligible Receivables except as so reported and (c) as of the date any new Receivable is created, such Receivable is (unless identified by WOFCO as an Ineligible Receivable on that date) an Eligible Receivable. In the event of a breach of any representation and warranty set forth in this paragraph which results in an Ineligible Receivable and the requirement that the Transferor accept retransfer of such Ineligible Receivable pursuant to the Pooling and Servicing Agreement, then WOFCO shall repurchase such Ineligible Receivable from the Transferor on the date of such retransfer. The purchase price for such Ineligible Receivables shall be the face amount thereof, of which at least the amount of any cash deposit required to be made by the Transferor under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivables shall be paid in cash.

     WOFCO also has made representations and warranties to the Transferor to the effect, among other things, that as of the Initial Closing Date and each Series Issuance Date, as applicable, (a) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of WOFCO and (b) the Receivables Purchase Agreement constitutes a valid sale or transfer to the Transferor of all right, title and interest of WOFCO in and to the Receivables, whether then existing or thereafter created in the Accounts, the Collateral Security and the proceeds thereof which is effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Transferor under the Pooling and Servicing Agreement to accept retransfer of the Receivables, WOFCO will be obligated to repurchase the Receivables retransferred to WOFCO for an amount of cash equal to the amount of cash the Transferor is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

     WOFCO has agreed to indemnify the Transferor and to hold the Transferor harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Transferor if the foregoing representations and warranties are materially false.

CERTAIN COVENANTS

     In the Receivables Purchase Agreement, WOFCO has agreed that it will perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures relating to the Receivables and the Accounts.

     WOFCO has also agreed that, except for the sale and conveyances under the Receivables Purchase Agreement and the interests created under the Pooling and Servicing Agreement, WOFCO will not sell, pledge, assign or transfer any interest in the Receivables to any other person. WOFCO also has agreed to defend and indemnify the Transferor for any loss, liability or expense incurred by the Transferor in connection with a breach by WOFCO of any of its representations, warranties or covenants contained in the Receivables Purchase Agreement.

     WOFCO has agreed not to realize upon any security interest in a Vehicle that it may have in respect of advances or loans to Dealers other than the related Receivable until the Trust has fully realized on its security interest in such Vehicle.

     In addition, WOFCO has expressly acknowledged and consented to the Transferor's assignment of its rights relating to the Receivables under the Receivables Purchase Agreement to the Trustee.

TERMINATION

     The Receivables Purchase Agreement will terminate immediately after the Trust terminates. In addition, if WOFCO becomes party to any bankruptcy or similar proceeding (other than as a claimant), WOFCO will immediately cease to sell or transfer Receivables to the Transferor and will promptly give notice of such event to the Transferor and to the Trustee. WOFCO may, however, resume such sales upon satisfying certain conditions.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     On and after the Initial Closing Date, WOFCO has sold and assigned, and will continue to sell and assign, the Receivables to the Transferor (which Receivables will be immediately transferred to the Trust). The Transferor has represented and warranted that, (i) such sale or transfer to the Trust constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in, to and under the Receivables (ii) under applicable Florida law, there exists a valid, ownership interest in the Receivables and (iii) in the event the transfer by the Transferor to the Trust is recharacterized as a grant of a security interest, there exists an enforceable first priority perfected security interest of the Trust in the Receivables in existence at the time of the formation of the Trust, at the date of addition of any Additional Accounts or at any time on and after their creation. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "Description of the Certificates -- Representations and Warranties."


     Each of WOFCO and the Transferor has represented that the Receivables are "instruments," "accounts," "chattel paper" or "general intangibles" for purposes of the UCC as in effect in Florida. All Dealer promissory notes, if any, evidencing the Receivables which constitute "instruments" under the UCC have been and will continue to be transferred by the Transferor to the Trustee to an office of the Trustee located in Hartford, Connecticut. However, if the Receivables are deemed to be accounts, chattel paper or general intangibles and the transfer thereof by either WOFCO to the Transferor or by the Transferor to the Trust is deemed either to be a sale or to create a security interest, the UCC or other applicable law applies and, in the case of chattel paper, the Trustee, as transferee, must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interests therein. As a precautionary measure, financing statements covering the Receivables have been filed under the UCC as in effect in Florida by both the Transferor and the Trust to perfect their respective interests in the Receivables and continuation statements will be filed, as required to continue the perfection of such interests.


     There are certain limited circumstances under the UCC and applicable Federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. A purchaser of the Receivables who gives new value and takes possession of the instruments which evidence the Receivables in the ordinary course of such purchaser's business may, under certain circumstances, have priority over the interest of the Trust in the Receivables. A tax or other government lien on property of WOFCO or the Transferor arising prior to the time a Receivable is conveyed to the Trust may also have priority over the interest of the Trust in such Receivable. Under the Receivables Purchase Agreement, WOFCO has warranted to the Transferor, and under the Pooling and Servicing Agreement the Transferor will warrant to the Trust, that the Receivables have been transferred free and clear of the lien of any third party. In addition, the Transferor has covenanted under the Pooling and Servicing Agreement to deliver to the Trustee all instruments, if any (such as any promissory notes received from Dealers) which evidence the Receivables. Each of WOFCO and the Transferor has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described under "Description of the Certificates -- Supplemental Certificates," the Transferor Certificate (or any interest there in) other than to the Trust. In addition, while WOFCO is the Servicer, cash collections on the Receivables may, under certain circumstances, be commingled with the funds of WOFCO prior to each Distribution Date and, in the event of the bankruptcy of WOFCO, the Trust may not have a perfected interest in such collections.

CERTAIN MATTERS RELATING TO BANKRUPTCY


     WOFCO has warranted to the Transferor in the Receivables Purchase Agreement that the sale of certain Receivables by it to the Transferor is a valid sale of the Receivables to the Transferor. In addition, WOFCO and the Transferor have agreed to treat the transactions described herein as a sale of the Receivables to the Transferor, and WOFCO has or will take all actions that are required under Florida law to perfect the Transferor's ownership interest in the Receivables. If the transactions contemplated herein are treated as a sale, Receivables would not be part of WOFCO's bankruptcy estate and would not be available to WOFCO's creditors. However, in a recent decision, Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the Tenth Circuit suggested that, even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. The Transferor has been advised by counsel that the reasoning of the Octagon court appears to be inconsistent with established precedent and the UCC. In addition, the Permanent Editorial Board of the UCC has issued an official commentary (P&B Commentary No. 14) which characterizes the Octagon court's interpretation of Article 9 of the UCC to be erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. However, if the Transferor were to become a debtor in a bankruptcy case, an Early Amortization Event would occur which may result in an insufficiency of funds available to pay in full the principal of, and any accrued and unpaid interest due and owing on, the Certificates at such time. See "-- Certain Matters Relating to Bankruptcy."


     Notwithstanding the foregoing, if WOFCO were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from such debtor to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Transferor could occur or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

     In addition, if WOFCO were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a court to order that WOFCO should be substantively consolidated with the Transferor, delays in payments on the Certificates could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in-bankruptcy or such debtor, reductions in such payments could result.


     The Transferor has warranted to the Trust that the transfer of Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant of a first priority perfected security interest therein and, with certain exceptions, the proceeds thereof. Nevertheless, a tax or government lien on property of WOFCO or the Transferor arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. WODFI's articles of incorporation provide that, under certain circumstances, WODFI is required to have two independent directors (as defined therein), in which event it shall not file a voluntary application for relief under Title 11 of the United States Code (the "Bankruptcy Code") without the affirmative vote of its two independent directors. Pursuant to the Pooling and Serving Agreement, the Trustee, all certificateholders and Purchasers and any Enhancement Provider have and will covenant, as applicable, that they will not at any time institute against the Transferor any bankruptcy, reorganization or other proceedings under any Federal or state bankruptcy or similar law. In addition, certain other steps have been taken to avoid the Transferor's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Transferor were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Transferor or the Transferor as debtor in possession or a creditor of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the Trust should be characterized as a pledge of such Receivables, then delays in payments on the Certificates or (should the court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in the amount of such payments could result.


     The Transferor does not intend to file, and WOFCO has agreed that it will not cause the Transferor to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the Transferor so long as the Transferor is solvent and does not foresee becoming insolvent.

     If WOFCO or the Transferor were to become a debtor in a bankruptcy case causing an Early Amortization Event to occur, then, pursuant to the Receivables Purchase Agreement, new Receivables would not longer be transferred to the Transferor, and pursuant to the Pooling and Servicing Agreement, only collections on Receivables theretofore sold to the Transferor and transferred to the Trust would be available to be applied to pay interest accruing on the Certificates and to pay the principal amount of the Certificates. Under such circumstances, the Servicer is obligated to allocate all collections on Principal Receivables to the oldest principal balance first. If such allocation method were to be altered by the bankruptcy court, the rate of payment on the Certificates might be adversely affected. In addition, distributions of principal on each Certificate would not be subject to the applicable Controlled Distribution Amount.

     The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, will result in an Early Amortization Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a trustee-in-bankruptcy of the Servicer may have the power to prevent either the Trustee or the certificateholders from appointing a successor Servicer.

     Adjustment Payments and payments made in respect of repurchases of Receivables by WOFCO or the Transferor pursuant to the Pooling and Servicing Agreement may be recoverable by WOFCO or the Transferor, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of WOFCO or the Transferor as a preferential transfer from WOFCO or the Transferor if such payments are made within one year prior to the filing of a bankruptcy case in respect of WOFCO.

                              CERTAIN TAX MATTERS

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     General. Set forth below is a discussion of certain Federal income tax consequences to Certificate Owners who are original owners of the Certificates and hold the Certificates as capital assets under the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not purport to be complete or to deal with all aspects of Federal income taxation that may be relevant to Certificate Owners in light of their particular circumstances, nor to certain types of Certificate Owners subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). This discussion is based upon present provisions of the Code, the regulations promulgated thereunder and judicial and ruling authorities, all of which are subject to change, which change may be retroactive. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP OR DISPOSITION OF INTERESTS IN THE CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

     Characterization of the Certificates as Debt. The Transferor has expressed in the Pooling and Servicing Agreement its intent that, for Federal, state and local income or franchise tax purposes, the Certificates of each Series will be debt secured by the Receivables. The Transferor (and any subsequent holder of an interest in a Transferor Interest) and each Certificateholder, by acquiring an interest in a Certificate of a Series, agree, or will be deemed to agree, to treat the Certificates of such Series as debt for Federal, state and local income or franchise tax purpose. However, because different criteria are used in determining the non-tax accounting treatment of the transaction the Transferor expects to treat each transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as debt.

     The economic substance of a transaction generally determines its tax consequences. The form of a transaction, while it is one of the factors considered, is not conclusive evidence of its tax characterization, although in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.


     Based upon the application of existing law to the facts of the transaction as set forth in the Pooling and Servicing Agreement and other relevant documents, Skadden, Arps, Slate, Meagher & Flom, special tax counsel to the Transferor ("Tax Counsel") has advised the Transferor that based upon the analysis set forth in its opinion, the Certificates will properly be treated for Federal income tax purposes as indebtedness.



     In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The Internal Revenue Service ("IRS") and the courts have set forth several factors to be taken into account in determining whether a transaction should be characterized for Federal income tax purposes as the issuance of secured debt or whether, alternatively, the transaction should be treated as the sale of an equity interest in the issuer or of certain assets of the issuer. The primary factor distinguishing an issuance of secured debt from a sale for the underlying assets is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. As is set forth in its opinion, Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables have not been transferred to the Certificateholders.


     Except as specifically set forth below, the remainder of the analysis assumes that the certificates will be treated as debt.


     Tax Characterization of the Trust. The Pooling and Servicing Agreement permits the issuance of classes of certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, the Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the certificates of all Series or
(ii) a partnership in which the Transferor and certain classes of certificateholders are partners, and which has issued debt represented by other classes of certificates. In connection with the issuance of the Series 1996-2 Certificates, Tax Counsel will render an opinion to the Transferor, based on the assumptions and qualifications set forth therein, that under current law, the issuance of the Series 1996-2 Certificates will not itself cause the Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation. However, the status of the Trust will depend upon a number of factors, including the classification of other Series as debt for federal income tax purposes and the Trust satisfying certain rules applicable to publicly traded partnerships, as described below.



     Other Characterizations of the Trust and the Certificates. The opinion of Tax Counsel with respect to the Certificates and the Trust will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transactions entered into by the Transferor and the Trust constitute a sale of the Receivables (or an interest therein) to the Certificate Owners or the certificate owners of one or more other Series and that the proper classification of the legal relationship between the Transferor and some or all of the Certificate Owners or certificate owners of one or more other Series resulting from the transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Transferor currently does not intend to comply with the Federal income tax reporting requirements that would apply if any Series were treated as interests in a partnership or corporation (unless, as is permitted by the Pooling and Servicing Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).



     If a Trust were treated in whole or in part as a partnership in which some or all holders of interests in the certificates of a Series were partners, that partnership could be classified as publicly traded partnership which could be taxable as a corporation, although the Certificates might nevertheless be treated as debt.



     If a trust were classified as a publicly traded partnership, whether by reason of the treatment of the Certificates or the certificates of one or more other Series as equity or by reason of applicable Treasury regulations governing the treatment of publicly traded partnerships (the "Regulations"), it would avoid taxation as a corporation if its income were not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear. Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Transferor intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation by reason of interests in the Trust other than the Certificates and other certificates with respect to which an opinion is rendered that such certificates constitute debt for Federal income tax purposes. Although the Transferor expects such measures will ultimately be successful, Series issued prior to the issue date of the Regulations cannot be conformed to the measures taken by the Transferor with respect to Series issued on or after that date. As a result, there can be no assurance that the measures the Transferor intends to take will be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations. Moreover, any such measures would not protect the Trust from classification as a publicly traded partnership taxable as a corporation if the opinion with respect to the treatment of the Certificates or certificates of other Series as debt were not upheld.



     If a transaction were treated as creating a partnership between the Transferor and the certificate owners or certificateholders of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the certificate owners or certificateholders of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a certificate owner could differ if the Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates. Finally, assuming the partnership is a "publicly traded partnership" (as defined in Section 469(k)(2) of the Code), even if it qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner.



     If a transaction were treated as creating an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.



     Taxation of Interest and Discount Income of Certificate Owners. Assuming that the Certificate Owners are owners of debt obligations for Federal income tax purposes, and subject to the following discussion of OID, interest received on the Certificates generally will be taxable as ordinary income for Federal income tax purposes when received by Certificate Owners utilizing the cash method of accounting and when accrued by Certificate Owners utilizing the accrual method of accounting. Interest received on the Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.


     It is not anticipated that the Certificates will be issued at a greater than de minimis discount from their principal amounts (as calculated under the Code and applicable Treasury regulations). However, the application of current Treasury regulations (the "OID Regulations") governing the calculation of original issue discount ("OID") is unclear. In general, the excess of the "stated redemption price at maturity" of a Class of Certificates (generally equal to their principal amount as of the date of original issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) over its original issue price (the initial price at which a substantial amount of the Certificates of a Class are sold) will constitute OID. A Certificate Owner must include OID in income over the term of the Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income.

     It is possible that, because (i) failure to pay interest currently at the Class A or Class B LIBOR Rate results in the imposition of a penalty interest rate on the overdue interest and (ii) the Transferor is required to pay any Shortfall Amount or Carryover Amount to the Trust for distribution to Certificateholders, interest on the Certificates will be "qualified stated interest." Nevertheless, the limitation on current payment of interest to the Asset Receivables Rate, if such rate is less than the applicable LIBOR Rate, may result in failure of all or a portion of the interest on the Certificates to be treated as "qualified stated interest."

     If interest on the Certificates is not "qualified stated interest," then the Certificates may be treated as "variable rate debt instruments" (within the meaning of the OID Regulations) that do not provide for qualified stated interest. In that event, OID on a Class of Certificates should generally be calculated by determining the value of the applicable Class A or Class B Certificate Rate on the Closing Date and calculating OID as if the related Class of Certificates bore interest at a fixed rate equal to such rate. If OID on the Certificates were calculated in this manner, OID that would otherwise be de minimis would not be de minimis and therefore would be includible in income on a constant yield method as it accrues. In addition, any Shortfall Amount or Carry-Over Amount would be treated as OID and therefore would be includible in income as it accrues under a constant yield method. In the case of an accrual basis taxpayer that purchases a Certificate upon issuance at a de minimis discount from its face amount, the effect of treating interest as OID would be to require such de minimis discount to be included in income on a constant yield method over the term of the Certificates, rather than upon receipt of principal payments thereon.

     Alternatively, it is possible that the IRS would take the position that interest payable on the Certificates is contingent. There are no currently effective rules governing the accrual of interest or OID on contingent payment instruments. Under proposed Treasury regulations, which are expected to be revised substantially before being issued in final form, contingent interest would be includible in income when the amount thereof becomes fixed.

     In view of the uncertainties set forth above, prospective
Certificateholders are advised to consult their own tax advisers regarding OID and the accrual of interest on the Certificates.

     Certificate Owners should be aware that the resale of a Certificate may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder of a Certificate acquires it at a market discount (i.e., at a price below its "stated redemption price at maturity", or its "revised issue price" if it was issued with OID), the lesser of any gain realized upon disposition of a Certificate and the portion of the market discount that accrued while the Certificate was held by such holder will be treated as ordinary interest income realized at the time of the disposition of a Certificate or, if earlier, receipt of principal payments thereon.

     Certificate Owners are advised to consult their own tax advisors regarding the impact of the OID and market discount rules.


     Sales of Certificates. In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the owner's tax basis in the Certificate (as increased by any OID or market discount previously included as income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Certificate was held as a capital asset. The Federal income tax rates applicable to capital gains for taxpayers other than individuals, estates and trusts are currently the same as those applicable to ordinary income; however, the maximum ordinary income rate for individuals, estates and trusts is 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 28%. Any capital losses realized will be deductible by an individual taxpayer only to the extent of capital gains plus $3,000 of other income and by a corporate taxpayer only to the extent of capital gains.


     Federal Income Tax Consequences to Foreign Investors. Tax Counsel has advised that the Certificates will be classified as debt for Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("Foreign Investors") if the Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source.


     Interest, including OID, if any, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (i) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States or (ii) the Foreign Investor and each securities clearing organization, bank or other financial institution that holds the Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements (and the Certificate Owner does not actually or constructively own 10% or more of the voting stock of JMFE and is not a controlled foreign corporation with respect to
JMFE). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address,
(ii) IRS Form 1001 signed by the Certificate Owner or such Certificate Owner's agent claiming exemption from withholding under an applicable tax treaty, or
(iii) IRS Form 4224 signed by the Certificate Owner or such owner's agent claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the U.S.; provided that in any such case
(x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person or that any certification on that form is false.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized on the sale, exchange or redemption of a Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the U.S., (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the U.S. for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

     A Certificate held by an individual who at the time of death is a nonresident alien will not be subject to U.S. Federal estate tax as a result of such individual's death if, immediately before his death, (i) the individual did not actively or constructively own 10% or more of the voting stock of the Transferor and (ii) the holding of such Certificate was not effectively connected with the conduct by the decedent of a trade or business in the U.S.

     If the IRS were to contend successfully that the Certificates are interests in a partnership (not taxable as a corporation), a Certificate Owner that is a Foreign Investor might be required to file a U.S. Federal income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax, and would be subject to withholding tax at a rate of the maximum applicable tax rate on its share of partnership income. If the Certificates were recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on the Certificates were treated as dividends a Foreign Investor would generally be subject to withholding tax on the gross amount of such dividends at the rate of 30% unless such rate were reduced by an applicable treaty.

     Backup Withholding. The Servicer will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). Each non-exempt Certificateholder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the Certificateholder will be subject to backup withholding of U.S. Federal income tax at a rate of 31% of the amounts otherwise payable to the holder. Such amount would be remitted to the IRS as a credit against the Certificateholder's Federal income tax liability.


STATE AND LOCAL TAXATION

     The Florida Administrative Code includes a rule (the "Loan Rule"), promulgated under the Florida Income Tax Code, which provides that a financial organization earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax irrespective of the place of receipt of such interest. A "financial organization" is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to an investment in the Certificates, then a financial organization investing in the Certificates would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.5%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. On the Closing Date, Macfarlane Ausley Ferguson & McMullen, special Florida counsel to the Seller, will opine that, although the issue is not free from doubt, if the matter were properly presented to a court having jurisdiction, and assuming interpretation of relevant law on a basis consistent with existing authority, such court should hold that the Loan Rule should not apply to an investment in the Certificates or the receipt of interest thereon by a financial organization with no other Florida contacts. There can be no assurance that such a court would so hold. Consequently, prospective investors are urged to consult their own tax advisors as to the applicability of Florida taxation to their investments in the Certificates and to their ability to offset any such Florida tax against any other state tax liabilities that such investors might have.

     The State of Florida imposes a value-based intangibles tax on January 1 of each year at the rate of $2.00 per $1,000 of value on all intangibles owned, managed or controlled by Florida domiciliaries or intangibles having a business situs in Florida. On December 31, of each year, in an effort to minimize the impact of this intangibles tax, the Transferor intends to transfer 99% of its interest in the Receivables, and WOFCO intends to transfer all authorizations and obligations to manage and control the Receivables, to a wholly-owned subsidiary of the Transferor that is located and managed outside the State of Florida (such transfer, the "Annual Servicing Transfer"). The Trust will continue to maintain its first priority perfected security interest in the Receivables. Only the Transferor's interest in the Receivables, together with WOFCO's management and control authority and obligations, will be transferred to WODFI's wholly-owned subsidiary, to be held in escrow and returned to the Transferor and WOFCO, respectively, on January 2 of each year. This annual transfer is consistent with the Technical Assistance Advisement 95(C)2-021 issued by the Florida Department of Revenue, which holds that a transfer of receivables to a wholly-owned subsidiary located outside the State of Florida and having no contacts with the State of Florida was sufficient to avoid the imposition of the intangibles tax on the receivables subject to such tax. As additional protection, the Trust will be indemnified by the Transferor with respect to any liability for this intangibles tax. The Servicer has agreed in the Pooling and Servicing Agreement not to conduct any servicing activities during the period of the Annual Servicing Transfer.

     The discussion above does not address the tax treatment of the Trust, the Certificates or the Certificate Owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are urged to consult their own tax advisors regarding the local tax treatment of the Trust and the

Certificates, and the consequences of purchase, ownership or disposition of the Certificates under any state or local tax law, if applicable.


                              ERISA CONSIDERATIONS


GENERAL


     Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. In addition, ERISA imposes certain fiduciary duties on persons deemed to have management authority or control over the assets of Benefit Plans. A violation of the "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for the parties involved in such transaction. Certain exemptions from the prohibited transaction rules may be applicable, however.


     The Department of Labor has issued a final regulation (the "Plan Assets Regulation") concerning the definition of what constitutes the "assets" of a Benefit Plan. The Plan Assets Regulation provides that, as a general rule, the assets and properties of certain corporations, partnerships, trusts and certain other entities in which a Benefit Plan acquires an "equity interest" will be deemed to be assets of such Benefit Plan unless certain exceptions are applicable. The Plan Assets Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The Certificates offered hereby would likely constitute "equity interests" in the Trust for purposes of the Plan Assets Regulation.

CLASS A CERTIFICATES

     The Plan Assets Regulation contains an exception (the "Publicly-Offered Securities Exception") that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets solely by reason of such Benefit Plan's investment. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is widely held (i.e., owned by 100 or more investors independent of the issuer and of one another) and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     It is anticipated that the Class A Certificates (but not the Class B Certificates) will meet the criteria of the Publicly-Offered Securities Exception as set forth above. The Underwriter expects (although no assurance can be given) that the Class A Certificates will be held by at least 100 independent persons at the conclusion of the offering; there are no restrictions imposed on the transfer of the Class A Certificates; and the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act. The Underwriter will notify the Trustee as to whether or not the Class A Certificates will be held by 100 independent persons at the conclusion of the offering. Neither the Transferor, the Underwriter, nor the Trustee will, however, determine whether the Publicly-Offered Securities Exception is satisfied with respect to the Class A Certificates. If the Class A Certificates do not satisfy the requirements of the Publicly-Offered Securities Exception, and the Trust's assets are deemed to include assets of Benefit Plans that acquire the Class A Certificates, prohibited transaction and other liability under ERISA may be incurred by Benefit Plan fiduciaries and other parties to transactions involving the Trust.

CLASS B CERTIFICATES

     The Publicly-Offered Securities Exception will not apply to the Class B Certificates. Because no applicable exemption is likely to apply to all the potential transactions involving the assets of the Trust, the

Class B Certificates may not be purchased by any Benefit Plan, including, without limitation, any insurance company general account.

REVIEW BY BENEFIT PLAN FIDUCIARIES

     Due to the complexity of the Fiduciary Responsibility Provisions and the penalties imposed upon persons involved in prohibited transactions, it is especially important that any Benefit Plan fiduciary who proposes to cause a Benefit Plan to purchase Certificates consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Benefit Plan's acquisition and ownership of Certificates. Assets of a Benefit Plan should not be invested in the Class A Certificates unless it is clear that the Publicly-Offered Securities Exception applies, and should not, in any event, be invested in the Class B Certificates.

     Moreover, in the event the Publicly-Offered Securities Exception applies to a purchase of the Class A Certificates, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an the Underwriting Agreement (the "Underwriting Agreement"), CS First Boston Corporation (the "Underwriter") has agreed to purchase from WODFI, the entire principal amount of the Class A Certificates and the Class B Certificates.

     WODFI has been advised by the Underwriter that the Underwriter proposes initially to offer each Class of Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of ____% of the principal amount of the Class A Certificates and ____% of the principal amount of the Class B Certificates. The Underwriter may allow and such dealers may reallow to other dealers a discount not in excess of ____% of such principal amount of each Class. After the initial public offering, such public offering price, concession and reallowance may be changed.

     The Underwriting Agreement provides that WODFI will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof. A separate indemnification agreement provides that WOFCO will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Underwriter has informed the Transferor that it does not expect discretionary sales by the Underwriter to exceed 5% of the principal amount of the Certificates being offered hereby.

     The Underwriter has performed investment banking services for WOFCO and its affiliates in the past and may provide investment banking services to WOFCO and its affiliates in the future.

     The Underwriter has advised the Transferor that it intends to make a market for the Certificates. However, the Underwriter is not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Certificates.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the Certificates in Canada is being made only on a private placement basis exempt from the requirement that the Transferor prepare and file a prospectus with the securities regulatory authorities in each province where trades of Certificates are effected. Accordingly, any resale of the Certificates in Canada must be made in accordance with applicable securities laws which will vary depending upon the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Certificates.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of a Certificate in Canada who receives a purchase confirmation will be deemed to represent to the Transferor and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Certificate without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION AND ENFORCEMENT

     The securities being offered are those of a foreign issuer, and Ontario purchasers will not receive the contractual right of actions prescribed by
Section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages for rescission or rights of action under the civil liability provisions of the U.S. Federal securities laws.

     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of Certificates to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten (10) days of the sale of any Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5, a copy of which may be obtained from the Transferor. Only one such report must be filed in respect of Certificates acquired on the same date and under the same prospectus exemption.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Transferor and the Underwriter by Skadden, Arps, Slate, Meagher & Flom. Certain United States Federal income tax matters will be passed upon for the Transferor and the Trust by Skadden, Arps, Slate, Meagher & Flom and, with respect to Florida tax matters, by Macfarlane Ausley Ferguson & McMullen.

                            INDEX OF PRINCIPAL TERMS

                                               PAGE
                                           -------------
Accounts.................................          cover
Accumulation Period......................             11
Accumulation Period Commencement Date....             12
Accumulation Period Length...............             12
Addition Date............................             43
Additional Accounts......................             46
Additional Cut-Off Date..................             43
Adjusted Invested Amount.................             46
Adjustment Payment.......................             61
Annual Servicing Transfer................             78
Asset Composition Event..................         13, 63
Asset Correction Amount..................         13, 63
Asset Receivables Rate...................         10, 35
Available Certificateholder Principal
  Collections............................             58
Available Subordinated Amount............             54
Available Transferor Collections.........             52
Available Transferor Interest
  Collections............................             52
Available Transferor Principal
  Collections............................             52
Bank Group...............................             21
Bankruptcy Code..........................             72
Benefit Plans............................             16
Book Review..............................             25
Carry-Over Amount........................             11
Cede.....................................          2, 35
Certificate Owners.......................          2, 23
Certificateholder Interest Collections...             56
Certificateholders.......................              7
Certificateholders' Interest.............              5
Certificates.............................       cover, 3
Class A Certificate Owners...............             23
Class A Certificate Rate.................          9, 35
Class A Certificateholders...............          7, 23
Class A Certificates.....................       cover, 3
Class A Initial Principal Amount.........          6, 50
Class A Investor Charge-Off..............             61
Class A LIBOR Rate.......................          9, 35
Class A Monthly Interest.................             53
Class A Monthly Principal................             58
Class A Principal Amount.................          6, 50
Class B Certificate Owners...............             23
Class B Certificate Rate.................          9, 37
Class B Certificateholders...............          7, 23
Class B Certificates.....................       cover, 3
Class B Initial Principal Amount.........          6, 50
Class B Investor Charge-Off..............             60
Class B LIBOR Rate.......................          9, 35
Class B Monthly Interest.................             54
Class B Monthly Principal................             58
Class B Principal Amount.................          6, 50
Class I Dealers..........................             26
Class II Dealers.........................             26
Class III Dealers........................             26
Class IV Dealers.........................             26
Closing Date.............................              5
Code.....................................             74
Collateral Security......................              4
Collection Account.......................             47
Collection Period........................              8

                                               PAGE
                                           -------------
Commission...............................              2
Concentration Amount.....................          8, 49
Concentration Limit......................             48
Concentration Percentage.................             48
Concentration Pool.......................          8, 49
Concentration Pool Balance...............             49
Concentration Series.....................          8, 49
Controlled Amortization Amount...........             58
Controlled Distribution Amount...........             58
Dealer Agreement.........................             25
Dealer Market Analysis Report............             25
Dealers..................................              4
Defaulted Receivables....................             60
Deficiency Amount........................             53
Definitive Certificates..................             39
Depository...............................             35
Determination Date.......................             15
Dilution Reserve Deposit Date............             58
Dilution Reserve Fund....................             58
Dilution Reserve Period..................             59
Dilution Reserve Trigger Date............             59
Direct Participants......................             39
Distribution Date........................             10
Distribution Date Statement..............             66
Draw Amount..............................             53
DTC......................................              2
Early Amortization Event.................             62
Early Amortization Period................         11, 62
Eligible Account.........................             44
Eligible Accounts........................          4, 44
Eligible Deposit Account.................             47
Eligible Institution.....................             47
Eligible Investments.....................             47
Eligible Portfolio.......................             30
Eligible Receivable......................             44
Eligible Receivables.....................          5, 44
Enhancement..............................              4
Enhancement Provider.....................             43
ERISA....................................             16
Excess Funding Account...................             48
Excess Interest..........................             56
Excess Receivables.......................             45
Excess Reserve Fund Required Amount......             57
Excess Transferor Percentage.............             52
Exchange Act.............................              2
Expected Final Payment Date..............         11, 34
Fiduciary Responsibility Provisions......             16
Financial Statement Review...............             28
Five-State Area..........................             33
Floating Allocation Percentage...........             50
Forecast of Operations...................             26
Foreign Investor.........................             77
Foreign Investors........................             77
Holders..................................             39
Incremental Subordinated Amount..........             54
Indirect Participants....................             38
Ineligible Account.......................             42
Ineligible Receivables...................             42
Initial Closing Date.....................             23

                                               PAGE
                                           -------------
Initial Invested Amount..................          6, 50
Initial Principal Amount.................              6
Insolvency Laws..........................             23
Interest Collections.....................              4
Interest Determination Date..............             36
Interest Period..........................             36
Invested Amount..........................             50
Investment Proceeds......................             56
Investor Charge-Off......................             60
Investor Default Amount..................             61
IRS......................................             74
JMFE.....................................          3, 33
LIBOR Rate...............................              9
Loan Rule................................             78
London Business Day......................             36
Minimum Receivables Amount...............             46
Minimum Transferor Amount................             51
Miscellaneous Payments...................             50
Monthly Dilution Amount..................             53
Monthly Principal........................             58
Monthly Servicing Fee....................             66
New Issuance.............................              7
Non-Vehicle Collateral Security..........             29
OID......................................             76
OID Regulations..........................             76
Omnibus Proxy............................             39
One-Month LIBOR..........................             36
One-Month LIBOR Rate.....................             36
Plan Assets Regulation...................             79
Pool Balance.............................              8
Pooling and Servicing Agreement..........          3, 34
Principal Allocation Percentage..........             50
Principal Collections....................              4
Principal Funding Account................         12, 59
Principal Funding Account Balance........             59
Principal Receivables....................              7
Principal Shortfalls.....................             51
Principal Terms..........................             40
Program Sales............................             24
Progress Report..........................             28
Publicly-Offered Securities Exception....         16, 79
Purchase Agreement.......................              7
Purchased Interest.......................          cover
Purchaser................................              5
Rating Agency............................             16
Receivables..............................          cover
Receivables Purchase Agreement...........              4
Record Date..............................             38
Reference Agent..........................             36
Reference Banks..........................             36
Registration Statement...................              2
Regular Defaulted Amount.................             60
Regular Minimum Receivables Amount.......             46
Regular Minimum Transferor Amount........             51
Regular Pool.............................              8
Regular Pool Balance.....................          8, 49
Regular Transferor Amount................             53
Regular Trust Adjusted Invested Amount...             50
Regular Trust Available Subordinated
  Amount.................................             50

                                               PAGE
                                           -------------
Regulations..............................             74
Removal Date.............................             46
Removal Notice...........................             46
Removed Accounts.........................             46
Required Subordinated Amount.............         14, 54
Reserve Fund.............................             56
Reserve Fund Deposit Amount..............             56
Reserve Fund Required Amount.............             56
Revolving Period.........................             11
Securities Act...........................              2
Series...................................          cover
Series 1994-1 Certificates...............              3
Series 1995-1 Certificates...............              3
Series 1996-1 Certificates...............              3
Series 1996-2............................              3
Series 1996-2 Allocation Percentage......             51
Series Issuance Date.....................             42
Service Transfer.........................             66
Servicer.................................   cover, 3, 34
Servicer Default.........................             66
Servicing Fee............................             65
Servicing Fee Rate.......................             65
SET......................................          4, 33
Shared Principal Collections.............             51
Shortfall Amount.........................              9
Special Payment Date.....................             13
St. Paul.................................             26
Subordinated Percentage..................         14, 54
SuperWRAP Program........................             29
Supplement...............................              7
Supplemental Certificate.................             39
Target Adjusted Invested Amount..........             45
Target 1996-2 Adjusted Invested Amount...             45
Target 1996-2 Allocation Percentage......             45
Tax Counsel..............................             74
Telerate Page 3750.......................             36
Termination Date.........................             63
Toyota...................................              4
Toyota Renewed...........................             24
Toyota U.S.A.............................              4
Transfer Date............................             42
Transfer Deposit Amount..................             42
Transferor...............................       cover, 3
Transferor Amount........................             53
Transferor Certificate...................             39
Transferor Interest......................           2, 5
Transferor Percentage....................             53
Trust....................................       cover, 3
Trust Available Subordinated Amount......             51
Trustee..................................              3
UCC......................................             18
Unallocated Principal Collections........             51
Underwriter..............................             80
Underwriting Agreement...................             80
Vehicles.................................              4
Wholesale Portfolio......................             30
WODFI....................................       cover, 3
WOFCO....................................   cover, 3, 34

- ------------------------------------------------------
- ------------------------------------------------------

     NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SERVICER, THE TRANSFEROR OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR OR THE SERVICER SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................    2
Reports to Certificateholders.........    2
Prospectus Summary....................    3
Risk Factors..........................   18
World Omni Dealer Funding Inc. and the
  Trust...............................   23
Use of Proceeds.......................   24
The Dealer Floorplan Financing
  Business............................   24
The Accounts..........................   30
The Servicer..........................   33
Maturity and Principal Payment
  Considerations......................   33
Description of the Certificates.......   34
Description of the Receivables
  Purchase Agreement..................   69
Certain Legal Aspects of the
  Receivables.........................   71
Certain Tax Matters...................   73
ERISA Considerations..................   79
Underwriting..........................   80
Notice to Canadian Residents..........   81
Legal Matters.........................   81
Index of Principal Terms..............   82

           ------------------

     UNTIL AUGUST __ , 1996 (90 DAYS AFTER
THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS
DISTRIBUTION, MAY BE REQUIRED TO DELIVER A
PROSPECTUS. THIS IS IN ADDITION TO THE
OBLIGATION OF DEALERS TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND
WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.
- --------------------------------------------
- --------------------------------------------


- ------------------------------------------------------
- ------------------------------------------------------

                                      LOGO

                                  $175,000,000


                              WORLD OMNI WHOLESALE


                                  MASTER TRUST



                                  $167,500,000


                          SERIES 1996-2, FLOATING RATE
                        DEALER LOAN BACKED CERTIFICATES,
                                    CLASS A


                                   $7,500,000


                          SERIES 1996-2, FLOATING RATE

                        DEALER LOAN BACKED CERTIFICATES,

                                    CLASS B

                               WORLD OMNI DEALER
                                  FUNDING INC.
                                   Transferor

                                   WORLD OMNI
                                FINANCIAL CORP.
                                    Servicer

                                   PROSPECTUS


                           (LOGO) CS FIRST BOSTON

- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth expenses in connection with the distribution and commissions. All amounts are estimated, except for the SEC Filing Fee.


    SEC Filing Fee..........................................................    $ 60,345
    Trustee's Fees and Expenses.............................................      12,000
    Printing and Engraving Fees.............................................      45,000
    Accounting Fees and Expenses............................................      40,000
    Legal Fees and Expenses.................................................     100,000
    Blue Sky Fees and Expenses..............................................      12,000
    Rating Agency Fees......................................................     150,000
    Miscellaneous...........................................................    $  5,655
                                                                                --------
         Total..............................................................    $425,000
                                                                                ========


- ---------------

* To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 5 of Article IV of the Bylaws of WODFI provides that WODFI will indemnify officers, directors, employees or agents of WODFI to the maximum extent permitted under Section 607.0850 of the Florida BCA.

     Section 607.0850 of the Business Corporation Act of the State of Florida (the "Florida BCA") provides as follows:

     607.0850. Indemnification of officers, directors, employees, and agents

     (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


     (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

     (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

          (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

          (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

          (c) By independent legal counsel:

             1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

             2. If a quorum of the directors cannot be obtained for paragraph
        (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

          (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

     (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board or directors deems appropriate.


     (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any by law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:


          (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

          (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

          (c) In the case of a director, a circumstance under which the liability provisions of s.607.0834 are applicable; or

          (d) Willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

     (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

          (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

          (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

     (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).


     (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


     (11) For purposes of this section:

          (a) The term "other enterprises" includes employee benefit plans;

          (b) The term "expenses" includes counsel fees, including those for appeal;

          (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

          (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

          (e) The term "agent" includes a volunteer;

          (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

          (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

     (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT.

     (a) Exhibits. The following Exhibits are filed herewith and made a part hereof.


EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENT
- ------   -----------------------------------------------------------------------------------
  1.1    Form of Underwriting Agreement.
  3.1*   Articles of Incorporation of WODFI.
  3.2*   By-laws of WODFI.
  4.1*   Form of Master Pooling and Servicing Agreement, dated as of October 1, 1994, among the Transferor, the Servicer and the Trustee.
  4.2    Series 1996-2 Supplement, dated as of May 1, 1996, among the Transferor, the
         Servicer and the Trustee.
  5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom as to the validity of the securities being offered.
 8.1.1   Opinion of Skadden, Arps, Slate, Meagher & Flom as to certain tax matters.
 8.1.2   Opinion of Macfarlane Ausley Ferguson & McMullen as to certain state and local tax matters.
 10.1*   Receivables Purchase Agreement, dated as of October 1, 1994, between WOFCO and the
         Transferor.
23.1.1   Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibits 5.1 and
         8.1.1).
23.1.2   Consent of Macfarlane Ausley Ferguson & McMullen (included in Exhibit 8.1.2)
 24.1    Power of Attorney (Previously filed).


- ---------------


* Incorporated by reference to Registration Statement No. 33-83642.


     (b) Financial Statement Schedules.

     Not applicable.

ITEM 17. UNDERTAKINGS.

     WODFI hereby undertakes:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, WODFI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by WODFI of expenses incurred or paid by a director, officer or controlling person of WODFI or in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, WODFI will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     (4) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida on the 10th day of May, 1996.


                                          WORLD OMNI DEALER FUNDING INC.


                                          By: /s/  A. TUCKER ALLEN
                                             -------------------------------

                                                      A. Tucker Allen
                                                 Vice President & Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below on May 10, 1996 by the following persons in the capacities indicated:



                  SIGNATURE                                          TITLE
- ---------------------------------------------    ---------------------------------------------
                          *
- ---------------------------------------------    President and Director (Principal Executive
Daryl Smith                                      Officer)

/s/  A. TUCKER ALLEN                             Vice President and Treasurer (Principal
- ---------------------------------------------    Financial Officer and Principal Accounting
A. Tucker Allen                                  Officer)

                          *
- ---------------------------------------------
Patricia G. Moran                                Director

                          *
- ---------------------------------------------
Lawrence S. Rich                                 Director

                          *
- ---------------------------------------------
Jeffrey B. Shapiro                               Director

                          *
- ---------------------------------------------
Christopher Wheeler                              Director

*By: /s/  A. TUCKER ALLEN
     ----------------------------------------
     A. Tucker Allen
     Attorney-in-Fact

                                 EXHIBIT INDEX



                                                                                 SEQUENTIALLY
EXHIBIT                                                                            NUMBERED
NUMBER                         DESCRIPTION OF DOCUMENT                               PAGE
- ------   --------------------------------------------------------------------    ------------
  1.1    Form of Underwriting Agreement.
  3.1*   Articles of Incorporation of WODFI.
  3.2*   By-laws of WODFI.
  4.1*   Form of Master Pooling and Servicing Agreement, dated as of October
         1, 1994, among the Transferor, the Servicer and the Trustee.
  4.2    Series 1996-2 Supplement, dated as of May 1, 1996, among the
         Transferor, the Servicer and the Trustee.
  5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom as to the validity of the securities being offered.
 8.1.1   Opinion of Skadden, Arps, Slate, Meagher & Flom as to certain tax matters.
 8.1.2   Opinion of Macfarlane Ausley Ferguson & McMullen as to certain state and local tax matters.
 10.1*   Receivables Purchase Agreement, dated as of October 1, 1994, between
         WOFCO and the Transferor.
23.1.1   Consent of Skadden, Arps, Slate, Meagher & Flom (included in
         Exhibits 5.1 and 8.1.1).
23.1.2   Consent of Macfarlane Ausley Ferguson & McMullen (included in
         Exhibit 8.1.2)
 24.1    Power of Attorney (Previously filed).


- ---------------


* Incorporated by reference to Registration Statement No. 33-83642.